UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant                              Filed by a Party other than the Registrant
Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material under § 240.14a-12
Assurant, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY STATEMENT 2025	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Welcome Letter
April [ ], 2025
.
Dear Fellow Stockholder:
.
We are proud of our continued progress advancing as a premier global protection company that partners with the world’s leading brands to safeguard and service connected devices, homes and automobiles, leveraging data-driven technology solutions to enable exceptional customer experiences. In 2024, strategic investments in our people, client partnerships, technology and capabilities and targeted actions to drive improved performance across key areas of the business positioned us to continue to outperform. We delivered exceptional financial results and our momentum with clients is strong, following significant multi-year contract renewals and the addition of several new partnerships with industry leaders across our portfolio.
.
As we enter 2025, we are focused on executing our growth strategy and driving long-term value through our powerful and unique business model where we have strong leadership positions in attractive markets, deep long-tenured partnerships, an unwavering emphasis on client transparency and a strong commitment to continuously enhance customer experience through customized solutions built on decades of investment and ongoing innovation. Assurant’s Board of Directors and Management Committee continue to collaborate closely to ensure that the Company meets its commitments to our stockholders and other key stakeholders, including our employees, customers, partners and the communities in which we operate.
.
As previously announced, Lawrence Jackson’s retirement from the Board will become effective on the day of our 2025 Annual Meeting. Additionally, in connection with his new role as CEO of Sorenson Communications, Paget Alves resigned from the Board effective January 15, 2025. We would like to thank Lawrence and Paget for their service. Their dedication, insight and contributions have been invaluable to the Company. Kevin Warren, former executive vice president and chief marketing and customer experience officer at UPS, joined the Board effective January 15, 2025.
.
As our strategy progresses, our Board has evolved to reflect the business expertise that underpins our strategic growth enablement, including in areas such as operations, customer experience and digital enablement. Our directors’ expertise enables them to provide Assurant with sound judgment and global insights. We believe the Board’s combined expertise, experiences, backgrounds and perspectives contributes to its effectiveness in overseeing risk and providing strategic direction that positions Assurant for long-term success and value creation in a dynamic environment.
.
We invite you to attend the Annual Meeting of Stockholders of Assurant, Inc. to be held virtually on May [ ], 2025 at 8:00 a.m. Eastern Time. At the Annual Meeting, you will be asked to elect directors; ratify the appointment of the Company’s independent registered public accounting firm for fiscal 2025; and cast an advisory vote to approve the Company’s named executive officer compensation for 2024. Additionally, this year, you are being asked to vote on proposals to amend our Certificate of Incorporation. Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by using one of the methods described herein.
Thank you for your continued confidence and support.
Sincerely,

Elaine D. Rosen Non-Executive Chair of the Board Assurant, Inc.	Keith W. Demmings President, Chief Executive Officer and Director Assurant, Inc.

i	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Notice of 2025 Annual Meeting of Stockholders
Notice of 2025 Annual Meeting of Stockholders

Meeting Aspect	Details	Board Recommendation

May [ ], 2025, 8:00 a.m. Eastern Time

Virtual Meeting Website: www.virtualshareholdermeeting.com/AIZ2025

	•To elect ten directors named in the accompanying proxy statement to our Board of Directors to serve until the 2026 Annual Meeting of Stockholders;	•FOR
	•To ratify the appointment of PricewaterhouseCoopers LLP as Assurant’s independent registered public accounting firm for fiscal 2025;	•FOR
	•To cast an advisory vote to approve the Company’s named executive officer compensation for 2024;	•FOR
•To approve amendments to the Company’s Certificate of Incorporation to:
	◦enable adoption of a stockholders’ right to call a special meeting of stockholders;	•FOR
	◦limit liability of officers as permitted by law; and	•FOR
	◦implement other miscellaneous changes;	•FOR
	•To consider a shareholder proposal to give shareholders the ability to call for a special shareholder meeting; and	•AGAINST
•To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Holders of record of the Company’s common stock at the close of business on March [ ], 2025 are entitled to receive this notice and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we hope that you will read this proxy statement and submit your vote via the Internet, by telephone, or by requesting a printed copy of the proxy materials and completing, signing and returning the proxy card as instructed.
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May [ ], 2025 for shares held directly and by 11:59 p.m. Eastern Time on May [ ], 2025 for shares held in a plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.
VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May [ ], 2025 for shares held directly and by 11:59 p.m. Eastern Time on May [ ], 2025 for shares held in a plan. Have your proxy card in hand when you call and then follow the instructions.

ii	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Notice of 2025 Annual Meeting of Stockholders
We are relying on the “Notice and Access” rule of the U.S. Securities and Exchange Commission (the “SEC”) that permits companies to provide proxy materials to their stockholders via the Internet, unless they request printed copies of such materials. Electronic delivery allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials. Instructions are provided in our communications to you about how to access the materials and vote. On April [ ], 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials to our stockholders informing them that our proxy statement, 2024 annual report to stockholders and voting instructions are available on the Internet as of such date and will provide a printed or emailed copy of our proxy materials to those stockholders who requested delivery by such methods.

Thank you for your consideration of the proposals listed above.

By Order of the Board of Directors,
Mariana Wisk
Senior Vice President and Corporate Secretary
April [ ], 2025
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May [ ], 2025
The Assurant Proxy Statement and Annual Report are available at
www.proxyvote.com

You will need your 12-digit control number, listed on the Notice, to access these materials and to vote.

EACH VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE PROMPTLY SUBMIT YOUR VOTE VIA THE INTERNET, BY MAIL OR BY TELEPHONE, AS EXPLAINED ABOVE.

iii	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Summary Information

Summary Information
Provided below is a summary of certain information contained in this proxy statement. Before casting your vote, please refer to the complete proxy statement and the 2024 annual report to stockholders.
MATTERS TO BE VOTED ON

Proposals	Board Recommendation	Page
Election of 10 Director Nominees	FOR	11
Ratification of Appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for Fiscal 2025	FOR	24
Advisory Approval of the Company’s Named Executive Officer Compensation for 2024	FOR	25
Adoption of amendments to the Company’s Certificate of Incorporation to:
◦enable adoption of a stockholders’ right to call a special meeting of stockholders;	FOR	26
◦limit liability of officers as permitted by law; and	FOR	28
◦implement other miscellaneous changes	FOR	30
Consideration of a shareholder proposal to give shareholders the ability to call a shareholder special meeting.	AGAINST	32

2024 HIGHLIGHTS

Assurant, Inc. (“Assurant” or the “Company”) is a premier global protection company that partners with the world’s leading brands to safeguard devices, homes and automobiles. Assurant leverages data-driven technology solutions to provide exceptional customer experiences. Assurant operates in North America, Latin America, Europe and Asia Pacific through two operating segments: Global Lifestyle and Global Housing. With our portfolio of market-leading businesses, we strive for outperformance through sustained profitable growth and strategic capital deployment.

We continued our momentum in 2024 with strong profitable growth led by sustained outperformance within Global Housing, as well as underlying growth within Connected Living within Global Lifestyle which was muted by investments in new client programs and capabilities. The combination of our strong capital position, investments to support growth and robust shareholder returns were a testament to our balanced capital management and strong cash flows of our businesses. We completed contract renewals with several key clients including our major U.S. mobile device protection clients, expanded offerings with existing clients and onboarded new client programs across Global Lifestyle and Global Housing. We continued to drive ongoing expense leverage from our scale and operating efficiencies supported by ongoing technology

iv	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Summary Information
innovation. In October 2024, we opened our Innovation and Device Care Center, which supports our mobile device lifecycle solutions in Global Lifestyle and the development of new and innovative ways to leverage automation, robotics and artificial intelligence.

Throughout the year, we have maintained a strong balance sheet, generating $804.7 million in dividends or returns of capital from our subsidiaries (net of infusions of liquid assets and excluding amounts used for acquisitions or received from dispositions) and returning $455.8 million to shareholders through share repurchases and common stock dividends.

Financial Highlights[1]
2024 net earned premiums, fees and other income from the Global Housing and Global Lifestyle segments of $11.4 billion
2024 net income of $760.2 million, and Adjusted EBITDA, excluding reportable catastrophes, of $1.57 billion

2024 net income per diluted share of $14.46, Adjusted earnings, excluding reportable catastrophes, per diluted share of $20.35 and net operating income per diluted share (“NOI EPS”), excluding reportable catastrophes, of $19.31

2021-2023 cumulative net income from continuing operations per diluted share of $27.03 and NOI EPS, excluding reportable catastrophes, of $40.00
Total stockholder return was 28.55% in 2024[2]

[1] Certain measures are non-GAAP. A reconciliation of these non-GAAP measures to their most comparable GAAP measures can be found in Appendix A hereto.

[2] Total stockholder return is based on stock price increase plus reinvestment of dividends paid. For additional information, see “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Stock Performance Graph” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Form 10-K”).

Strong Balance Sheet and Disciplined Capital Management
In 2024, Assurant:
Returned $455.8 million to stockholders through share repurchases and common stock dividends
Repurchased 1.5 million shares of common stock for $299.9 million
Increased the quarterly common stock dividend in November by 11% to $0.8 per share
Ended the year with $673.0 million of holding company liquidity, $448.0 million above our targeted minimum level of $225.0 million
Maintained investment grade debt ratings and, as of December 31, 2024, a debt to total capital ratio of 28.9%

v	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Summary Information
CORPORATE GOVERNANCE HIGHLIGHTS
Assurant is committed to strong corporate governance practices. Highlights of the Company’s Board of Directors and corporate governance practices include:

Board of Directors
Independent Board Chair and independent Board (except for CEO), with 100% independent Board committees
Annual election of directors
Majority vote and director resignation policy for directors
Annual Board and Committee self-evaluations, including periodic individual director evaluations
Limits on public company board and audit committee service
Regular executive sessions of independent directors, generally at each Board and Committee meeting
Board skills and experience have continued to evolve with strategy, with appropriate mix of skills, backgrounds and tenure
Ongoing Board refreshment with three new independent directors added in the last five years
Data for Director Nominees

Stockholder Rights and Stockholder Engagement
No supermajority voting provisions
Proxy access rights for stockholders
No stockholder rights plan
Regular stockholder engagement

vi	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Summary Information

Commitment to Sustainability
Refreshed Sustainability Vision focused on responsible business outcomes across: A Thriving Society, A Circular Economy, and A Stable Climate
Ongoing Board and committee oversight of sustainability strategy, initiatives and policies

Assurant’s Sustainability Oversight & Action Committee, comprised of select Management Committee members and senior management across key functional areas, provides oversight of the Company’s business-aligned sustainability strategies for long-term value creation

Demonstrated commitment to ongoing transparency, including the Company’s annual sustainability report, incorporating third party independent verification of GHG emissions information, as well as voluntary disclosure of the Company’s CDP Climate Change submission and EEO-1 Consolidated Report
Regular stockholder engagement includes discussion regarding sustainability strategy and initiatives

For additional information about our commitment to sustainability, please see “Sustainability” beginning on page 49.
COMPENSATION HIGHLIGHTS
Assurant’s executive compensation program is designed to align Company performance, strategic objectives, and stockholder interests. Our executive compensation program reflects our strong pay-for-performance philosophy. We link the interests of our named executive officers (“NEOs”) with those of our stockholders by directly tying a majority of our NEO compensation with the Company’s stock price and other key financial performance results.

Executive Compensation Program in 2024
The Company retained its existing executive compensation plan design, with no changes to incentive plan metrics or payout structures
The Compensation and Talent Committee established a formal compensation peer group for purposes of setting compensation levels starting in 2025, reflecting its commitment to adopting industry best practices and ensuring that executive pay levels, structures, and practices are competitive, market-informed, and aligned with our strategic goals

Continuing Pay for Performance Commitment
A significant portion of short- and long-term executive compensation is directly tied to the Company’s overall performance and profitable growth; in 2024, 89% of the CEO’s and 79% of the NEOs’ average target compensation was variable
The performance stock unit (“PSU”) component of the Company’s long-term incentive award represented 75% of the overall incentive compensation opportunity for NEOs and the restricted stock unit (“RSU”) component represented 25% of this opportunity
Maximum payout under the Company’s incentive compensation plans is capped at 200% of each executive officer’s target opportunity
There is no payout under the Company’s incentive compensation plans if performance does not meet a minimum performance level
Strong Executive Compensation Governance
A clawback policy and recoupment provisions apply to current and former executive officers in the event of financial statement restatement or specified personal misconduct
We have robust stock ownership guidelines for executive officers and directors

vii	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Summary Information

Employees and directors subject to a robust insider trading policy, including prohibition on hedging, pledging and speculative transactions in Company securities
No dividend equivalents are paid on unvested PSUs
Executive officer change in control agreements contain a “double trigger” and no excise tax gross-ups

Equity Plan Features
No single trigger change in control vesting
No tax gross-ups
Awards are subject to both minimum vesting requirements and the Company’s clawback policy
No liberal share recycling on stock options and stock appreciation rights (“SARs”)
No stock option and SAR repricing in the event such awards are granted

Support for Executive Compensation
Strong support for our executive compensation programs with approximately 96% of votes cast approving our advisory say-on-pay resolution in 2024
Regular stockholder engagement includes discussion regarding executive compensation

viii	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Table of Contents
Table of Contents [TBU]

PROPOSALS REQUIRING YOUR VOTE
PROPOSAL ONE	11
ELECTION OF DIRECTORS	11
PROPOSAL TWO	24
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2025	24
PROPOSAL THREE	25
ADVISORY VOTE ON EXECUTIVE COMPENSATION FOR 2024	25
PROPOSAL FOUR	26
ADOPTION AND APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO ENABLE THE ADOPTION OF A STOCKHOLDER’S RIGHT TO CALL SPECIAL MEETINGS OF STOCKHOLDERS	26
PROPOSAL FIVE	28
ADOPTION AND APPROVAL OF AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT LIABILITY OF OFFICERS AS PERMITTED BY LAW	28
PROPOSAL SIX	30
ADOPTION AND APPROVAL OF AN AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO IMPLEMENT OTHER MISCELLANEOUS CHANGES	30
STOCKHOLDER PROPOSAL	32
EXECUTIVE OFFICERS	34
CORPORATE GOVERNANCE	36
Overview	36
Corporate Governance Guidelines and Code of Ethics	38
Board and Committee Leadership and Composition	39
Director Refreshment, Recruitment, Nomination and Qualifications	40
Director Independence	42
Board and Committee Evaluations	43
Director Orientation and Continuing Education	43
Management Succession Planning	43
Board Role in Risk Oversight	44
Board and Committee Meetings and Executive Sessions	44
Nominating and Corporate Governance Committee	45
Audit Committee	45
Compensation and Talent Committee	46
Compensation and Talent Committee Interlocks and Insider Participation	47
Finance and Risk Committee	47
Information Technology Committee	48
Communicating with the Independent Chair, the Board of Directors and The Audit Committee	48
Sustainability	49
Political Activities Policy Statement	51
COMPENSATION DISCUSSION AND ANALYSIS	52

ix	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Table of Contents

Executive Summary	52
What Guides Our Program	54
2024 Executive Compensation Program	58
Our Executive Compensation Practices, Policies & Guidelines	66
Other Elements of Compensation	68
COMPENSATION AND TALENT COMMITTEE REPORT	69
EXECUTIVE COMPENSATION	70
Summary Compensation Table	70
Grants of Plan-Based Awards	72
Outstanding Equity Awards at Fiscal Year End	73
Stock Vested in Fiscal Year 2024	75
Pension Benefits	76
Nonqualified Deferred Compensation Plans	78
Narrative to The Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table	79
Potential Payments Upon Termination or Change in Control	80
Narrative to The Potential Payments Upon Termination or Change in Control	82
CEO Pay Ratio	84
Pay Versus Performance	85
DIRECTOR COMPENSATION	89
Director Compensation Table for Fiscal Year 2024	89
Narrative to the Director Compensation Table	90
EQUITY COMPENSATION PLAN INFORMATION	91
TRANSACTIONS WITH RELATED PERSONS	92
Transactions with Related Persons	92
Review, Approval and Monitoring of Transactions with Related Persons	92
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	94
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS	95
AUDIT COMMITTEE MATTERS	96
Audit Committee Report	96
Fees of Principal Accountants	98
INCORPORATION BY REFERENCE	99
ANNUAL REPORT AND FORM 10-K	100
ADDITIONAL ANNUAL MEETING INFORMATION	101
STOCKHOLDER PROPOSALS	104
APPENDIX A: Reconciliation of Non-GAAP Financial Measures	A-1
APPENDIX B: Amended and Restated Certificate of Incorporation and By-Laws for Stockholders’ Right to Call Special Meetings of Stockholders (in relevant part)	B-1
APPENDIX C: Amended and Restated Certificate of Incorporation to Limit Liability of Officers (in relevant part)	C-1
APPENDIX D: Amended and Restated Certificate of Incorporation Reflecting Other Miscellaneous Changes (in relevant part)	D-1

x	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One
.
Proposals Requiring Your Vote
PROPOSAL ONE - ELECTION OF DIRECTORS
We have 10 directors nominated for election to serve until the 2026 Annual Meeting or until their respective successors have been elected and qualified. In the absence of contrary instructions, it is the intention of the persons named in the accompanying proxy to vote for the nominees listed below. If any nominee becomes unavailable to serve for any reason, the proxies solicited hereby will be voted for election of the person, if any, designated by the Board to replace that nominee or the Board may reduce its size. Proxies cannot be voted for a greater number of persons than the 10 nominees.
The following biographies summarize the director nominees’ tenure on the Assurant Board, current Board committee service, business experience, other board positions held during at least the last five years and the particular experience and skills that led the Board to conclude that they should serve as directors. We have also included a chart that summarizes the skills and experience of each director, as well as demographic information.
The experience and skills we believe are important for our Board to have include:

Corporate Governance & Sustainability.  Experience with corporate governance, including with public company boards, or with sustainability initiatives, including talent and culture, supports our goals of strong Board and management accountability, transparency, and long-term stockholder value through a sustainable model.

Finance, Capital and Investments. Knowledge and experience in finance, accounting and financial reporting, as well as financial markets, capital management and investments, helps our directors oversee our financial position, financial reporting and internal controls, as well as financing activities, capital structure and investment strategy.

Industry Experience. Directors with relevant industry experience, including insurance, business services and the industries supporting the connected world, such as mobile, auto, and supply chain, offer a valuable perspective when reviewing our strategy and businesses.

Global.  A global perspective, whether through a director’s background or experience in global business and operations, including exposure to cultures, consumer preferences and economic, political and regulatory conditions globally, helps directors oversee the Company’s global strategy and businesses.

Risk Management. Experience with risk management and compliance develops a director’s ability to appreciate, anticipate and effectively oversee risks, which is critical to the Board’s role in overseeing the risks facing the Company.

Leadership.  Serving in an executive leadership position equips directors with deep understanding of organizational behavior, talent management, culture and other aspects of complex organizations, including strategic planning and operations, which are critical to support our strategy and businesses.

Consumer Focus. Directors with consumer expertise, including experience developing, leading or supporting consumer strategies and customer experience, offer valuable insights as the Company leverages consumer insights to introduce new and innovative products and services to meet the evolving needs of consumers.

Technology. Understanding of information technology and cybersecurity matters, as well as digital expertise, is increasingly important to the Company’s digital strategy and focus on customer experience, and to Board oversight of cybersecurity.

11	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One

The following persons have been nominated to serve as directors of Assurant until the 2026 Annual Meeting:

Non-Executive Chair
of the Board
.
Since November 2010

Director
.
Since February 2009

Age
.
72

Board Committees
.
 Nominating and Corporate Governance (Chair)

Other Public Company Boards
.
 Kforce Inc. (since 2003), serving as current Lead Independent Director, Corporate Governance Committee Chair and Compensation Committee Member
Elaine D. Rosen

KEY EXPERIENCE AND QUALIFICATIONS

•Corporate Governance & Sustainability: Extensive history of public and private company board service, including large national publicly traded companies. Led the board of trustees for a large national foundation through significant transformation and growth in assets.

•Finance, Capital and Investments: Extensive financial experience as an executive of a Fortune 100 company and significant experience serving as a speaker on financial topics. Oversight responsibility of the financial functions of an insurance company, including service as divisional CFO. Experience on investment committees of educational and philanthropic institutions.

•Industry Experience: Over 25 years of experience in the insurance industry.

•Global: Served as a director of a European company.

•Risk Management: Deep understanding of and experience with risk evaluation and management in the insurance industry.

•Leadership: Significant expertise leading a Fortune 100 insurance company and public and private company boards. Seasoned expert and frequent speaker on leadership.

PROFESSIONAL EXPERIENCE
.
•Executive Vice President, UNUM/Provident Corporation (1999-2001)
•President, UNUM Life Insurance Company of America (1997-1999)
•Various positions at UNUM (1975-1997)

OTHER EXPERIENCE

•Board Chair, The Kresge Foundation (2004-2022)
•Board Chair, Preble Street
•Founding Trustee, Governance Chair and Executive Committee Member, Foundation for Maine’s Community Colleges
•Investment Committee Member, University of New England

12	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One

Director . Since March 2023 Age . 66 Board Committees . Audit, Finance and Risk Other Public Company Boards . None	Rajiv Basu

KEY EXPERIENCE AND QUALIFICATIONS

•Corporate Governance & Sustainability: Demonstrated leader in governance, including leading talent and culture initiatives for Deloitte. Founding member of Ascend, a Pan-Asian leadership organization, serving as an officer and on its board for 10 years.

•Finance, Capital and Investments: Over 40 years of experience in accounting, financial reporting and M&A transactions. Fellow member of the Institute of Chartered Accountants in England & Wales and a New York certified public accountant.

•Industry Experience: Over 39 years of experience in the financial services industry, with specialization in insurance. Deep understanding of financial services and insurance.

•Global: Extensive global experience, including living and working in London, Mumbai, New York, and Singapore.

•Risk Management: Seasoned expert in quality assurance, emphasizing the consistent application of high standards for risk reduction.

•Leadership: Served in a number of global audit and advisory leadership roles with increasing responsibility.

PROFESSIONAL EXPERIENCE
.
•Deloitte & Touche LLP (1987-2021)
◦Chief Audit Quality Leader, Southeast Asia (2020-2021)
◦Audit & Advisory Partner (2005-2020)
◦M&A Transaction Support Leader, Financial Services (2004-2005)

13	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One

Director . Since July 2020 Age . 66 Board Committees . Audit, Finance and Risk Other Public Company Boards . DigitalBridge Group, Inc. (f/k/a Colony Capital, Inc.) (2021-2023)	J. Braxton Carter

KEY EXPERIENCE AND QUALIFICATIONS

•Corporate Governance & Sustainability: Extensive history of serving as director on public and private company boards, including as a member of audit, compensation and finance committees and chairing audit committees.

•Finance, Capital and Investments: 20 years of experience serving as chief financial officer of large wireless companies. Certified public accountant with 10 years of experience in public accounting. Experience managing investments in the technology, media, and telecom space.

•Industry Experience: Deep understanding of, and extensive experience in, the wireless industry.

•Global: Extensive experience advising the businesses of a global digital infrastructure investment firm and European investment management firm.

•Risk Management: Expertise in risk evaluation and management as chief financial officer and director of publicly-traded companies.

•Leadership: Extensive executive leadership experience, including chief financial officer and chief operating officer.

•Consumer Focus: Senior management experience in the wireless and retail industries. Extensive experience overseeing marketing and customer service logistics.

•Technology: Extensive experience overseeing IT operations. Served on the T-Mobile U.S. Information Technology Steering Committee.

PROFESSIONAL EXPERIENCE
.
•Executive Vice President and Chief Financial Officer, T-Mobile US, Inc. (2013-2020)
•Vice Chairman (2011-2013) and Chief Financial Officer of MetroPCS Communications, Inc. (2005 to 2013)
•Vice President, Corporate Operations, MetroPCS Communications, Inc. (2001-2005)

OTHER EXPERIENCE

•Senior Adviser, Deutsche Telekom Capital Partners
•Board of Advisors Member, Tap Advisors
•Board of Advisors Member, Fuse
•Director, Symend, Inc.
•Director, Zayo Group, LLC (2020-2021)

14	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One

Director . Since January 2022 Age . 52 Board Committees . None Other Public Company Boards . None	Keith W. Demmings

KEY EXPERIENCE AND QUALIFICATIONS

•Corporate Governance & Sustainability: Experienced chief executive officer with overall responsibility for the Company’s corporate governance program and sustainability strategy with a focus on talent, circularity and climate.

•Finance, Capital and Investments: Over 20 years of experience managing business performance, including providing oversight for all areas impacting the financial performance, capital and investments.

•Industry Experience: Deeply knowledgeable about and experienced with the Company’s products, clients and industries with over 27 years of experience with the Company.

•Global: Extensive experience overseeing and leading the Company’s international business.

•Risk Management: Significant experience managing the key risks impacting the Company’s financial and operational performance.

•Leadership: Seasoned leader with over 20 years of experience building and leading teams, including as chief executive officer, leading over 13,000 employees, while setting the culture and tone from the top.

•Consumer Focus: Over 27 years of winning and supporting clients with an intense focus on customers, including driving innovation, delivering digital experiences and developing new platforms and technologies.

•Technology: Ultimate oversight for the Company’s technology solutions. Decades of experience partnering with technology teams to deliver solutions that create value for clients.

PROFESSIONAL EXPERIENCE
.
•Assurant, Inc. (1997-Present)
◦President (since 2021) and Chief Executive Officer (since 2022)
◦Executive Vice President and President, Global Lifestyle (2016-2021)
◦Executive Vice President and President, Global Markets (2015-2016)
◦Executive Vice President and President, International (2013-2015)
◦Various positions (1997-2013)

15	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One

Director
.
Since August 2017

Age
.
69

Board Committees
.
Information Technology (Chair), Audit, Compensation and Talent

Other Public Company Boards
.
 Brinker International, Inc. (since 2008), serving as Compensation Committee Chair and Audit Committee Member; Bed Bath & Beyond Inc. (2019-2023); UCB, Inc. (2012-2017); Ariba, Inc. (2008-2012); and The Hershey Company (2003-2007)

Harriet Edelman

KEY EXPERIENCE AND QUALIFICATIONS

•Corporate Governance & Sustainability: Over 25 years of experience serving on public company boards, including over 10 years of board and committee chair leadership roles. Oversight responsibility of sustainability, talent and culture initiatives for multiple public companies. Completed Diligent Institute certification in Human Capital, Compensation and Culture.

•Finance, Capital and Investments: Overall responsibility for the finance, treasury and loan administration functions of a large U.S. community bank. Extensive experience serving on public company audit committees, including as audit committee chair. Served on the finance executive committee of a Fortune 500 company.

•Industry Experience: Deep understanding of financial services and consumer business operations.

•Global: Over 15 years of global business and operational experience, including SVP, Global Supply Chain and SVP, Chief Information Officer for a Fortune 500 company. Served on the board of directors of a European-based global biopharmaceutical firm for five years.

•Risk Management: Extensive public company board service, including oversight of enterprise risk management, regulatory and compliance. Operational responsibility for technology and finance risk management and regulatory compliance for a large U.S. community bank.

•Leadership: Significant experience serving in executive leadership positions, including leading large manufacturing and distribution functions, sales, marketing and technology.

•Consumer Focus: Deeply knowledgeable of consumer facing business functions, including marketing, sales, product development and customer service.

•Technology: Extensive experience leading the technology functions of a global company and U.S. bank, including serving as a chief information officer. Expertise in various aspects of technology, including infrastructure, operations, business solutions, vendor management and digital transformation. Credentialed in cybersecurity and artificial intelligence governance and oversight.

PROFESSIONAL EXPERIENCE
.
•Vice Chairman, Emigrant Bank (2010-2021)
•Special Advisor to the Chair, Emigrant Bank (2008-2010)
•Various executive positions, including Chief Information Officer, Senior Vice President, Global Supply Chain and Business Transformation and Executive Committee Member, Avon Products, Inc. (1979-2008)

16	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One

Director
.
Since May 2022

Age
.
54

Board Committees
.
Compensation and Talent, Information Technology

Other Public Company Boards
.
Venture Global LNG, Inc. (since 2024), serving as a Nominating Committee Member

Sari Granat

KEY EXPERIENCE AND QUALIFICATIONS

•Corporate Governance & Sustainability: Extensive corporate governance experience with a formerly NYSE-listed, publicly traded company, including leading the company through its initial public offering and two transformational public company mergers. Responsible for preparation and facilitation of materials for board committee meetings as Chief Administrative Officer and General Counsel. Led talent and culture initiatives, including leading and launching employee resource groups.

•Finance, Capital and Investments: Significant experience preparing, reviewing and managing budgets, financial planning and financial reporting, including M&A activity. Executive experience managing the finance and operations function of an organization.

•Global: Significant experience serving as an executive of public and private global companies, including managing global teams and overseeing international entities and operations, legal, contractual, tax, employee relations, governance and cross border transactions.

•Risk Management: Expertise in oversight of global risk and compliance functions, including developing enterprise programs, and appetite and reporting for full risk taxonomy.

•Leadership: Extensive experience in progressively responsible leadership roles, including Vice President, Senior Vice President and Executive Vice President of public and private global companies, including oversight responsibility for finance and people teams as well as executive compensation disclosure.

•Technology: Extensive experience in technology and financial technology industries. Deeply knowledgeable about technology and data, including strategy, privacy and intellectual property, through legal and executive roles at data and technology companies. Experience overseeing the enterprise technology strategy of a large content and services company.

PROFESSIONAL EXPERIENCE
.
•President & Chief Operating Officer, Chainalysis (2022-Present)
•EVP, Chief Administrative Officer and General Counsel, IHS Markit (2015-2022)

OTHER EXPERIENCE

•Director, Comply (f/k/a ComplySci) (2021-2022)
•Director, Opening Act, served on Finance, Audit and Fundraising Committees (2016-2024)

17	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One

Director
.
Since August 2017
.
.
Age
.
73
.
.
Board Committees
.
Finance and Risk (Chair), Nominating and Corporate Governance
.
.
Other Public Company Boards
.
Korn Ferry International (since 2008), serving as Audit Committee Chair and Nominating and Corporate Governance Committee Member; Bernstein Funds (a mutual fund complex that includes the Sanford C. Bernstein Fund, Inc. (2011-2024), the Bernstein Fund, Inc. (2015-2024) and AB Multi-Manager Alternative Fund (2018-2024)), serving as member of Audit and Nominating and Corporate Governance Committees & Bernstein Funds Chair (2018-2023); Genworth Financial, Inc. (2016-2022); MBIA Inc. (2004-2008); CNO Financial Inc. (2004-2011); PartnerRe Ltd (2013-2016); Trustee, Bank of America Funds (2011-2016)

Debra J. Perry

KEY EXPERIENCE AND QUALIFICATIONS

•Corporate Governance & Sustainability: Extensive experience serving on public company boards, including committee leadership roles. Oversight responsibility of sustainability initiatives for multiple public companies.

•Finance, Capital and Investments: Deep acumen through executive leadership positions and directorships with preeminent credit ratings company and other financial institutions, including oversight responsibility of fixed income securities portfolios and other investment assets.

•Industry Experience: Deeply knowledgeable about the financial services industry, including as a director of a global reinsurer.

•Global: Significant experience in corporate lending and capital markets roles in Europe. Expertise in overseeing ratings for global financial institutions, including insurance companies.

•Risk Management: Extensive public company board service with oversight of enterprise risk management, regulatory and compliance.

•Leadership: Seasoned executive with over 20 years of experience in the financial services industry.

PROFESSIONAL EXPERIENCE
.
•Senior Managing Director, Global Ratings and Research, Moody’s Investors Service, a unit of Moody’s Corporation (2001-2004)
•Chief Administrative Officer and Chief Credit Officer, Moody's Corporation (1999-2001)
•Group Managing Director, Finance, Securities and Insurance Rating Groups of Moody’s Corporation (1996-1999)
•Fixed Income Research, First Boston Corporation (1986-1990)
•Various corporate lending and capital markets roles, Chemical Bank in the US and Europe (1981-1986)

18	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One

Director . Since November 2019 Age . 54 Board Committees . Finance and Risk, Information Technology Other Public Company Boards . None	Ognjen (Ogi) Redzic

KEY EXPERIENCE AND QUALIFICATIONS

•Corporate Governance & Sustainability: Significant experience serving on internal boards and advisory groups, including Caterpillar’s Gen AI governance board, Microsoft’s Technology Advisory Board and Salesforce AI Advisory Board.

•Industry Experience: Deeply knowledgeable about connected vehicles in the automotive industry through executive leadership roles with a leading equipment manufacturing company and automotive manufacturer.

•Global: Highly-skilled in managing a global team of high tech engineers, and product, operational and support teams on three different continents.

•Leadership: Significant executive leadership experience with a large, global publicly traded company with continued increasing scope and responsibilities.

•Consumer Focus: Responsible for all digital customer and dealer facing products. Assumed responsibility for overseeing the marketing and brand of a large, global publicly traded equipment manufacturing company.

•Technology: Overall responsibility for Cat Digital, including managing key components of connectivity, the enterprise data platform, analytics and AI, equipment management, eCommerce, digital marketing, rental & used digital solutions, and aftermarket leads and insights. Expertise in AI governance and utilization, including the launch and governance of AI-backed products.

PROFESSIONAL EXPERIENCE
.
•Chief Digital Officer and Senior Vice President, Caterpillar Inc. (2018-Present)
•Senior Vice President, Connected Vehicles and Mobility Services, Renault-Nissan Alliance (2016-2018)
•Various automotive executive roles, Nokia HERE (2012-2016)
•Director, Product Management & Vice President, Business Development and Sales, APAC, NAVTEQ (2006-2012)
•Vice President, Product Management and Business Development, PCTEL, Inc. (2002-2006)
•Vice President, Technology, cyberPIXIE (2000-2002)
•Product Manager, Motorola, Inc. (1996-2000)

19	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One

Director
.
Since June 2011

Age
.
68

Board Committees
.
Audit (Chair), Compensation and Talent

Other Public Company Boards
.
CMC Materials, Inc. (f/k/a Cabot Microelectronics Corporation) (2017-2022), served as Audit Committee Chair and Compensation Committee Member; comScore, Inc. (2017-2019), served as Audit Committee Chair

Paul J. Reilly

KEY EXPERIENCE AND QUALIFICATIONS

•Corporate Governance & Sustainability: Significant experience serving on public company boards, including committee leadership roles. Oversight responsibility of sustainability matters, including talent and culture initiatives.

•Finance, Capital and Investments: 15 years of experience serving as chief financial officer of a publicly traded company, including creating the company’s capital structure strategy and M&A transactions. Certified public accountant with 12 years of experience in public accounting. Experienced Audit Committee Chair of publicly traded companies.

•Industry Experience: Deeply knowledgeable about global logistics and operations, including quality control and real estate.

•Global: Extensive experience overseeing the business of a publicly traded supplier of consumable materials with operations in Asia/Pacific region.

•Risk Management: Expertise in risk evaluation and management as chief financial officer and director of publicly-traded companies.

•Leadership: Seasoned executive with oversight responsibilities of company strategy in partnership with the CEO.

PROFESSIONAL EXPERIENCE
.
•Executive Vice President, Arrow Electronics, Inc. (2016-2017)
•Executive Vice President, Finance and Operations and Chief Financial Officer, Arrow Electronics (2001-2016)
•Various financial roles, Arrow Electronics, Inc. (1991-2001)
•Certified Public Accountant, Business Assurance, KPMG Peat Marwick (1979-1991)

20	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One

Director
.
Since January 2025

Age
.
62

Board Committees
.
 Compensation and Talent

Other Public Company Boards
.
Fiserv, Incorporated
(since November 2020), serving as Audit Committee Chair and Talent and Compensation Committee Member

 Illinois Tool Works Inc., a global manufacturer of industrial products and equipment (2010-2021)

Kevin M. Warren

KEY EXPERIENCE AND QUALIFICATIONS

•Corporate Governance & Sustainability: Significant experience serving on Fortune 250 public company boards, including committee leadership roles. Founding member of Black Executive CMO Alliance, an association of executive-level black marketing professionals.

•Finance, Capital and Investments: Experienced executive with significant responsibility for revenue growth, business planning, forecasting and pricing.

•Industry Experience: Extensive experience with logistics and supply chain management.

•Global: Extensive experience overseeing and leading U.S. and international marketing at large companies, including responsibility for accelerating revenue growth outside the U.S.

•Leadership: Deep executive and commercial leadership experience including the growth and management of global brands and oversight of compensation and talent matters.

•Consumer Focus: Responsibility for customer experience and e-commerce experience, including marketing and advertising, improving customer experience and enabling digital business growth.

•Risk Management: Experience in the oversight, design and testing of enterprise risk management and internal controls in alignment with business strategy.

•Technology: Experience in the oversight and ongoing development of technologies that innovate and measurably improve business and customer services and experiences.

PROFESSIONAL EXPERIENCE
.
•United Parcel Service (UPS), a global package delivery, supply chain management and freight forwarding company
◦Executive Vice President (EVP) and Chief Marketing and Customer Experience Officer (2023 – 2024)
◦EVP and Chief Marketing Officer (2018 - 2023)

•Xerox Corporation, a global business services,
technology and document management company
◦EVP and Chief Commercial Officer (2017 - 2018)
◦President, Commercial Business Group, President, Industrial, Retail and Hospitality Business Group, President of Strategic Growth Initiatives, and other roles (1984 - 2017)

OTHER EXPERIENCE

•Director, Georgetown University and Executive Committee Member and Committee on Athletics Chair
•Member, Board of Governors, International Tennis Hall of Fame
•Founding Member, Black Executive CMO Alliance
•Member, Executive Leadership Council

21	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One

Skills and Experience	Ms. Rosen	Mr. Basu	Mr. Carter	Mr. Demmings	Ms. Edelman	Ms. Granat	Ms. Perry	Mr. Redzic	Mr. Reilly	Mr. Warren

Corporate Governance & Sustainability, including sustainable initiatives, talent & culture
Finance, Capital and Investments, including accounting, financial reporting, financial markets, capital management and investments
Industry Experience, including insurance, business services, mobile, auto and supply chain
Global background or experience
Risk Management, including compliance
Leadership, including in strategy, operations and talent management
Consumer Focus
Technology, including digital or cybersecurity
Demographic Background

Age	72	66	66	52	69	54	73	54	68	61
Tenure (Years)	16	2	5	3	8	3	8	6	14	0

.

22	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal One
Vote Required; Board Resignation Procedures

Under our by-laws, each director nominee in an uncontested election must be elected by the holders of a majority of the votes cast, meaning that the number of votes cast “for” the nominee’s election must exceed the number of votes cast “against” that nominee’s election. For purposes of determining approval of this proposal, abstentions and broker non-votes will have no effect on this determination because they are not counted as votes cast. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares.

Consistent with our Corporate Governance Guidelines, the Board will only nominate for election as director candidates who agree to tender, promptly following such person’s failure to receive the required vote for election, an irrevocable resignation that would be effective upon Board acceptance of such resignation. Any incumbent director who is not elected will promptly offer to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee will consider any such resignation and, within 75 days following the date of the certification of the election results, make a recommendation to the Board whether to accept or reject the resignation, or whether other action will be taken. The Board, excluding the director in question, will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale supporting it within 90 days following the date of the certification of the election results.

The Board of Directors recommends that stockholders vote FOR each of the nominees named above to serve until the 2026 Annual Meeting or until their respective successors have been elected and qualified.

23	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal Two
PROPOSAL TWO - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2025

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the year ending December 31, 2025 and internal control over financial reporting as of December 31, 2025, and to perform such other services as the Audit Committee requests. The Audit Committee oversees and is responsible for the appointment, compensation and retention of the independent registered public accounting firm retained to audit the Company’s financial statements and internal control over financial reporting. The Audit Committee is also responsible for approving the services, fees and terms associated with the Company’s retention of its independent registered public accounting firm.

PricewaterhouseCoopers LLP has acted as our independent registered public accounting firm since 2000. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be regular rotation of the independent registered public accounting firm. In conjunction with the mandated five-year rotation of the lead engagement partner, the Audit Committee and its Chair are involved in the selection of the new lead engagement partner. The most recent new lead engagement partner commenced service following the completion of the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2020. The Audit Committee believes that the retention of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm is in the best interest of the Company and its stockholders.

In accordance with a resolution of the Audit Committee, this appointment is being presented to stockholders for ratification at the Annual Meeting. Whether or not the stockholders ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee may continue to retain the firm or may reconsider its appointment, if the Audit Committee believes it would be in the Company’s best interest. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and will be available to respond to appropriate questions.

Vote Required; Board Recommendation

The affirmative vote of a majority of the Company’s common stock, par value $0.01 per share (“common stock”) held by persons who are present or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for ratification. For purposes of determining approval of this proposal, abstentions will have the same effect as an “against” vote because they will be treated as representing shares that were present and entitled to vote. In addition, this proposal is considered a “routine” matter under the New York Stock Exchange (“NYSE”) rules, and therefore brokers have discretionary authority to vote and no broker non-votes will be recorded.

The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Assurant’s independent registered public accounting firm for fiscal 2025.

24	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal Three
PROPOSAL THREE - ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION FOR 2024
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the following Company proposal gives stockholders the opportunity to cast a non-binding advisory vote with respect to the 2024 compensation of the Company’s NEOs. This advisory vote is also referred to as the “say-on-pay” advisory vote. Consistent with the results of the 2023 stockholder vote on the frequency of its say-on-pay advisory vote, the Company holds the say-on-pay advisory vote annually.
In considering your vote, we encourage you to review the Compensation Discussion and Analysis (the “CD&A”), beginning on page 52, the Summary Compensation Table, and the related compensation tables and narrative. As described in the CD&A, we believe our current compensation programs and policies directly link executive compensation to Company performance and thereby align the interests of our executive officers with those of our stockholders.
Our Board intends to carefully consider the stockholder vote resulting from this proposal. Please cast a vote either to approve or not approve the following resolution:
“RESOLVED, that the 2024 compensation provided to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Vote Required; Board Recommendation
The affirmative vote of a majority of the common stock held by persons who are present or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for approval of this non-binding resolution. For purposes of determining approval of this proposal, abstentions will have the same effect as an “against” vote because they will be treated as representing shares that were present and entitled to vote. In addition, broker non-votes will have no effect on this determination because this proposal is considered a “non-routine” matter under the NYSE rules and therefore brokers do not have discretionary authority to vote.
The Board of Directors recommends that stockholders vote FOR the approval of the 2024 compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

25	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal Four
PROPOSAL FOUR – APPROVAL OF AN AMENDMENT TO THE CHARTER TO ENABLE ADOPTION OF A STOCKHOLDERS’ RIGHT TO CALL SPECIAL MEETINGS OF STOCKHOLDERS
Overview

Our Board of Directors has approved, adopted and declared advisable, and recommends that the Company’s stockholders approve, amendments to the Amended and Restated Certificate of Incorporation (the “Charter”) to enable adoption of a stockholders’ right to call special meetings of stockholders (the “Special Meeting Charter Amendment”).

Background

Article EIGHTH of our Charter currently does not permit our stockholders to call a special meeting of stockholders, and limits that right to the Chief Executive Officer and the Board of Directors. As part of the Board’s continuing review of our corporate governance practices and taking into consideration the shareholder proposal (proposal seven) received by the Company, the Board has determined that it is in the best interest of the Company and its stockholders to recommend that stockholders approve the removal of the provision in Article EIGHTH so that stockholders have the right to call special meetings of stockholders. Contingent on the approval and adoption of the Special Meeting Charter Amendment, the Board will approve amendments to the Company’s by-laws (the “Special Meeting By-law Amendment”) to give stockholders owning 25% or more of the voting power of the outstanding shares of common stock entitled to vote the ability to request that the Board call a special meeting of stockholders, in accordance with the information, procedural and other requirements set forth in the Special Meeting By-law Amendment, as provided in Appendix B to this proxy statement and as summarized below.

Reasons for the Proposed Special Meeting By-law Amendment

Amending Article EIGHTH of the Charter to remove the provision limiting the right to call a special meeting, together with the anticipated revisions to our by-laws implementing the right for stockholders owning 25% or more of our outstanding common stock to call a special meeting of the stockholders, would meaningfully enhance stockholder rights. The Board believes that requiring stockholders owning at least 25% of common stock strikes a reasonable and appropriate balance between permitting stockholders to request that the Board call special meetings and ensuring that special meetings are held only when supported by a meaningful proportion of our stockholders, since special meetings should be limited to address significant, time-sensitive issues that cannot be delayed until the Company’s next annual meeting. Further, special meetings involve considerable administrative and operational expense, and require the Board and management to devote time and resources preparing for a special meeting, taking their attention away from their primary focus of overseeing and operating the Company’s business. Recognizing the benefits of providing a right to call special meetings, the Board believes that a failure to receive at least 25% of stockholders to support the need to convene a special meeting is a strong indicator that the relevant issue is unduly narrow and not deemed sufficiently significant by our stockholders generally. The Board notes that, based on benchmarking against companies included in the S&P 500 Index and companies included in the Company’s compensation peer group, among those that allow stockholders to call a special meeting, the most common ownership threshold is 25%.

In light of these considerations, and based on the recommendation of the Nominating and Corporate Governance Committee, the Board has approved, and recommends that the Company’s stockholders approve and adopt, the Special Meeting Charter Amendment.

26	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal Four
Effect of the Proposed Special Meeting By-law Amendment

The right of stockholders to request that the Company call special meetings would be subject to the notice, information and other requirements set forth in the Special Meeting By-law Amendment. The Board believes these requirements, which are similar to those commonly adopted by other companies, are important to avoid inappropriate or duplicative special meetings. If this proposal four is adopted, the Special Meeting By-law Amendment would provide, in part, that:

•Stockholders who own at least 25% of the voting power of the outstanding shares of common stock of the Company entitled to vote may request that the Board call a special meeting of stockholders. (Article I, Section 2(A))
•Only the possession of both the full voting and investment rights and the full economic interest for the shares counts as relevant ownership. (Article I, Section 2(B))
•Stockholders requesting a special meeting must furnish, among other items, information that is the same as would be required when stockholders seek to nominate a candidate for director or propose other business to be brought before a meeting of stockholders under the by-laws. (Article I, Section 2(B))
•The Company will not be required to call a special meeting of stockholders if the special meeting request (i) does not comply with the by-law related to special meetings; (ii) relates to an item of business that is not a proper matter for stockholder action under applicable law; (iii) is received during certain periods; (iv) relates to an item of business that is identical or substantially similar to any item of business that was previously presented or will be presented at a stockholder meeting, subject to certain specifications; or (v) violates Regulation 14A under the Exchange Act. (Article I, Section 2(C))

The text of the proposed Special Meeting Charter Amendment and Special Meeting By-law Amendment, with proposed deletions reflected by “strike-through” text and proposed additions reflected by “underline” text, are set forth in Appendix B. This summary is qualified in its entirety by reference to Appendix B.

Vote Required; Board Recommendation

The affirmative vote of a majority of all outstanding common stock of the Company entitled to vote thereon, is required for approval of this resolution. For purposes of determining approval of this proposal, abstentions and broker non-votes will have the same effect as an “against” vote because they will be treated as representing outstanding shares that were entitled to vote.

If our stockholders approve this proposal, the Company will file with the Delaware Secretary of State a certificate of amendment that includes the amendments corresponding to this proposal, which will become effective upon filing. In addition, our Board will approve the Special Meeting By-law Amendment, contingent upon the effectiveness of the Special Meeting Charter Amendment.

Stockholders are also asked to consider proposals five and six, which relate to amendments to the Charter to limit the liability of officers as permitted by law, as well as to implement other miscellaneous changes, respectively. Proposals four, five and six are independent of each other and the approval of this proposal is not conditioned on the approval of any other proposal. Our Board retains the discretion to abandon the amendments and not implement them at any time before they become effective.

The Board of Directors recommends that stockholders vote FOR this proposal.

27	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal Five
PROPOSAL FIVE – APPROVAL OF AN AMENDMENT TO THE CHARTER TO LIMIT LIABILITY OF OFFICERS AS PERMITTED BY LAW
Overview

Our Board of Directors has approved, adopted and declared advisable, and recommends that the Company’s stockholders approve, amendments to the Amended and Restated Certificate of Incorporation (the “Charter”) to limit the liability of officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”) and to make clear that exculpation for officers and directors are to the fullest extent permitted by the DGCL (the “Exculpation Charter Amendment”). The current exculpation protections available to the directors remain unchanged as a result of the proposed amendments.

Background

Pursuant to and consistent with Section 102(b)(7) of the DGCL, Article SIXTH of the Charter already eliminates the monetary liability of directors to the fullest extent permitted by the DGCL. Effective August 1, 2022, Section 102(b)(7) was amended to permit companies to include in their certificates of incorporation limitations of monetary liability for certain senior corporate officers, such as a president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, and chief accounting officer, and any other person who is or was identified in our public filings with the SEC as a named executive officer and any persons who have consented to be identified as an officer. Consistent with Section 102(b)(7), the proposed amendments would permit exculpation of these officers for breaches of their fiduciary duty of care in any direct claim to the fullest extent permitted by Delaware law, as it currently exists or as it may be amended in the future. Like the provision limiting the monetary liability of directors, the DGCL does not permit the elimination of liability of these officers for any breach of their duty of loyalty to the company or its shareholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, or any transaction from which the officer derived an improper personal benefit. The DGCL also does not permit the limitation of monetary liability of these officers in any action by or in the right of the company, such as a derivative claim.

Reasons for the Proposed Exculpation Charter Amendment

After a review of evolving corporate governance practices, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to limit the liability of officers as and to the extent permitted by the DGCL. The Exculpation Charter Amendment would mitigate the risk of personal financial liability in certain circumstances and help attract and retain officers, while keeping narrow the type of claims for which officers may be exculpated from liability.

In light of these considerations, and based on the recommendation of the Nominating and Corporate Governance Committee, the Board has approved, and recommends that the Company’s stockholders approve and adopt, the Exculpation Charter Amendment.

The text of the Exculpation Charter Amendment, with proposed deletions reflected by “strike-through” text and proposed additions reflected by “underline” text, is set forth in Appendix C. This summary is qualified in its entirety by reference to Appendix C.

Vote Required; Board Recommendation

The affirmative vote of a majority of all outstanding common stock of the Company entitled to vote thereon, is required for approval of this resolution. For purposes of determining approval of this proposal, abstentions and broker non-votes will have the same effect as an “against” vote because they will be treated as representing outstanding shares that were entitled to vote.

28	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal Five

If our stockholders approve this proposal, the Company will file with the Delaware Secretary of State a certificate of amendment that includes the amendments corresponding to this proposal, which will become effective upon filing.

Stockholders are also asked to consider proposals four and six, which relate to amendments to the Charter to enable adoption of a stockholders’ right to call special meetings of stockholders, as well as to implement other miscellaneous changes, respectively. Proposals four, five and six are independent of each other and the approval of this proposal is not conditioned on the approval of any other proposal. Our Board retains the discretion to abandon the amendments and not implement them at any time before they become effective.

The Board of Directors recommends that stockholders vote FOR this proposal.

29	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal Five

PROPOSAL SIX – APPROVAL OF AMENDMENTS TO THE CHARTER TO IMPLEMENT OTHER MISCELLANEOUS CHANGES
Overview
Our Board of Directors has approved, adopted and declared advisable, and recommends that the Company’s stockholders approve, amendments to the Amended and Restated Certificate of Incorporation (the “Charter”) to implement other miscellaneous changes (the “Miscellaneous Charter Amendments”).
Reasons for the Proposed Miscellaneous Charter Amendments
The Board has determined that it is advisable and in the best interests of the Company and its stockholders to provide for the Miscellaneous Charter Amendments described below to update and modernize our Charter.
The Miscellaneous Charter Amendments include:
1. Inoperative Provisions Related to Class B and Class C Common Stock
Amend Article FOURTH, SEVENTH and EIGHTH to remove certain legacy provisions relating to Class B and Class C common stock of the Company. There are currently no shares of Class B or Class C common stock outstanding.
2. Permit By-laws Governing the Balloting for Director Elections
Amend Article SEVENTH to provide that the directors of the Company need not be elected by written ballot unless the By-laws provide for it.
3. Inoperative Provisions Related to Past Staggered Board
Amend Article SEVENTH to remove certain inoperative staggered board provisions addressing three-year director terms, which are no longer applicable as the Board is elected annually.
In light of these considerations, and based on the recommendation of the Nominating and Corporate Governance Committee, the Board has approved, and recommends that the Company’s stockholders approve and adopt, the Miscellaneous Charter Amendments.
The text of the proposed Miscellaneous Charter Amendments, with proposed deletions reflected by “strike-through” text and proposed additions reflected by “underline” text, is set forth in Appendix D. This summary is qualified in its entirety by reference to Appendix D.

30	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Proposal Six
Vote Required; Board Recommendation
The affirmative vote of a majority of all outstanding common stock of the Company entitled to vote thereon, is required for approval of this resolution. For purposes of determining approval of this proposal, abstentions and broker non-votes will have the same effect as an “against” vote because they will be treated as representing outstanding shares that were entitled to vote.
If our stockholders approve this proposal, the Company will file with the Delaware Secretary of State a certificate of amendment that includes the amendments corresponding to this proposal, which will become effective upon filing.
Stockholders are also asked to consider proposals four and five, which relate to amendments to the Charter to enable adoption of a stockholders’ right to call special meetings of stockholders, as well as to limit the liability of officers as permitted by law, respectively. Proposals four, five and six are independent of each other and the approval of this proposal is not conditioned on the approval of any other proposal. Our Board retains the discretion to abandon the amendments and not implement them at any time before they become effective.
The Board of Directors recommends that stockholders vote FOR this proposal.

31	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Stockholder Proposal
PROPOSAL SEVEN - STOCKHOLDER PROPOSAL
The following shareholder proposal has been submitted by John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, the owner of at least $2,000 of shares of Assurant, Inc. stock. The proposal, including the caption, graphic and supporting statement submitted by the proponent, are set forth below and will be voted on at the 2025 Annual Meeting upon proper presentation by Mr. Chevedden.
Give Shareholders the Ability to Call for a Special Shareholder Meeting
Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting.

A shareholder right to call for a special shareholder meeting, as called for in this proposal, can help make shareholder engagement meaningful. A shareholder right to call for a special shareholder meeting will help ensure that the Assurant Board and management engages with shareholders in good faith because shareholders will have a viable Plan B by calling for a special shareholder meeting.

Companies like to claim that shareholders have multiple means to communicate with management but in most cases these means are as effective as mailing a letter to the CEO. Since a special shareholder meeting can be called to replace a director, adoption of this proposal could foster better performance by our directors.

With the widespread use of online shareholder meetings it is much easier for management to conduct a special shareholder meeting for important issues and Assurant bylaws thus need to be updated accordingly.

Please vote yes:

Give Shareholders the Ability to Call for a Special Shareholder Meeting

Board of Directors’ Response

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE PROPOSAL BECAUSE IT HAS PROPOSED PROVIDING STOCKHOLDERS WITH THE ABILITY TO CALL SPECIAL MEETINGS AT 25% OWNERSHIP THRESHOLD INSTEAD:

After a review of evolving corporate governance practices, and consistent with its strong commitment to the careful consideration of investor views, the Board recognizes that providing stockholders the ability to call special meetings is viewed by some stockholders as an important stockholder right. However, the Board believes that the 10% ownership threshold for calling a special meeting in the stockholder proposal is not in the best interests of the Company and its stockholders. Instead, the Board recommends in proposal four that stockholders approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to enable the adoption of a stockholder special meeting right with a 25% ownership threshold, which the Board believes strikes an appropriate balance between providing a meaningful number of stockholders with the ability to use the right to raise issues in between annual meetings and the necessary distraction of time and resources needed for management to devote to requests from stockholders to call special meetings. For a detailed discussion of this management proposal, see proposal four of this proxy statement.

Special meetings subject the Company to considerable expense and pulls the attention of management and the Board away from business initiatives and objectives. The Company believes that a stockholder special

32	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Proposals Requiring Your Vote - Stockholder Proposal
meeting right with only a 10% threshold would increase the risk that a relatively small group of stockholders with narrow interests that do not reflect the views of most other stockholders could call special meetings to advance agendas that are not aligned with the long-term interests of the Company. Since the Company’s three largest beneficial owners each own more than, or close to, 10% of the Company’s outstanding common stock, the Company believes that implementing a 25% ownership threshold would ensure that a decision to request a special meeting of stockholders reflects a broader consensus of stockholders rather than allowing a single stockholder to request a special meeting. A 25% ownership threshold and other reasonable processes and procedures, consistent with proposal four, would help to ensure that a special meeting will be called only when there is meaningful support for the meeting among the Company’s stockholders while providing stockholders with an important right to strengthen Board and management accountability.

The Company also believes that 25% ownership threshold in proposal four aligns with corporate governance practices among S&P 500 companies and that introducing a stockholder special meeting right with a 10% threshold is unnecessary in light of the Company’s current governance practices. These strong governance features include:
•independent Board Chair, independent Board (except for CEO) and independent Board committees;
•annual election of directors;
•majority vote and director resignation policy for directors;
•annual Board and Committee self-evaluations, including periodic individual director evaluations;
•limits on public company board and audit committee service;
•regular executive sessions of independent directors, generally at each Board and Committee meeting;
•no supermajority voting provisions; and
•proxy access rights for stockholders.

Given these considerations around the Company’s corporate governance framework, including management’s proposal to enable the adoption of a stockholder special meeting right with a 25% ownership threshold, the Board believes that this proposal is unnecessary and not in the best interests of the Company and its stockholders.

Vote Required; Board Recommendation

The affirmative vote of a majority of the common stock held by persons who are present or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for approval of this advisory stockholder proposal. For purposes of determining approval of this proposal, abstentions will have the same effect as an “against” vote because they will be treated as representing shares that were present and entitled to vote. In addition, broker non-votes will have no effect on this determination because this proposal is considered a “non-routine” matter under the NYSE rules and therefore brokers do not have discretionary authority to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE AGAINST THIS PROPOSAL.

33	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Executive Officers
Executive Officers
The table below sets forth certain information, as of February 14, 2025, concerning each person deemed to be an Executive Officer of the Company. There are no arrangements or understandings between any Executive Officer and any other person pursuant to which the officer was selected.

Name	Age	Position
Keith W. Demmings	52	President, Chief Executive Officer and Director
Keith R. Meier	55	Executive Vice President, Chief Financial Officer
Michael P. Campbell	57	Executive Vice President and President, Global Housing
Robert A. Lonergan	48	Executive Vice President, Chief Marketing and Risk Officer
Francesca L. Luthi	49	Executive Vice President, Chief Operating Officer
Biju Nair	59	Executive Vice President and President, Global Connected Living
Jay E. Rosenblum	58	Executive Vice President, Chief Legal Officer
Jeffrey Strickland	48	Executive Vice President and President, Global Automotive

Keith W. Demmings, President, Chief Executive Officer and Director. Mr. Demmings is President and Chief Executive Officer of Assurant, Inc. He was named the Company’s President effective May 18, 2021, and became Chief Executive Officer and director on January 1, 2022. Before assuming his current position, Mr. Demmings served as Executive Vice President and President, Global Lifestyle from July 2016 to May 2021. Mr. Demmings served as Executive Vice President and President, Global Markets beginning in September 2015 and Executive Vice President and President, International beginning in June 2013. Since joining Assurant in 1997, Mr. Demmings has held a number of executive leadership positions, including serving as President and Chief Executive Officer of Assurant Canada.
Keith R. Meier, Executive Vice President, Chief Financial Officer. Mr. Meier was appointed as Executive Vice President, Chief Financial Officer effective November 2023. Prior to his current role, he served as Chief Operating Officer since January 2022. Prior to that, Mr. Meier was Executive Vice President and President, International since June 2016 with responsibility for all product lines outside of the U.S., spanning 20 countries across Asia Pacific, Canada, Europe and Latin America. Prior to that, he served as Senior Vice President, Global Strategy and M&A for Assurant beginning in January 2013. Mr. Meier held a number of executive positions since joining Assurant in 1998.
Michael P. Campbell, Executive Vice President and President, Global Housing. Mr. Campbell was appointed Executive Vice President and President, Global Housing effective July 2016. Before assuming his current position, Mr. Campbell served as Executive Vice President and Chief Operating Officer for the Company’s specialty property lines of business beginning in January 2014. Mr. Campbell joined Assurant in 2006 through the acquisition of Safeco’s Financial Institution Solutions subsidiary where he held several executive roles.
Robert A. Lonergan, Executive Vice President, Chief Marketing and Risk Officer. Mr. Lonergan began serving as Executive Vice President, Chief Marketing and Risk Officer effective November 2023. Prior to his current role, he served as Executive Vice President, Chief Strategy and Risk Officer since January 2020, and before that, he served as Executive Vice President, Chief Strategy Officer since July 2016. Mr. Lonergan joined Assurant in 2012 as Vice President, M&A Sourcing. In January 2015, he was promoted to Senior Vice President, Growth and Innovation. Prior to joining Assurant, Mr. Lonergan worked for Bain & Company, Inc.
Francesca L. Luthi, Executive Vice President, Chief Operating Officer. Ms. Luthi was appointed Executive Vice President, Chief Operating Officer effective November 2023. Prior to her current role, she served as Executive Vice President, Chief Administrative Officer since July 2020. Prior to that, Ms. Luthi served as Executive Vice President, Chief Communication and Marketing Officer since September 2015, and

34	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Executive Officers
prior to that, she served as Senior Vice President, Investor Relations and Corporate Communications since July 2014. Ms. Luthi joined Assurant in August 2012 as Senior Vice President, Investor Relations.
Biju Nair, Executive Vice President and President, Global Connected Living. Mr. Nair was appointed President of Global Connected Living in July 2021. He is also responsible for Assurant's international business. Before assuming his current role, he served as Executive Vice President and President of Assurant’s Global Trade-in and Upgrade business since December 2020. Mr. Nair joined Assurant in December 2020 as part of Assurant’s acquisition of HYLA Mobile where he served as president and CEO since April 2015.

Jay E. Rosenblum, Executive Vice President, Chief Legal Officer. Mr. Rosenblum was appointed Executive Vice President, Chief Legal Officer effective July 2020. Before assuming his current position, Mr. Rosenblum served as Co-Interim General Counsel since February 2020. Mr. Rosenblum joined Assurant in June 2019 as Senior Vice President, Government Relations and Regulatory Affairs. Prior to joining Assurant, Mr. Rosenblum served as Chief Human Resources Officer at Guardian Life Insurance Company of America after being promoted from his role as Senior Vice President of Government Affairs.
Jeffrey Strickland, Executive Vice President and President, Global Automotive. Mr. Strickland was appointed Executive Vice President and President, Global Automotive on January 1, 2025. Before assuming his current role, Mr. Strickland served as Senior Vice President, Assurant Dealer Services and Strategic Accounts in Global Automotive since January 2022. Mr. Strickland joined Assurant in September 2019 as Vice President, Automotive Strategic Accounts. Before joining Assurant, Mr. Strickland spent 20 years serving in various roles at FCA (FIAT Chrysler Automobiles).

The Management Committee of Assurant (the “Management Committee”) consists of the Company’s President and Chief Executive Officer, its Executive Vice Presidents and certain finance, talent, and technology executives.

35	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance

Corporate Governance
OVERVIEW
The following section provides an overview of Assurant’s corporate governance practices. The Company’s commitment to strong corporate governance that supports the long-term value of the Company is evidenced by the framework the Company currently has in place.
Board of Directors
•Board and Committee Independence and Independent Board Chair. All of our directors are independent, except our CEO, and the Chair of the Board is independent. The members of each of the Board’s committees are also independent.
•Annual Election of Directors, Majority Voting in Director Elections and No Supermajority Voting Provisions. Directors are elected annually. In uncontested elections, directors must be elected by a majority of votes cast. A director is required to tender his or her resignation if he or she fails to receive the required number of votes for election and the Board will then determine whether to accept or reject the resignation. No supermajority voting provisions are required for stockholders to amend the charter or by-laws.
•Annual Board and Committee Self-Evaluations. The Board, in coordination with the Nominating and Corporate Governance Committee, conducts a self-evaluation of the Board as a whole and each of its committees at least annually. Each committee also conducts a self-evaluation. This process helps inform the annual director nomination process and Board refreshment.
•Annual Board Evaluation of CEO. The Chair of the Board and the Chair of the Compensation and Talent Committee lead the evaluation process of the CEO’s performance with the Compensation and Talent Committee.
•Limits on Public Company Board and Audit Committee Service. No independent director may serve on more than four public company boards (including the Company’s Board) and directors who are also serving as a chief executive officer, including the Company’s CEO, may not serve on more than two public company boards (including the Company’s Board). No member of the Audit Committee may simultaneously serve on the audit committee of more than three public companies (including the Company’s Audit Committee), unless the Board determines that such service would not impair the effectiveness of their service on the Company’s Audit Committee. A director must seek approval of the Nominating and Corporate Governance Committee in advance of serving on the board of another entity.
•Regular Executive Sessions of Independent Directors. The independent directors hold regular executive sessions, generally at each regularly scheduled meeting of the Board and each committee, at which management, including the CEO, is not present.
Stockholder Rights and Engagement
•Proxy Access. A stockholder, or a group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years, has the right to nominate and include in the Company’s proxy materials director nominees constituting the greater of two or 20% of the total number of directors, if the stockholder(s) and nominee(s) meet the requirements in the Company’s by-laws.
•Stockholder Engagement. As a part of our ongoing stockholder engagement, we continue to reach out

36	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance
and engage with a wide array of institutional investors. In 2024, we continued our stockholder engagement program. Our Board Chair joined our engagement with our top institutional investors. In total, we spoke with holders of over 30% of our outstanding common stock, and highlighted board oversight and refreshment and advancements in our sustainability efforts related to talent, products and climate. We look forward to continuing this important dialogue with our investors in 2025.
•No Stockholder Rights Plan. The Company does not have a stockholder rights agreement, also known as a poison pill.

37	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance

CORPORATE GOVERNANCE GUIDELINES AND CODE OF ETHICS
Corporate Governance Guidelines
The Company and the Board formalize many of our governance practices in our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee reviews our Corporate Governance Guidelines periodically to ensure they reflect current corporate governance standards and the Company’s practices. The Corporate Governance Guidelines can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., 260 Interstate North Circle SE, Atlanta, GA 30339 and via email at corporatesecretary@assurant.com.
Code of Ethics
The Assurant Code of Business Conduct and Ethics (the “Code of Ethics”) is applicable to all of our employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer. Our Code of Ethics helps to guide our actions and reinforces our commitment to integrity and ethical business conduct. The Code of Ethics highlights our commitment to respecting the human rights and dignity of everyone. The Code of Ethics can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., 260 Interstate North Circle SE, Atlanta, GA 30339 and via email at corporatesecretary@assurant.com. We intend to post any amendments to or waivers from the Code of Ethics that are required to be disclosed under SEC rules at this location on our website.

38	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance
BOARD AND COMMITTEE LEADERSHIP AND COMPOSITION
The Board currently consists of 11 members: Mses. Rosen (Non-Executive Chair), Edelman, Granat and Perry and Messrs. Basu, Carter, Demmings, Jackson, Redzic, Reilly and Warren. Mr. Jackson will not stand for re-election at the Annual Meeting.
Board Leadership
In line with corporate governance best practices, our Board has been chaired by an independent director since Assurant became a publicly traded company in 2004. The Board generally believes that the Chair should be an independent director. The Board believes that this is currently the best leadership structure for the Company because it permits Mr. Demmings, as the CEO, to focus on the Company’s business strategy, operations and performance, while permitting the Chair of the Board to focus on providing guidance to the CEO and the organization and effectiveness of the Board. The Board also believes that the separation of the CEO and Chair of the Board roles assists the Board in providing robust discussion and in their oversight of strategic goals and objectives. The Board acknowledges that no single leadership model is right for the Company at all times. As such, our Board periodically reviews its leadership structure and may, depending on the circumstances, choose a different leadership structure in the future.
Board of Directors Committee Composition
Our Board has a standing Audit Committee, Compensation and Talent Committee, Finance and Risk Committee, Information Technology Committee and Nominating and Corporate Governance Committee. Each of the Board committees is chaired by an independent director and Mr. Demmings does not serve on any Board committees. The following table shows committee composition as of the date of the Annual Meeting, reflecting director retirements and expected changes to committee membership.

Name	Audit	Compensation and Talent	Finance and Risk	Information Technology	Nominating and Corporate Governance
Elaine D. Rosen
Rajiv Basu
J. Braxton Carter
Sari Granat
Harriet Edelman
Debra J. Perry
Ogi Redzic
Paul J. Reilly
Kevin M. Warren

Non-Executive Chair of the Board. Denotes Committee Chair.

39	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance
DIRECTOR REFRESHMENT, RECRUITMENT, NOMINATION AND QUALIFICATIONS
Board Refreshment, Director Tenure and Retirement Policy
The Board is committed to effective and ongoing refreshment that is reflective of the evolution of the Company’s strategy and provides a balanced mix of skills, backgrounds and tenure.

The Company does not set specific term limits on director service and believes that a mix of director tenures on the Board can strengthen Board effectiveness and dynamics. Longer tenured directors possess experience and organizational knowledge while newer directors bring fresh insight and perspective. Our current Board reflects this perspective, and the Board is committed to ongoing Board refreshment. As part of the objective of continuously engaging in Board refreshment, no person may serve as a director of the Company if they would be 75 or older on the date of election or re-election.
Additional Board and Audit Committee Service and Director Commitments
While the Board acknowledges the value of having directors with significant leadership experience in other businesses and organizations, directors are expected to ensure that their other commitments do not interfere with their duties and responsibilities as directors of the Company. As such, absent special or interim circumstances, no independent director may serve on more than four public company boards (including the Company’s Board) and no director who is a sitting chief executive officer, including the Company’s Chief Executive Officer, may serve on more than two public company boards (including the Company’s Board). Further, no Audit Committee member may simultaneously serve on the audit committees of more than three public companies (including the Company’s Audit Committee).
In addition, in considering each director’s ability to discharge their duties, the Nominating and Corporate Governance Committee annually reviews a director’s commitments to other boards, including committee memberships and leadership positions, as well as service with private company boards and non-profit organizations, in light of such director’s other professional responsibilities.
Director Recruitment and Nomination
The Nominating and Corporate Governance Committee establishes criteria for the selection and nomination of directors to serve on the Board and identifies and recommends individuals to serve on the Board. In connection with director recruitment, the Committee has authority to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the Company.

The Nominating and Corporate Governance Committee reviews and makes recommendations regarding the composition and size of the Board in order to ensure the Board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds. As part of the nomination process for director candidates, the Nominating and Corporate Governance Committee considers the criteria described under “Director Qualifications” below and the skills and experience shown in the matrix on page 22.

Process for Identifying and Adding New Directors
The Nominating and Corporate Governance Committee identifies, screens, and recommends director candidates for nomination to the Board. Candidates are evaluated in light of the skills and experiences needed and upcoming retirements or other potential departures.

40	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance

1. Evaluation of board composition
The Nominating and Corporate Governance Committee evaluates Board composition regularly and identifies skills and experiences desirable for new directors in light of the Company’s business and strategy.
ê
2. Identification of candidates

The Nominating and Corporate Governance Committee identifies a broad pool of potential director candidates using multiple sources such as independent search firms, and director recommendations. The Board fully recognizes that having a variety of points of view improves the quality of dialogue, contributes to a more effective decision-making process, and enhances overall culture in the boardroom. To support this objective, the Nominating and Corporate Governance Committee is committed to ensuring a broad variety of candidates in our pool.

ê
3. Comprehensive candidate review
Potential candidates are comprehensively reviewed and are the subject of rigorous discussion during the Nominating and Corporate Governance Committee meetings. The candidates that emerge from this process are interviewed by members of the Nominating and Corporate Governance Committee and other Board members, including the Chair and the Chief Executive Officer. During these meetings, directors assess candidates on the basis of their skills and experience, their personal attributes, and their expected contribution to the current mix of competencies. At the same time due diligence is conducted, the Chair, as well as the Nominating and Corporate Governance Committee, solicit feedback from other Board members and conduct a formal background check.
ê
4. Recommendation of potential director for approval
The Nominating and Corporate Governance Committee recommends potential directors to the Board for approval. Stockholders vote on nominees at the Annual Meeting. The Committee also considers any potential director nominees properly recommended by stockholders.
ê
5. Outcome

Since 2020, the Board has added four new independent directors and four directors have departed. Additionally, Mr. Jackson will retire from the Board effective the day of the 2025 Annual Meeting. Identified through a rigorous process with the assistance of a leading executive search firm, our newest director Kevin M. Warren, brings a variety of skills and perspectives to the Board, including consumer focus and digital expertise.

Added one new director, Carter, with over 25 years of mobile expertise		Added one new director, Granat, with expertise in technology, information security, risk management, corporate governance and compliance		Ongoing, active planning and recruitment for Board refreshment
2020	2021	2022	2023	2024	2025
	Demmings appointed President and named CEO and director effective 2022		Added one new director, Basu, with audit, insurance and global expertise		Added one new director, Warren, with deep consumer focus and digital expertise
ê
6. Director Onboarding
The Company provides each new director with a comprehensive onboarding process to ensure that he or she has a full understanding of the business and to allow the director to make meaningful contributions quickly. The onboarding process consists of a combination of one-on-one sessions with management and other Board members, written materials, and training.

41	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance

Director Qualifications
In identifying candidates for membership on the Board, the Nominating and Corporate Governance Committee looks to the criteria set forth in the Company’s Corporate Governance Guidelines and takes into account all factors it considers appropriate, which may include age, race and ethnicity, gender, geographic location, and meaningful experience, independence, leadership, integrity, accountability, informed judgment, financial literacy, mature confidence, interpersonal skills and high performance standards, and the extent to which the candidate would fill a present need on the Board.
The Nominating and Corporate Governance Committee considers diversity of background in recruitment and nomination of the Company’s directors when it makes recommendations to the Board regarding director candidates. The Board believes that having a variety of points of view improves the quality of dialogue, contributes to a more effective decision-making process and enhances the overall culture in the boardroom. The Nominating and Corporate Governance Committee does not establish specific diversity goals or have a standalone diversity policy. The Nominating and Corporate Governance Committee is committed to ensuring that a broad variety of candidates is included in the pool of qualified candidates from which Board nominees are chosen.

Stockholder Recommendations for Director Candidates
The Nominating and Corporate Governance Committee considers candidates recommended by our stockholders for nomination for election to the Board. The Nominating and Corporate Governance Committee applies the same director qualifications criteria described above for a candidate recommended by a stockholder. A stockholder who wishes to recommend a candidate for nomination to the Board must submit such recommendation in writing to the Corporate Secretary at Assurant, Inc., 260 Interstate North Circle SE, Atlanta, GA 30339 and via email to corporatesecretary@assurant.com. To submit a nomination for the election of directors, stockholders must provide a written notice in accordance with our by-laws. See “Stockholder Proposals and Director Nominations” on page 104.

DIRECTOR INDEPENDENCE
In compliance with the listing standards applicable to Assurant under the NYSE Listed Company Manual, the Board has adopted categorical standards to assist in evaluating the independence of the Company’s directors. They are included in our Corporate Governance Guidelines available under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.
Applying the director independence standards, the Nominating and Corporate Governance Committee and the Board have affirmatively determined that Mses. Rosen, Granat, Edelman and Perry and Messrs. Basu, Carter, Redzic, Reilly, Warren, Alves and Jackson are independent of the Company and its management. In addition, they determined that each member of the Audit Committee and the Compensation and Talent Committee is independent of the Company and its management under the applicable criteria for those committees.
In conducting its annual director independence determination, the Board considered transactions or relationships that the Company engaged or engages in with companies for which our independent directors serve as officers or directors, or with which these directors have certain other relationships, and determined that there were no such transactions that were material to the Company or in which any such director had a material interest. Specifically, the Board considered the following ordinary course business transactions and relationships:
•The Company owns immaterial amounts of publicly-traded bonds of companies with which Messrs. Carter, Redzic, Warren and Alves and Ms. Granat are affiliated as officers or directors.

42	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance
•Mses. Edelman, Granat, Perry and Rosen and Messrs. Basu, Redzic, Warren, Alves and Jackson serve, or within the past three years, have served as officers, directors or affiliates of companies with which the Company engaged in ordinary course, arms-length business transactions that were immaterial to the Company and in which such directors had no material direct or indirect interest.

•Matching contributions and grants have been made to non-profit and charitable institutions with which certain directors are affiliated, in accordance with the matching gift policies described on page 86.

BOARD AND COMMITTEE EVALUATIONS
The Nominating and Corporate Governance Committee oversees the evaluation of the Board and its committees, at least annually. The annual Board and committee self-assessment informs the annual director nomination process. Actions taken in response to director feedback received through the annual evaluation include continued Board education on emerging and industry topics, continued enhancement of materials to focus on key areas of strategic significance and continued focus on talent development and succession planning. The Board and each committee discuss the outcome of its own self-assessment during executive sessions. From time to time, individual director performance is assessed by a process conducted by the Board Chair and the Chair of the Nominating and Corporate Governance Committee, and at times facilitated by a third-party. Generally, the Chair of the Nominating and Corporate Governance Committee solicits and addresses feedback regarding the performance of the Board Chair.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION
The Nominating and Corporate Governance Committee develops and oversees (with the assistance of the Chair of the Board and the Corporate Secretary) an orientation program for all newly elected directors and a continuing education program for all directors in order to ensure that the directors are fully informed as to their responsibilities and the means at their disposal to fulfill their responsibilities effectively.

MANAGEMENT SUCCESSION PLANNING
An important element of our talent strategy is succession planning and building leadership pipelines for our most critical roles across the organization. We assess the performance and potential of current incumbents, identify and assess potential successors, and create targeted development plans to strengthen the preparedness of our talent pipeline. Annually, we conduct a comprehensive talent review to discuss potential successors of our Management Committee and other key leadership roles, as well as a broader group of top talent as we look to ensure better visibility into our strengths and opportunities for prioritized roles. The Compensation and Talent Committee annually reviews the CEO succession plan and succession plans for senior executives, which include emergency successors for each role, and conducts a broader talent review with the goal to ensure we have the right leadership in place to execute the Company’s long-term strategic plans. Directors engage with senior management at Board and committee meetings and in less formal settings to allow directors to assess potential candidates for CEO and other senior management roles.

43	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance
BOARD ROLE IN RISK OVERSIGHT
The Board, directly and through its committees as described below and in their charters, oversees the Company’s risk management policies and practices, including its risk appetite, and discusses risk-related issues at least quarterly. The Board reviews management’s assessment of the Company’s key enterprise risks and receives a corresponding risk management update annually and management’s strategy with respect to each risk. The Nominating and Corporate Governance Committee coordinates Board and committee oversight of the key enterprise risks. The Board and its committees receive updates from management on specific risks throughout the year, and each committee chair reports significant risk updates at least quarterly to the full Board so that the Board has the benefit of each committee’s specific areas of risk oversight.

The Audit Committee reviews the Company’s policies with respect to risk assessment and risk management and coordinates with the Finance and Risk Committee with respect to Board oversight of risk management and global risk management activities. The Audit Committee also focuses on risks relating to financial statements, internal control over financial reporting, disclosures, and compliance with legal and regulatory requirements. The Audit Committee receives reports at least quarterly from the Chief Internal Auditor and the Global Ethics and Compliance Officer. The Finance and Risk Committee has primary oversight responsibility for the Global Risk Management function and corresponding risk activities. It receives risk management reports at least quarterly from the Chief Marketing and Risk Officer that include the identification, assessment, reporting and mitigation of existing and emerging key enterprise risks. The Finance and Risk Committee also focuses on risks relating to investments, capital management, and catastrophe reinsurance. The Compensation and Talent Committee focuses on risks relating to management succession, talent management and compensation plan design. The Nominating and Corporate Governance Committee focuses on risks relating to director succession and has ultimate oversight responsibility for how the Company manages sustainability. The Information Technology Committee is responsible for oversight of information technology risk assessment and risk management. This includes oversight of cybersecurity policies, controls and procedures, such as procedures to identify and assess internal and external cybersecurity risks. The Information Technology Committee receives updates from management, including the Chief Information Security Officer, on internal and external cybersecurity risks at least quarterly. In fulfilling its responsibilities, the Board and each committee has the authority to retain external advisors.

The Company believes that the Board’s leadership structure, discussed in detail under “Board and Committee Leadership and Composition” beginning on page 39, supports the risk oversight function of the Board and its committees, with the Chair of the Board and the CEO uniquely positioned to identify emerging risks while the Board’s five committees provide independent oversight of the Company’s risk management program within their purview.

BOARD AND COMMITTEE MEETINGS AND EXECUTIVE SESSIONS
Each Board member is expected to dedicate to the Company sufficient time, energy and attention to ensure the diligent performance of the director’s duties. Our Corporate Governance Guidelines provide that, except in exigent circumstances, each member of the Board is expected to attend Board and committee meetings and our Annual Meeting of Stockholders. All directors attended at least 75% of the combined total meetings of the full Board and the committees on which he or she served in 2024. All directors attended the 2024 Annual Meeting of Stockholders.
In 2024, the Board and its committees met as described in the table below. Directors meet in executive sessions consisting exclusively of independent directors generally at each Board meeting. Each committee also holds executive sessions without any members of management present, generally at each meeting.

As the independent Chair of the Board, Ms. Rosen is the presiding director and chairs the executive sessions of the Board.

44	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance

	Board	Audit	Compensation and Talent	Finance and Risk	Information Technology	Nominating and Corporate Governance
Number of Meetings in 2024	8	11	6	5	4	5

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
The Nominating and Corporate Governance Committee’s purpose includes advising and assisting the Board in its oversight of:

Identifying individuals qualified to become directors, consistent with criteria approved by the Board, and selecting, or recommending that the Board select candidates for all directorships to be filled by the Board or by the stockholders
	Developing and recommending to the Board a set of corporate governance guidelines applicable to the Company	Overseeing the evaluation of the Board, and each committee of the Board

Taking a leadership role in shaping the corporate governance of the Company	Developing and overseeing director orientation and continuing education programs	Overseeing sustainability and coordinating with other Board committees, such as the Compensation and Talent Committee, regarding matters within their purview.
The Board has determined that all members of the Nominating and Corporate Governance Committee are independent under both NYSE listing standards and SEC rules. The Charter of the Nominating and Corporate Governance Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

AUDIT COMMITTEE
The Audit Committee assists the Board in its oversight of:

The integrity of our quarterly and annual financial statements	Our compliance with legal and regulatory requirements	Our independent auditors’ qualifications and independence	The performance of our internal audit function and independent auditors

45	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance
The Board has determined that all members of the Audit Committee are independent under both NYSE listing standards and SEC rules. The Charter of the Audit Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.
Audit Committee Financial Experts
The Board has determined that all members of the Audit Committee are financially literate as that qualification has been interpreted by the Board in its business judgment and that Messrs. Reilly, Basu and Carter are “audit committee financial experts” under SEC rules.

COMPENSATION AND TALENT COMMITTEE
The Compensation and Talent Committee assists the Board in fulfilling its responsibilities by:

Providing oversight of our compensation plans, policies and programs, compensation of the Company’s CEO and executive officers, executive succession planning and talent management	Producing an annual report for executive compensation for inclusion in the Company’s annual proxy statement	Evaluating the CEO’s performance
Reviewing and assessing the Company’s culture and strategies relating to talent management including:
•talent recruitment, retention and development;
•inclusive culture;
•employee engagement and well-being; and
•employment practices, including with respect to the Company’s process and analysis for assessing pay equity

The Board has determined that all members of the Compensation and Talent Committee are independent under both NYSE listing standards and SEC rules. Each member of the Compensation and Talent Committee is a “non-employee director” under Section 16 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Charter of the Compensation and Talent Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

Role of Independent Compensation Consultant
The Compensation and Talent Committee engaged Pearl Meyer to serve as its independent compensation consultant to provide analysis and advice on such items as pay competitiveness, incentive plan design, performance measurement and other relevant market practices and trends with respect to executive and director compensation. For more information on the role of the independent compensation consultant in compensation recommendations and decisions, and the Compensation and Talent Committee’s assessment of the independence of the consultant, please see “CD&A — Input from Independent Compensation Consultant” on page 52.

46	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance
Role of Management
In addition to receiving input from its independent compensation consultant, the Compensation and Talent Committee also receives recommendations from the CEO on the compensation of each executive officer other than himself. For more information on the role of management in compensation recommendations and decisions, please see “CD&A — Input from Management” on page 56.
COMPENSATION AND TALENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation and Talent Committee is now, or was during 2024 or any time prior thereto, an officer or employee of the Company. No member of the Compensation and Talent Committee had any relationship with the Company or any of its subsidiaries during 2024 pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons. None of the executive officers of the Company currently serves or has served in the past on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board or Compensation and Talent Committee.

FINANCE AND RISK COMMITTEE
The Finance and Risk Committee assists the Board in fulfilling its responsibilities by:

Reviewing our policies and strategies for achieving finance (capital and liquidity management) objectives and reviewing outcomes	Reviewing our policies and strategies for achieving investment (investing of the Company’s assets for investment return) objectives and reviewing outcomes; and	Acting as the focus committee of the Board for oversight of the Company’s enterprise risk management activities in conjunction with the Audit Committee and its risk management responsibilities
The Board has determined that all members of the Finance and Risk Committee are independent. The Charter of the Finance and Risk Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

47	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance
INFORMATION TECHNOLOGY COMMITTEE
The Information Technology Committee assists the Board in fulfilling its responsibilities by:

Reviewing the effectiveness of our information technology strategy, operations and investments in support of our overall business and operating strategy	Providing input and perspective on technology advances, and innovation and their potential to further our strategy; and	Reviewing the effectiveness of our policies with respect to information technology risk assessment and risk management, including cybersecurity and policies, controls and procedures.	Review and assess the Company’s artificial intelligence planning and strategy, including impact on operations, risk management and control processes.
The Board has determined that all members of the Information Technology Committee are independent. The Charter of the Information Technology Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.
COMMUNICATING WITH THE INDEPENDENT CHAIR, THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE
To contact the Board Chair and the other non-management members of the Board, interested persons may write to the Chair of the Board of Directors, c/o Corporate Secretary, Assurant, Inc., 260 Interstate North Circle SE, Atlanta, GA 30339 or submit questions or concerns by email to boardchair@assurant.com. Relevant communications will be distributed to the Board, or to individual director or directors, as appropriate, depending on the facts and circumstances.

Certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as:

•business solicitations;
•junk mail, mass mailings and spam;
•new product and new services suggestions;
•resumes and other employment inquiries; and
•surveys.

In addition, material that is unduly hostile, threatening or illegal will be excluded. If any such material also raises issues of potential legitimate concern to the Board (including matters of corporate governance, alleged fraud or irregularities, or alleged control deficiencies), they will be brought to the Board’s attention without the offensive material.
To contact the Audit Committee with a complaint regarding accounting, internal accounting controls or auditing matters with respect to the Company, interested persons may write to the Global Ethics &

48	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance
Compliance Officer, c/o Corporate Secretary, Assurant, Inc., 260 Interstate North Circle SE, Atlanta, GA 30339 or via email at corporatesecretary@assurant.com. Relevant communications will be distributed to the Chair of the Audit Committee of the Board of Directors.

SUSTAINABILITY
Assurant is a purpose-driven company that remains committed to integrating sustainability into our long-term strategy. Our Board, Management Committee and employees understand our sustainability initiatives in supporting the successful execution of our long-term growth strategy.

In 2024, we introduced a new Sustainability vision focused on three areas: Connected Communities, Respected Resources and Protected Planet.

•Connected Communities. As a purpose-driven company, we help our customers maximize opportunities in a connected world in a way that contributes to a thriving society. We do this by focusing on creating an inclusive culture where employees have opportunities to learn and grow; supporting communities through investing our time, skills and resources where needed; and creating superior experiences for our customers.

•Respected Resources. We look for opportunities to embed circularity across our operations and to integrate programs and services into our suite of offerings that embrace circular practices to help our customers live connected lives. This mindset has led us to become an industry leader in the transition effort from a linear to a circular economy for mobile devices including our approach to responsible recycling.

•Protected Planet. Across our enterprise, we integrate climate actions into our long-term strategy, global facilities and product and service offerings, and work with our operations and partners to minimize negative environmental impacts.

We view these sustainability priorities as directly tied to how we deliver for our employees, our clients, end-consumers and communities in support of Assurant’s broader growth and innovation objectives. These priorities strengthen Assurant for the future, including how we attract, empower and reward an inclusive workforce to drive innovation, contribute to the development and adoption of sustainable products, and reduce the environmental impact of Assurant's operations and supply chain.

Additional information about our sustainability efforts, and our most recent Sustainability Report, can be found on our website at https://www.assurant.com/about-us/sustainability. The information found on our website and in such report is not incorporated by reference into and does not constitute a part of this proxy statement.

Oversight

The Board directly oversees sustainability matters relating to the Company’s strategy. The Nominating and Corporate Governance Committee has ultimate oversight responsibility for how the Company manages sustainability, and coordinates with other committees of the Board to oversee specific sustainability matters within their purview. The Compensation and Talent Committee oversees the significant human capital management programs of the Company, including the Company’s efforts and commitment to fostering an inclusive culture. Our President and CEO, together with our Chief Operating Officer and Senior Vice President, Global Communications and Sustainability, set the direction of our sustainability strategy in collaboration with the Management Committee.

49	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance
The Company’s Sustainability Oversight and Action Committee, comprised of select Management Committee members and senior management across key functional areas provides oversight of the Company’s business-aligned sustainability strategy for long-term value creation; establishes the Company’s sustainability policy; approves the Company’s sustainability initiatives internally and recommends sustainability strategy for Board approval; and supports the integration of the Company’s sustainability strategy throughout the organization.

SUSTAINABILITY OVERSIGHT

Board . Directly oversees sustainability matters relating to the Company’s strategy and related initiatives
Nominating and Corporate Governance Committee	Compensation and Talent Committee	Audit Committee	Finance and Risk Committee
Delegated by the Board with ultimate responsibility for how the Company manages sustainability	Oversees culture and talent management strategies, including the Company’s efforts to foster an inclusive culture	Oversees climate-related risks relating to financial statements, internal control over financial reporting disclosures, SEC disclosures and compliance with the Code of Ethics	Oversees integration of sustainability factors into Company’s investment strategy as well as climate-related risk management activities, including risks relating to catastrophe reinsurance
éê
Sustainability Oversight and Action Committee . Comprised of select Management Committee members and senior management across key functional areas and the business

Provide relevant sustainability oversight required to identify, develop and set business-aligned sustainability strategy

Recommend and approve enterprise sustainability initiatives

Support the integration of enterprise-wide sustainability strategy

éê
Day-to-day Implementation . Overall sustainability strategic direction set by President and CEO, together with Chief Operating Officer and SVP, Global Communications and Sustainability

Key aspects of sustainability are managed by leaders in sustainability, investor relations, risk management, strategy, facilities, legal, ethics & compliance, internal audit, information security, global sourcing & facilities, procurement (supply chain), accounting, actuarial, customer experience, people organization (talent)

50	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance

POLITICAL ACTIVITIES POLICY STATEMENT

We have a policy governing our political activities to ensure they are conducted in full compliance with applicable law and align with our corporate purpose and values. Among other things, the policy states that Assurant does not use corporate resources for political contributions to political candidates, parties, or committees, even where it is allowed by law. As permitted by federal election law, Assurant sponsors the Assurant Inc. Political Action Committee (“PAC”), a federal political action committee registered with the Federal Election Commission, and funded solely through voluntary employee contributions. As legally permitted, Assurant supports the modest cost of administering the PAC. The Nominating and Corporate Governance Committee exercises oversight over our political activities, including our public policy priorities, engagement with officials and other stakeholders, and compliance with laws and regulations. Our Political Activities Policy is available under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

51	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis
Compensation Discussion and Analysis
EXECUTIVE SUMMARY

Introduction
This Compensation Discussion and Analysis (“CD&A”) explains the compensation principles and strategic objectives governing the compensation of the following individuals, who were our named executive officers (“NEOs”) for 2024:

Name	Title
Keith W. Demmings	President and Chief Executive Officer
Keith R. Meier	Executive Vice President, Chief Financial Officer
Francesca L. Luthi	Executive Vice President, Chief Operating Officer
Biju Nair	Executive Vice President and President, Global Connected Living
Michael P. Campbell	Executive Vice President and President, Global Housing

2024 Compensation Highlights
In 2024, Assurant continued to advance its focus on driving long-term, profitable growth across our portfolio of market-leading businesses by leveraging data-driven technology solutions to provide exceptional customer experiences, deploying capital strategically, and investing in our talent. Following updates in 2023 to our compensation plan metrics, we maintained our executive compensation program without design changes in 2024. The program is aligned with the Company’s strategic and financial objectives and links the interests of our NEOs with those of our stockholders by directly tying the majority of NEO compensation to the Company’s financial and stock price performance.

Our executive compensation program has three primary elements: annual base salary, annual cash incentives, and long-term equity incentives. Each of these pay elements serves a specific purpose in our compensation strategy. Based on our performance and consistent with the design of our program, the Compensation and Talent Committee made the following decisions for 2024:

•Annual base salary: Set the fixed cash compensation for our CEO and reviewed and approved the fixed cash compensation for our other NEOs based on qualifications, experience, performance, role, career progression, market data and internal pay equity. See “The Compensation and Talent Committee’s Decision-Making Process” beginning on page 55 and “Annual Base Salary” beginning on page 58 for details.

•Annual Incentive Plan (“ESTIP”): Set ESTIP performance goals for 2024 based on Adjusted EBITDA, excluding reportable catastrophes, and net earned premiums, fees and other income of the consolidated enterprise. These goals were designed to support the Company’s strategic and financial objectives, including continued profitable growth. Based on the Company’s performance against the ESTIP performance goals, our NEOs received annual incentive payments calculated on the basis of Adjusted EBITDA (weighted at 50%) performing at 1.76, net earned premiums, fees and other income (weighted at 30%) performing at 1.03, for a total 1.49 enterprise financial performance factor, and an individual performance component (weighted at 20%). ESTIP metrics and NEO payouts are described in greater detail in “Annual Incentive Compensation” beginning on page 59.

52	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis
•Long-Term Equity Incentive Plan (“ALTEIP”): Set ALTEIP performance goals for 2024 based on Adjusted earnings, excluding reportable catastrophes, per diluted share, and TSR relative to the S&P 500 Index. These goals were designed to support the Company’s ongoing strategic and financial objectives, including continued profitable growth and sustainable long-term stockholder return. Our NEOs received 75% of their annual ALTEIP awards in the form of PSUs and 25% in the form of RSUs. Payouts under the PSUs are determined at the end of a three-year performance cycle. Based on actual performance results for PSUs granted in 2022, NEOs received shares of common stock equal to 137% of their target PSUs. ALTEIP metrics and NEO payouts are described in greater detail in “Long-Term Equity Incentive Compensation” beginning on page 62.

2024 Say-on-Pay Vote and Stockholder Engagement

At our 2024 Annual Meeting, stockholders again voted strongly in support of Assurant’s executive compensation program with approximately 96% of votes cast in support of our say-on-pay proposal. During our ongoing stockholder engagement, investors generally expressed satisfaction with our executive compensation philosophy and program. Our stockholder engagement program is described in further detail in “Stockholder Rights and Engagement” beginning on page #.

Strong Executive Compensation Governance Practices and Policies

Our executive compensation program is informed by strong governance practices that reinforce our pay for performance philosophy, support our culture of accountability, and encourage prudent risk management.

What We Do	What We Don’t Do
☑ Heavy emphasis on variable compensation	☒ No “single trigger” change in control agreements
☑ Significant portion of annual and long-term incentives are performance based “at risk”	☒ No tax gross ups upon change in control
☑ Robust stock ownership guidelines for directors and executive officers	☒ No hedging, pledging or speculative transactions in company stock
☑ Incentive recoupment (clawback) policy and provisions	☒ No significant perquisites
☑ Proactive stockholder engagement	☒ No dividends paid on unvested PSUs
☑ Annual risk assessments	☒ No employment agreements with executive team

53	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis
WHAT GUIDES OUR PROGRAM

Our Executive Compensation Principles

Set forth below are our core executive compensation principles, along with key features of our executive compensation program that support these principles:

Our executive compensation program should align the interests of our executives with those of our stockholders by tying compensation to accountability for results.
•Significant portions of executive compensation are variable and tied to the Company’s stock price and financial performance. 89% of our CEO’s and 79% of our other NEOs’ total target direct compensation is variable and the majority in the form of equity to align the NEOs’ interests with those of our stockholders. The charts below do not include any one-time equity grants or awards outside of target annual total direct compensation, if any.

Executive compensation opportunities should be sufficiently competitive to motivate and retain talent while aligning their interests with those of our stockholders.
•When setting target total direct compensation opportunities (base salary, ESTIP and ALTEIP) for our NEOs, the Compensation and Talent Committee considered comparable positions at companies included in published surveys and each NEO’s scope of role, individual performance, contributions and experience. Please see “Compensation Peer Group” beginning on page 56.
•The Company selects performance metrics that seek to achieve the appropriate balance between annual and long-term incentives that are supportive of the Company’s strategic and financial goals.
•Stock-based compensation outweighs cash-based compensation to further align NEOs with long-term value creation.
•Each NEO’s annual incentive opportunity and PSUs are contingent on the Company’s performance. If the Company does not achieve threshold performance with respect to its ESTIP or ALTEIP PSU metrics, there is no payout under those plans.
•75% of the annual long-term equity incentive award granted to our NEOs in 2024 was delivered in the form of PSUs, with a three-year cumulative performance period, and 25% was delivered in the form of RSUs, with a three-year annual vesting schedule.

54	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis

Our incentive-based programs should motivate our executives to deliver strong, sustainable results.
•We design performance goals under our ESTIP so that above-target compensation will only be paid if the Company delivers above-target performance based on Adjusted EBITDA, excluding reportable catastrophes, and net earned premiums, fees and other income.
•We include an individual performance component under the ESTIP, intended to allow greater differentiation of individual short-term incentive awards.
•Payouts for PSU awards granted in 2024 are based on performance results over a three-year cumulative performance period with respect to TSR relative to the S&P 500 Index and Adjusted earnings, excluding reportable catastrophes, per diluted share.
•We design performance goals under our ALTEIP such that payouts on the TSR metric reach above-target levels only if our performance exceeds the 50th percentile of the index.
•The maximum payout under the Company’s ESTIP and ALTEIP is capped at 200% of each NEO’s target opportunity.

The Compensation and Talent Committee’s Decision-Making Process

The Compensation and Talent Committee oversees our executive compensation program and advises the full Board on general aspects of Assurant’s compensation and benefit policies. The Compensation and Talent Committee is composed entirely of independent directors, as determined in accordance with its charter, our Corporate Governance Guidelines and applicable New York Stock Exchange (“NYSE”) rules. The Compensation and Talent Committee’s charter and our Corporate Governance Guidelines are available under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

The following chart outlines the Compensation and Talent Committee’s annual process in setting NEO compensation:

	è		è
Step 1		Step 2		Step 3
Committee reviews competitive assessment of current target total direct compensation levels and pay positioning as prepared by an independent compensation consultant.		Committee considers recommendations from CEO on compensation of other NEOs.		Committee establishes total direct compensation opportunities for NEOs.

For 2024, the Compensation and Talent Committee evaluated the recommendations of our CEO for the compensation of our other NEOs, together with information and analysis provided by its independent compensation consultant, using published survey data, as described in “Compensation Peer Group” on page 56. The Compensation and Talent Committee exercises its discretion in evaluating, modifying, approving or rejecting the CEO’s recommendations and makes all final decisions with regard to base salary, short-term incentives and long-term incentives for all executive officers, including the NEOs. The Compensation and Talent Committee also regularly meets in executive sessions without members of management present to discuss recommendations and make decisions with respect to compensation for the Company’s executive officers.

55	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis
Input from Management

Our CEO is not involved in the Compensation and Talent Committee’s determination of his compensation. The CEO completes a self-assessment of his own performance against prescribed criteria and each independent director separately assesses the CEO’s performance using the same criteria. Our CEO annually reviews the performance and compensation of each of our executive officers relative to market pay levels using published survey data, while considering each NEO’s scope of role, individual performance, contributions and experience, as described in “Compensation Peer Group” on page 56, and makes recommendations regarding their compensation to the Compensation and Talent Committee. The CEO also provides input to the Compensation and Talent Committee on the ESTIP and ALTEIP performance goals for the Company’s executive officers.

Input from Independent Compensation Consultant

Our Compensation and Talent Committee engaged Pearl Meyer as an independent compensation consultant throughout 2024. The nature and scope of the services provided by Pearl Meyer included participating in Compensation and Talent Committee meetings, benchmarking compensation for the executive officers, providing advice and recommendations related to the compensation of executive officers, composition of compensation peer group, plan design and director compensation, and providing updates on trends and developments in executive compensation.

The decisions made by the Compensation and Talent Committee are the responsibility of the Compensation and Talent Committee and may reflect factors other than the recommendations and information provided by its independent compensation consultant. The Compensation and Talent Committee assessed the independence of Pearl Meyer in 2024, as required under NYSE listing rules. The Compensation and Talent Committee also considered and assessed all relevant factors, including those set forth under the Exchange Act, that could give rise to a potential conflict of interest with respect to the independent compensation consultant. Based on this review, we are not aware of any conflict of interest raised by the work performed by Pearl Meyer that would prevent it from serving as an independent consultant to the Compensation and Talent Committee.

Compensation Peer Group

Consistent with recent years, the Compensation and Talent Committee used Willis Towers Watson general industry survey data, regressed to the Company’s revenue size, as a market reference for evaluating pay positioning when establishing 2024 pay levels. In its deliberations, the Compensation and Talent Committee referenced target total direct compensation for each NEO, benchmarking against data provided for executives with similar responsibilities at companies included in the general industry survey data. While the Compensation and Talent Committee strives to position compensation near the median of the competitive market, adjustments are made to account for variations reflecting the skills, experience, and individual performance of the individual or the scope of responsibilities for that role. An independent assessment by Pearl Meyer validated that each NEOs’ target total direct compensation was appropriately positioned relative to similarly situated executives.

In 2024, the Compensation and Talent Committee established a formal compensation peer group that will be used starting in 2025. This addition reflects our commitment to adopting industry best practices and ensuring that our executive pay levels, structures, and practices are competitive, market-informed, and aligned with our strategic goals.

For purposes of setting pay levels for 2025, the Compensation and Talent Committee will incorporate benchmarking data from the newly-developed compensation peer group into its decision-making process.

56	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis
This peer group was created with support from Pearl Meyer, the Compensation and Talent Committee’s independent compensation consultant, and reflects companies of similar size, complexity, business focus and executive talent market. Peer companies were evaluated based on the following financial and operational criteria:

•Revenue: Between $3 billion and $30 billion, approximately one-third to three times Assurant’s revenue
•Total Assets: Between $10 billion to $100 billion
•Market Capitalization: From approximately $2 billion to $20 billion
•Headcount: Approximately 4,000 to 42,000

These criteria ensured the new compensation peer group, listed below, aligns with Assurant’s scale and scope, providing relevant and meaningful benchmarks for compensation decisions for 2025.

Ally Financial Inc. (ALLY)	Northern Trust Corporation (NTRS)
American Financial Group, Inc. (AFG)	Old Republic International Corporation (ORI)
Arch Capital Group, Ltd. (ACGL)	OneMain Holdings, Inc. (OMF)
Brown & Brown, Inc. (BRO)	Principal Financial Group, Inc. (PFG)
CNA Financial Corporation (CNA)	The Hanover Insurance Group, Inc. (THG)
Fidelity National Financial, Inc. (FNF)	The Hartford Financial Services Group, Inc. (HIG)
First American Financial Corporation (FAF)	Voya Financial, Inc. (VOYA)
Franklin Resources, Inc. (BEN)	W. R. Berkley Corporation (WRB)
Markel Group Inc. (MKL)	Willis Towers Watson Public Limited Company (WTW)

While the compensation peer group will inform the Compensation and Talent Committee’s assessment of executive pay levels, compensation structures, and pay practices—helping to ensure alignment with market conditions and the Company’s strategic objectives—the Compensation and Talent Committee also evaluates individual performance, contributions, experience and scope of role when making decisions.

57	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis
2024 EXECUTIVE COMPENSATION PROGRAM

Elements of Compensation

Our NEOs’ total direct compensation has three elements as set forth in the table below:

Compensation Element	Objective/Purpose
Annual base salary	Competitive base salaries support our ability to attract and retain executive talent.
Annual incentive program: Assurant’s Executive Short Term Incentive Plan (ESTIP)	Motivates executives to achieve specific near-term enterprise goals designed to support the Company’s strategic and financial objectives.
Long-term equity incentive program: Assurant’s Long Term Incentive Plan (ALTEIP)	Aligns management’s interests with stockholders’ interests. Reinforces a culture of accountability focused on long-term value creation and is a key element of retaining executive talent.

Annual Base Salary

Base salary represents annual fixed cash compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. For more information, please see “Summary Compensation Table” on page 70 below. Base salaries for 2023 and 2024 were as follows:

Name	2023 Base Salary ($)[1]	2024 Base Salary ($)[1]	% Increase
Keith W. Demmings[2]	1,000,000	1,200,000	20%
Keith R. Meier	730,000	730,000	—%
Francesca L. Luthi	625,000	625,000	—%
Biju Nair[3]	520,000	580,000	12%
Michael P. Campbell[4]	520,000	560,000	8%

1     The base salary amounts listed in the table represent each NEO’s base salary rate. Actual base salary paid in the calendar year differs slightly from these amounts due to the payroll calendar.
2     Mr. Demmings’ base salary was increased in February 2024 to narrow the gap to market median given his outstanding contributions during 2023.
3     Mr. Nair’s base salary was increased in February 2024 to narrow the gap to market median given the scope and criticality of the role.
4    Mr. Campbell’s base salary was increased in February 2024 to narrow the gap to market median given the scope and criticality of the role.

58	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis
Annual Incentive Compensation
The ESTIP provides our NEOs the opportunity to earn a performance-based annual cash incentive award. Actual incentive payouts can range from 0% to 200% of target award amounts depending on performance achievements. Target annual incentive opportunities are expressed as a percentage of base salary. Target award opportunities for 2024 were as follows:

Name	2024 Base Salary ($)	Target Annual Incentive (as a % of Salary)	Target Annual Incentive ($)
Keith W. Demmings	1,200,000	200%	2,400,000
Keith R. Meier	730,000	120%	876,000
Francesca L. Luthi	625,000	100%	625,000
Biju Nair	580,000	100%	580,000
Michael P. Campbell	560,000	100%	560,000

Each year, the Compensation and Talent Committee reviews the selection and weight of metrics to ensure alignment with the Company’s strategic and financial objectives. For 2024, the Compensation and Talent Committee determined to continue to prioritize financial performance metrics focused on profitability and revenue growth (net earned premiums, fees and other income), set at the enterprise level, paired with an individual performance component permitting differentiation of award payouts and recognition of contributions to strategic, financial and leadership goals. The mix of metrics for 2024 was as follows:

ESTIP Metrics	Weight
Adjusted EBITDA, excluding reportable catastrophes	50%
Net earned premiums, fees and other income	30%
Individual performance component	20%

The Adjusted EBITDA metric excludes reportable catastrophes because they create volatility that is beyond management’s control and the Compensation and Talent Committee believes management should be focused on the underlying performance of the business, which is consistent with how the Company reports its results.

59	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis
2024 Financial Performance Levels and Results1,2
The following table shows the financial performance necessary to achieve threshold (50% payout), target (100% payout), and maximum (200% payout) annual incentive award amounts, along with actual results for 2024.

ESTIP Metrics	Weight	Threshold	Target	Maximum	Actual[3]	Performance Factor
Adjusted EBITDA (excluding reportable catastrophes)[4]	50%	$1,240	$1,459	$1,605	$1,569	1.76
Net earned premiums, fees and other income[4,5]	30%	$9,581	$11,272	$12,963	$11,424	1.03
Enterprise Financial Performance Factor						1.49

1    Dollar amounts applicable to performance levels are in millions. The performance levels included in this table are disclosed only to assist investors and other readers in understanding the Company’s executive compensation. They are not intended to provide guidance on the Company’s future performance and should not be relied upon as predictive of the Company’s future performance or the future performance of any of our operating segments.
2    Certain measures are non-GAAP. A reconciliation of these non-GAAP measures to their most comparable GAAP measures can be found in Appendix A hereto.
3    Results in this column may differ from the Company’s reported results based on the framework described under the “Adjustments” subsection of the “Long-Term Equity Incentive Compensation” section on page 62 below. Results for 2024 were as reported, and not adjusted pursuant to the framework.
4    Payouts are interpolated between points for performance between threshold and target and target and maximum.
5    2024 target was set to deliver growth from 2023 actual results and aligns with 2024 revenue expectations included in market outlook.

Based on the above financial performance results, the portion of the 2024 ESTIP payout linked to the Company financial objectives achieved an enterprise financial performance factor of 1.49.

Quantitative and Qualitative Factors - Individual Performance Component

Each NEO has an individual performance component, weighted 20% of their target award. The component is based on the CEO’s evaluation of each NEO’s performance (and the Compensation and Talent Committee’s evaluation in the case of the CEO) against established performance goals aligned with the Company’s strategic, financial and leadership goals selected to position the Company for continued long-term profitable growth. Each NEO’s performance component reflects the individual’s overall performance results against the performance goals. We look for our NEOs to demonstrate leadership behavior in a variety of aspects including ability to inspire and motivate, collaborate, and execute with rigor. Successful implementation of significant initiatives and projects may also be considered.

The individual performance component of the award may range from 0% to 200% of target, similar to the financial performance metrics. We utilized payout guidance by performance grading consistent with our approach for our broader annual incentive award-eligible population, to help guide pay decisions that are reflective of our pay for performance philosophy. Final approval of all compensation payments to our NEOs is made by the Compensation and Talent Committee, which retains authority to make discretionary adjustments in the award amounts.

60	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis
Achievements versus individual performance goals considered by the Compensation and Talent Committee when determining each NEO’s individual performance component for 2024 included:

Keith W. Demmings
•Successfully enhanced senior team to drive current and future success
•Defined long-term company strategy to further drive outperformance, demonstrating depth of strategic leadership and focus on growth and innovation
•Strong year financially, strong operational focus and continued to build strong relationships across stakeholders

Keith R. Meier
•Contributed to company performance by unlocking incremental capital and identifying and driving multiple expense reductions and other savings
•Drove meaningful impact in company valuation and investor relations
•Drove performance of finance organization and led finance transformation efforts, as well as major technology platforms

Francesca L. Luthi
•Delivered significant savings and set future path for Digital Next initiative and other transformational efforts
•Implemented top business initiatives with deep engagement
•Leveraged data and AI to drive productivity gains, improve sales and enhance employee and customer experience while fostering enterprise alignment and strenghtening team for further impact

Biju Nair
•Renewed and implemented significant new programs globally; personally engaged in winning and renewing multiple key relationships
•Completed complex build out a state-of-the-art, industry-leading Device Care Center
•Strong growth, sales and client engagement, leveraging deep relationships to advance growth

Michael P. Campbell
•Led continued strong performance of Global Housing, significantly outperforming financially, and executed on operational plans
•Advanced operational, digital and delivery model goals with key partners
•Implemented key client, renewed top clients, and added new business, including launching new products and capabilities and strengthening relationships

The following table shows the actual 2024 cash bonuses paid to the NEOs pursuant to our ESTIP annual incentive plan. These figures combine the individual performance opportunities, weightings and targets previously discussed.

NEO	2024 Target Annual Incentive[1]	Actual Performance				2024 Annual Incentive Payment
		Enterprise Financial Performance (80% of Total)		Individual Performance Component (20% of Total)
		%	$	%	$
Keith W. Demmings	2,400,000	1.49	2,860,800	1.50	720,000	3,580,800
Keith R. Meier	876,000	1.49	1,044,192	1.50	262,800	1,306,992
Francesca L. Luthi	625,000	1.49	745,000	1.50	187,500	932,500
Biju Nair	580,000	1.49	691,360	1.35	156,600	847,960
Michael P. Campbell	560,000	1.49	667,520	1.60	179,200	846,720

1     The target annual incentive is calculated by multiplying an NEO’s base salary rate by his or her target annual ESTIP opportunity.

61	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis
Long-Term Equity Incentive Compensation
The 2024 ALTEIP grants awarded to the Company’s NEOs are comprised of a mix of 75% PSUs and 25% RSUs. Increases to our NEOs’ long-term incentive opportunities in 2024 were based on factors including to acknowledge strong performance in role, motivate and sustain momentum, and to align with market. The target PSUs and RSUs awarded for fiscal 2024 for each of the NEOs were as follows:

Name	2024 Target Annual Long Term Incentive (as a % of Salary)	2024 PSUs (75%)		2024 RSUs (25%)		Total Grant Date Dollar ($) Value
		Number (#) of Units	Grant Date Dollar ($) Value[1]	Number (#) of Units	Grant Date Dollar ($) Value[1]
Keith W. Demmings	650%	32,292	5,850,019	10,764	1,950,006	7,800,025
Keith R. Meier	330%	9,973	1,806,709	3,324	602,176	2,408,885
Francesca L. Luthi	280%	7,245	1,312,504	2,415	437,501	1,750,006
Biju Nair	250%	6,003	1,087,503	2,001	362,501	1,450,005
Michael P. Campbell	230%	5,332	965,945	1,777	321,921	1,287,866

1 The actual number of PSUs and RSUs granted was calculated by dividing the dollar value of the award by the closing price of the Company’s stock on the equity award grant date. The closing price for the March 16, 2024 grant date was $181.16.

On March 16, 2024, Mr. Meier and Ms. Luthi each received a one-time equity award with a grant date value of approximately $1,000,000 and $750,000, respectively, with 75% of such amount in the form of PSUs and 25% in the form of RSUs. They have a three-year vesting period to align with the annual equity grants. The Compensation and Talent Committee believes that these awards to Mr. Meier and Ms. Luthi, made in connection with their promotions to Chief Financial Officer and Chief Operating Officer, respectively, and granted in consultation with its independent compensation consultant, were reasonable in magnitude, significantly performance-based and permitting recognition without increasing their core pay package on an ongoing basis.

PSUs
PSUs support sustainable long-term stockholder return and closely align the interests of management and stockholders. The maximum payout opportunity for PSUs is capped at 200% of an NEO’s target opportunity. Unless a PSU recipient is retirement eligible, the recipient must be continuously employed by the Company or any of its subsidiaries through the performance determination date following the end of the applicable performance period to achieve payout.
For annual awards granted in 2022, performance is measured with respect to two equally weighted metrics measured over a three-year performance period: absolute net operating income per diluted share (“NOI EPS”), excluding reportable catastrophes, and TSR relative to the S&P 500 Index.
In 2023, to align the incentives with the evolution of the Company’s performance metrics, the Compensation and Talent Committee approved updated ALTEIP metrics comprised of 50% Adjusted earnings, excluding reportable catastrophes, per diluted share and with no change to the 50% TSR metric relative to the S&P 500 Index. These performance metrics apply to awards granted in 2023 and 2024.
The Adjusted earnings metric excludes reportable catastrophes because they create volatility that is beyond management’s control and the Compensation and Talent Committee believes management should

62	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis
be focused on the underlying performance of the business, which is consistent with how the Company reports its results.
Performance-Based Long-Term Equity Plan Design Attributes

Metrics and Weighting
For 2022 awards:

Relative TSR[1] - 50%
NOI EPS, excluding reportable catastrophes[2] - 50%
.

For 2023 - 2024 awards:

Relative TSR[1] - 50%
Adjusted earnings, excluding reportable catastrophes, per diluted share[3] - 50%
Rationale: The Compensation and Talent Committee believes that these metrics align with the Company’s strategic and financial objectives.
Performance Measured Against an Industry Index	TSR measured against S&P 500 Index
Rationale:

The Compensation and Talent Committee believes the S&P 500 Index:

•     represents a well-known and objective benchmark by which the Company’s performance can be measured; and
.
•     provides a robust sample of companies across different industries reflective of the Company’s continued expansion beyond traditional lines of insurance.

Payout Considerations
For the relative metric (TSR):

Payout above target if above-median performance is achieved

Payouts capped at 200% of target if the percentile is at or above the 90th percentile

Minimum threshold for payout is the 25th percentile

Payouts for performance between the percentile levels are determined on a straight-line basis using linear interpolation

For the absolute metric(s):

Threshold for payout set at pre-determined performance level

Payouts capped at 200% of target

Results are interpolated between points

Rationale:
.
The Compensation and Talent Committee believes the payout opportunity:

•     supports the Company’s pay
    for performance philosophy; and

    •     ensures focus on driving
     stockholder returns over the
     long term.

1Percentage change on Company stock price plus dividend yield percentage.

63	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis
2Cumulative three-year NOI EPS, excluding reportable catastrophes.
3Cumulative three-year Adjusted earnings, excluding reportable catastrophes, per diluted share.
2022-2024 Performance Periods
In March 2025, the Compensation and Talent Committee approved equity payments for PSUs granted in 2022 based on the financial metrics described on the previous page. The Company’s cumulative percentile ranking relative to companies in the S&P 500 Index with regard to TSR over the 2022-2024 performance period was in the 77th percentile, which represents a payout at 156% of target. The Company achieved 2022-2024 cumulative NOI EPS, excluding reportable catastrophes,1 of $47.89, which represents a payout at 117% of target. As a result, each NEO received shares of common stock equal to 137% of their target number of PSUs granted in 2022, which represents the average payouts for TSR and NOI EPS.

The performance levels for the 2022-2024 performance cycles are reflected in the charts below.

1    Represents a non-GAAP measure. A reconciliation of this non-GAAP measure to its most comparable GAAP measure can be found in Appendix A hereto.

Performance-Based Long-Term Equity Plan Design — TSR Metric

2022-2024 Performance Periods
Performance Level	Ranking v. S&P 500 Index	Payout
Maximum	90th Percentile	200%
Stretch	75th Percentile	150%
Target	50th Percentile	100%
Threshold	25th Percentile	50%
Below Threshold	Below 25th Percentile	0%

.
Performance-Based Long-Term Equity Plan Design — NOI EPS Metric

NOI EPS 2022-2024 Performance Period
Performance Level	Cumulative NOI EPS[1]	Payout
Maximum	$51.36	200%
Stretch	$49.13	125%
Above Target	$46.89	110%
Target	$44.66	100%
Near Target	$42.43	90%
Below Target	$40.19	75%
Threshold	$37.96	50%
Below Threshold	$37.95 or less	0%

1Cumulative three-year NOI EPS, excluding reportable catastrophes.

64	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis
RSUs
RSUs typically vest in equal annual installments over a three-year vesting period and are granted in March of each year. For additional information on PSUs and RSUs granted to our NEOs in 2024, please see columns (h) and (j), respectively, of the “Grants of Plan-Based Awards” table on page 72.
Adjustments
Consistent with historical practice, the Company applies a framework for both the ESTIP and ALTEIP to determine whether extraordinary adjustments are warranted with regard to incentive plan performance. The intent is to exclude any items potentially impacting incentive outcomes which are not incurred as a result of actions taken by the existing management team, sufficiently outside the control and influence of management, or the result of one-time structural costs unrelated to performance. Compensation and Talent Committee approval is required for all exclusions. Results for 2024 were as reported, and not adjusted pursuant to the framework.

65	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis
OUR EXECUTIVE COMPENSATION PRACTICES, POLICIES & GUIDELINES
Our executive compensation programs are guided by strong governance practices intended to reinforce our pay for performance philosophy, support our culture of accountability and prudent risk management. Summarized below are the key governance features of our executive compensation programs.

Stock Ownership Guidelines
The Company adopted Stock Ownership Guidelines and holding requirements for its non-employee directors and executive officers. The current Stock Ownership Guidelines are as follows:

Position	Minimum Stock Ownership Requirement
Non-Employee Director	Market value of 5 times annual base cash retainer
Chief Executive Officer	Market value of 6 times current base salary
Other Executive Officers	Market value of 3 times current base salary

Covered individuals have five years from their permanent appointment to a specified position to acquire the required holdings. Eligible sources of shares include shares of common stock, including those purchased pursuant to the Assurant, Inc. Amended and Restated 2004 Employee Stock Purchase Plan (“ESPP”) or held in the Assurant, Inc. 401(k) Plan (the “401(k) Plan”); shares held in trust for the covered individual or immediate family member; and all restricted stock and RSUs (vested and unvested). Unearned PSUs are excluded as an eligible source of shares. Until a covered individual meets the required ownership level, such individual is generally prohibited from selling or otherwise transferring more than 50% of the net after-tax shares of common stock acquired upon any vesting of RSUs or PSUs. As of December 31, 2024, all of our non-employee directors and NEOs were in compliance with the Company’s Stock Ownership Guidelines, taking into account the five-year transition period noted above.

Risk Assessment of Compensation Programs
We have reviewed our compensation programs and concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. This risk assessment included reviewing the design and operation of our compensation programs, identifying and evaluating situations or compensation elements that could raise more significant risks, and evaluating our controls and processes designed to identify and manage risk. The Compensation and Talent Committee along with Pearl Meyer reviewed the risk assessment and concurred with our conclusion.

Executive Compensation Clawback Policy and Recoupment Provisions

We adopted a compensation clawback policy effective October 2, 2023 in compliance with the requirements of the SEC’s final clawback rule. In the event that the Company is required to prepare an accounting restatement, the policy subjects our current and former executive officers to the clawback of incentive compensation that would not have been granted, earned or vested under the restated financial statements.

Our robust recoupment provisions go beyond currently applicable legal requirements. We may additionally require repayment of gains realized under equity awards and cancel equity awards in specified instances of executive misconduct, including misconduct causing a financial statement restatement or a material violation of law that causes material financial harm to us. Unvested PSUs and RSUs, and certain vested PSUs and RSUs, may be forfeited or subject to repayment if an NEO breaches our Code of Ethics, discloses confidential information, commits fraud, gross negligence, or willful misconduct, solicits business or our employees, disparages us, or engages in competitive actions while employed by Company or its subsidiaries or during a set time period after termination of employment according to the terms of the award

66	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis
agreement. Similarly, we may require the forfeiture of unpaid annual bonuses and the repayment of bonuses paid within 12 months prior to termination in specified instances of executive misconduct under the terms of the ESTIP.

Insider Trading Policy and Prohibition on Hedging, Pledging and Speculative Transactions
The Company has adopted robust insider trading policies and procedures (the “Insider Trading Policy”) governing the purchase, sale, and other dispositions of the Company’s securities by directors, employees (including officers), consultants and independent contractors, as well as the Company itself (“Covered Persons”). The Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and the NYSE listing standards. The Insider Trading Policy prohibits Covered Persons from engaging in hedging transactions with respect to Company securities they own or that are subject to their control, as well as holding any such securities in a margin account or pledging them as collateral for a loan. The Insider Trading Policy also prohibits Covered Persons from engaging in short-term or speculative transactions in the Company’s securities, including buying and selling put or call options or selling Company stock short. A copy of the Company’s Insider Trading Policy is filed as an exhibit to its 2024 Form 10-K filed with the SEC on February 20, 2025.

Timing of Equity Grants
The Company does not coordinate the timing of equity awards with the release of material non-public information. Annual equity awards are granted on March 16 of each year.

Change in Control
Assurant is party to a change in control agreement (a “CIC Agreement”) with each of its NEOs. The purpose of these CIC Agreements is to enable our executives to focus solely on maximizing stockholder value in the context of a change in control transaction without regard to personal concerns related to job security.
The CIC Agreements with our NEOs contain a “double trigger” provision, meaning that benefits are generally payable only upon a termination of employment “without cause” by the Company or for “good reason” by the NEO within two years following a change in control. Executives who have CIC Agreements are subject to restrictive covenants protective of the Company’s proprietary interests including confidentiality, non-compete, non-solicitation and non-disparagement provisions. These agreements do not contain excise tax gross-up provisions. Additional information regarding the CIC Agreements is provided under “Narrative to Potential Payments Upon Termination or Change in Control — Change in Control Agreements” on page 82.

67	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Compensation Discussion and Analysis
OTHER ELEMENTS OF COMPENSATION
Our NEOs participate in the same health care, disability, severance, life insurance, pension and 401(k) benefit plans made available generally to the Company’s U.S. employees.

Retirement Plans
Our NEOs participate in both the 401(k) Plan and an Executive 401(k) Plan (the “Executive 401(k) Plan”). These retirement plans are intended to provide our NEOs with competitive levels of income replacement upon retirement to attract and retain talent in key positions. The Executive 401(k) Plan is designed to replace income levels capped under the 401(k) Plan by the Code. Additional information regarding these plans is provided under “Nonqualified Deferred Compensation Plans” table on page 78.
Some of our NEOs participate in an Executive Pension Plan (the “Executive Pension Plan”) and a Pension Plan (the “Pension Plan”). The Executive Pension Plan replaces income levels capped under the Pension Plan by the Code. Both plans were frozen and no additional benefits have accrued since 2016. Additional information regarding these plans is provided under “Pension Benefits” on page 76.
Deferred Compensation Plan
Each of the NEOs is eligible to participate in the Amended and Restated Assurant Deferred Compensation Plan (the “ADC Plan”). The ADC Plan enables key employees to defer a portion of eligible compensation, which is notionally invested in a variety of mutual funds. Additional information regarding the ADC Plan is provided under “Nonqualified Deferred Compensation Plans” table on page 78.
Long-Term Disability Benefits
As part of the Company’s general benefits program, the Company provides Long-Term Disability (“LTD”) coverage for all benefits-eligible employees under a group policy. As an additional benefit, each NEO is eligible for Executive LTD coverage, which provides a maximum monthly benefit of $10,000. The combined maximum LTD (group LTD and Executive LTD) benefit is up to $28,000 per month. Additional information regarding Executive LTD benefits is provided in footnote 2 to the Summary Compensation Table on page 70.
Severance Policy

The Company’s severance policy provides separation pay upon an involuntary termination of employment as part of a Company-wide policy available to all U.S. employees based on tenure at the Company with a minimum amount of separation pay depending on job grade.

Tax and Accounting Implications
The Compensation and Talent Committee continues to emphasize performance-based compensation to attract, retain and reward strong executives. While the Compensation and Talent Committee generally seeks to pay compensation that is tax-deductible, it reserves the right to pay non-deductible compensation to the extent it deems appropriate.

The compensation that we pay to our NEOs is reflected in our consolidated financial statements as required by GAAP. The Compensation and Talent Committee considers the financial statement impact, along with other factors, in determining the amount and form of compensation. We account for stock-based compensation under the ALTEIP and all predecessor plans in accordance with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation.

68	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Compensation Committee Report
Compensation and Talent Committee Report
The Compensation and Talent Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. On the basis of such review and discussions, the Compensation and Talent Committee has recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s 2024 Annual Report on Form 10-K.
Compensation and Talent Committee
Lawrence V. Jackson, Chair
Harriet Edelman
Sari Granat
Paul J. Reilly
Kevin M. Warren

69	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation
Executive Compensation
SUMMARY COMPENSATION TABLE
The table below shows compensation provided to our NEOs during 2022, 2023 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation[2] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Keith W. Demmings, President, Chief Executive Officer and Director	2024	1,161,539	—	8,634,289	—	3,580,800	—	400,663	13,777,291
	2023	1,000,000	—	6,672,937	—	2,382,000	—	276,087	10,331,024
	2022	988,462	—	5,924,103	—	1,230,000	—	229,716	8,372,281
Keith R. Meier, Executive Vice President, Chief Financial Officer	2024	730,000	—	3,773,497	—	1,306,992	—	168,433	5,978,922
	2023	633,712	—	1,796,651	—	1,066,282	—	128,787	3,625,432
	2022	606,154	—	1,662,399	—	500,200	—	124,751	2,893,504
Francesca L. Luthi, Executive Vice President, Chief Operating Officer	2024	625,000	—	2,767,400	—	932,500	—	160,764	4,485,664
	2023	533,846	—	1,347,460	—	875,663	—	128,196	2,885,165
	2022	525,000	—	1,399,620	—	430,500	—	134,544	2,489,664
Biju Nair, Executive Vice President and President Global Connected Living[3]	2024	568,461		1,605,092		847,960		131,639	3,153,152
Michael P. Campbell, Executive Vice President and President Global Housing[4]	2024	552,308	—	1,425,618	—	846,720	—	135,299	2,959,945
	2023	520,000	—	1,067,670	—	780,624	—	116,880	2,485,174

1The amounts reported in column (e) for 2024, 2023 and 2022 represent awards of PSUs and RSUs, which are consistent with the grant date fair values of each award computed in accordance with FASB ASC Topic 718 using the closing price of our common stock on the grant date. Please see column (k) in the Grants of Plan-Based Awards table on page 72 for the closing price on the grant date for 2024 awards.
The amounts included in column (e) for PSUs were computed based on achievement of target level performance as the probable outcome of the performance condition for each award. As described in “CD&A — Long-Term Equity Incentive Compensation — PSUs” on page 62, payouts for PSU awards can range from no payout to 200% maximum payout.
Assuming the achievement of maximum level performance for each NEO, the amounts in column (e) representing only PSUs would be as follows: (i) for awards granted in 2024: $13,368,565 for Mr. Demmings; $5,842,641 for Mr. Meier; $4,284,797 for Ms. Luthi; $2,485,182 for Mr. Nair; and $2,207,395 for Mr. Campbell; (ii) for awards granted in 2023: $10,095,783 for Mr. Demmings; $2,718,193 for Mr. Meier; $2,038,645 for Ms. Luthi; and $1,615,334 for Mr. Campbell; (iii) for awards granted in 2022: $9,348,233 for Mr. Demmings; $2,623,173 for Mr. Meier; and $2,208,507 for Ms. Luthi.
Please see Footnote 20, Stock Based Compensation—Performance Share Units, to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC for a discussion of the assumptions used in this valuation.

70	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation
2The table below details the amounts reported in the “All Other Compensation” column, which includes premiums paid for Executive LTD, Company contributions to the Executive 401(k) Plan, Company contributions to the 401(k) Plan, dividends and dividend equivalents, and certain other amounts during 2024:

Name	Executive LTD	Company Contributions to Executive 401(k)	Company Contributions to 401(k)	Dividends and Dividend Equivalents [a]	Other Amounts	Total
Keith W. Demmings	$5,841	$191,912	$20,700	$182,210	—	$400,663
Keith R. Meier	$5,222	$87,077	$20,700	$55,434	—	$168,433
Francesca L. Luthi	$4,120	$69,340	$20,700	$66,604	—	$160,764
Biju Nair	$6,195	$63,265	$20,700	$41,479	—	$131,639
Michael P. Campbell	$6,149	$59,636	$20,700	$48,814	—	$135,299

3 Mr. Nair was not an NEO prior to 2024.
4 Mr. Campbell was not an NEO prior to 2023.

aThe amounts in this column reflect the dollar value of dividends and dividend equivalents paid in 2024 on unvested RSUs that were not factored into the grant date fair value required to be reported for these awards in column (e). The amounts in column (i) of the Summary Compensation Table for prior years reflect the dollar value of dividends and dividend equivalents paid on unvested awards of RSUs in those respective years that were not factored into the grant date fair value required to be reported for these awards in column (e). Dividend equivalents were paid on 2021 PSUs for shares vested in 2024. No dividends or dividend equivalents were paid on PSUs granted in 2024, 2023 or 2022.

71	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation
GRANTS OF PLAN-BASED AWARDS
The table below sets forth each grant of an award made to our NEOs during 2024 under any incentive plan.

Name	Grant Date	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)[3]
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Keith W. Demmings	3/16/2024	RSU	—	—	—	—	—	—	10,764	1,950,006
	3/16/2024	PSU	—	—	—	16,146	32,292	64,584	—	6,684,283
	—	Annual Incentive	0	2,400,000	4,800,000	—	—	—	—	—
Keith R. Meier[4]	3/16/2024	RSU	—	—	—	—	—	—	3,324	602,176
	3/16/2024	PSU	—	—	—	4,987	9,973	19,946	—	2,064,361
	3/16/2024	RSU	—	—	—	—	—	—	1,380	250,001
	3/16/2024	PSU	—	—	—	2,070	4,140	8,280	—	856,959
	—	Annual Incentive	0	876,000	1,752,000	—	—	—	—	—
Francesca L. Luthi[5]	3/16/2024	RSU	—	—	—	—	—	—	2,415	437,501
	3/16/2024	PSU	—	—	—	3,623	7,245	14,490	—	1,499,679
	3/16/2024	RSU	—	—	—	—	—	—	1,035	187,501
	3/16/2024	PSU	—	—	—	1,553	3,105	6,210	—	642,719
	—	Annual Incentive	0	625,000	1,250,000	—	—	—	—	—
Biju Nair	3/16/2024	RSU	—	—	—	—	—	—	2,001	362,501
	3/16/2024	PSU	—	—	—	3,002	6,003	12,006	—	1,242,591
	—	Annual Incentive	0	580,000	1,160,000	—	—	—	—	—
Michael P. Campbell	3/16/2024	RSU	—	—	—	—	—	—	1,777	321,921
	3/16/2024	PSU	—	—	—	2,666	5,332	10,664	—	1,103,697
	—	Annual Incentive	0	560,000	1,120,000	—	—	—	—	—

1The values in columns (d), (e), and (f) are based on multiplying a 0 (threshold), 1 (target), and 2 (maximum) multiplier times each NEO’s annual incentive target award percentage. The actual annual incentive award earned by each NEO for 2024 performance is reported in the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.
2As described in the “CD&A — Long-Term Equity Incentive Compensation — PSUs” on page 62, payouts for PSU awards can range from no payment to 200% maximum payout.
3The base price of 2024 RSU awards is equal to the closing price of our common stock on the grant date. The grant date fair value of each RSU award was computed in accordance with FASB ASC Topic 718 using the closing price of our common stock on the grant date.
The base price of 2024 PSU awards and the grant date fair value of each PSU award were computed in accordance with FASB ASC Topic 718 based on achievement of target performance. Please see Footnote 20, Stock Based Compensation - Performance Share Units, to the consolidated financial statements included in the Company’s 2024 Form 10-K for a discussion of the assumptions used in this valuation.
4     In connection with his promotion to Chief Financial Officer, Mr. Meier received a one-time equity award on March 16, 2024.
5     In connection with her promotion to Executive Vice President, Chief Operating Officer, Ms. Luthi received a one-time equity award on March 16, 2024.

72	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The table below provides details about each outstanding equity award held by our NEOs as of December 31, 2024.

Stock Awards[1]
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[2] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[2] ($)
(a)	(b)		(c)	(d)		(e)
Keith W. Demmings	2,390	3	509,596
	9,763	4	2,081,667
	10,764	5	2,295,100
				43,014	6	9,171,445
				87,862	7	18,733,936
				64,584	8	13,770,600
Keith R. Meier	671	3	143,071
	2,629	4	560,555
	4,704	5	1,002,987
				12,070	6	2,573,565
				23,656	7	5,043,932
				28,226	8	6,018,348
Francesca L. Luthi	565	3	120,469
	1,972	4	420,470
	3,450	5	735,609
				10,162	6	2,166,742
				17,742	7	3,782,949
				20,700	8	4,413,654
Biju Nair	2,001	5	426,653
				7,158	6	1,526,229
				15,816	7	3,372,288
				12,006	8	2,559,919
Michael P. Campbell	1,777	5	378,892
				8,948	6	1,907,893
				14,058	7	2,997,447
				10,664	8	2,273,778

1These columns represent awards under the ALTEIP. Awards are PSUs or RSUs.
2Value was determined using the December 31, 2024 closing price of our common stock of $213.22.
3This RSU award was granted on March 16, 2022 and vests in three equal annual installments on each of the first three anniversaries of the grant date.
4This RSU award was granted on March 16, 2023 and vests in three equal annual installments on each of the first three anniversaries of the grant date.
5This RSU award was granted on March 16, 2024 and vests in three equal annual installments on each of the first three anniversaries of the grant date.
6This PSU award was granted on March 16, 2022 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance goals. The values for this award in columns (d) and (e) are reported at the maximum level, as the Company’s ranked average performance for 2022 - 2024

73	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation
relative to applicable index is expected to exceed the applicable performance goals as of the date of filing of this this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2022 - 2024 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.
7This PSU award was granted on March 16, 2023 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance goals. The values for this award in columns (d) and (e) are reported at the maximum level, as the Company’s ranked average performance for 2023 - 2024 relative to applicable index is expected to exceed the applicable performance goals as of the date of filing of this this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2023 - 2025 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.
8This PSU award was granted on March 16, 2024 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance goals. The values for this award in columns (d) and (e) are reported at the maximum level, as the Company’s ranked average performance for 2024 relative to applicable index is expected to exceed the applicable performance goals as of the date of filing of this this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2024 - 2026 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

74	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation
STOCK VESTED IN FISCAL YEAR 2024
The table below sets forth the number of shares acquired in Fiscal Year 2024 as a result of the vesting of RSUs and PSUs awarded to our NEOs under our equity incentive plan.

Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) [1]
(a)	(b)		(c)
Keith W. Demmings
RSUs	12,346		2,368,113
PSUs	15,264	[2]	2,723,165
Keith R. Meier
RSUs	3,074		549,823
PSUs	4,803	[2]	870,111
Francesca L. Luthi
RSUs	2,187		396,197
PSUs	6,592	[2]	1,194,207
Biju Nair
RSUs	19,681	[3]	3,679,544
PSUs	1,144	[2]	207,247
Michael P. Campbell
RSUs	3,313	[4]	580,393
PSUs	4,897	[2]	887,141

1The value realized on vesting was determined using the closing price of our common stock on the vesting date (or prior trading day if the vesting date fell on a weekend or holiday).
2These amounts represent the value of PSU awards granted in 2021 that, in accordance with the terms of the applicable award agreements, became fully vested in 2024. The performance ranking for these awards exceeded the median performance of the peer group which resulted in a final payout amount of 115% of target shares awarded.
3This amount includes the value of outstanding RSU awards granted to Mr. Nair in 2021, 2022 and 2023 that, in accordance with the terms of the applicable award agreements, became fully vested in 2024 because Mr. Nair is eligible for retirement. Payouts in respect of these awards will continue in accordance with the applicable vesting schedule, subject to full payout in the event of an actual retirement from employment (in compliance with Code Section 409A). Accordingly, the amount of compensation actually realized upon a payout will be based on the then-fair market value of the common stock and may differ from the amount set forth above.
4This amount includes the value of outstanding RSU awards granted to Mr. Campbell in 2023 that, in accordance with the terms of the applicable award agreements, became fully vested in 2024 because Mr. Campbell is eligible for retirement. Payouts in respect of these awards will continue in accordance with the applicable vesting schedule, subject to full payout in the event of an actual retirement from employment (in compliance with Code Section 409A). Accordingly, the amount of compensation actually realized upon a payout will be based on the then-fair market value of the common stock and may differ from the amount set forth above.

75	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation
PENSION BENEFITS
The Company maintains the following defined benefit pension plans: the Pension Plan, a broad-based, tax qualified, defined benefit pension plan, and the Executive Pension Plan, a nonqualified executive defined benefit pension plan. All defined benefit pension plans were frozen and no additional benefits have accrued since February 29, 2016.

The table below provides information for each defined benefit plan that provides for pension payments to the NEOs.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Keith W. Demmings[1]	Pension Plan	3	23,625	—
	Executive Pension Plan	3	48,783	—
Keith R. Meier	Pension Plan	17.75	195,075	—
	Executive Pension Plan	17.75	185,746	—
Francesca L. Luthi	Pension Plan	2	15,600	—
	Executive Pension Plan	2	19,283	—
Biju Nair[2]	Pension Plan	—	—	—
	Executive Pension Plan	—	—	—
Michael P. Campbell	Pension Plan	21	160,650	—
	Executive Pension Plan	21	282,433	—

1Although Mr. Demmings has been employed by the Company since 1997, his service outside the U.S. is not recognized for Pension Plan and Executive Pension Plan purposes.
2Mr. Nair is not eligible to participate in the Pension Plan or Executive Pension Plan.

The Pension Plan

Eligible employees hired by the Company prior to January 1, 2014 were generally able to participate in the Pension Plan after completing one year of service with the Company. Employees hired by the Company on or after January 1, 2014 were not eligible to participate in the Pension Plan. Mr. Nair was not eligible to participate in the Pension Plan.

The lump sum value of the benefit is based on the participant’s accumulated annual accrual credits multiplied by their final average earnings, but is not less than the present value of accrued benefits under the prior plan formula. Final average earnings is defined as the highest average annual compensation for five consecutive complete calendar years of employment during the 10 consecutive complete calendar years immediately prior to the plan freeze date. As set forth below, annual accrual credits are measured in percentages and increase as participants reach certain credited service milestones.

Years of Service	Credit
Years 1 through 10	3%
Years 11 through 20	6%
Years 21 through 30	9%
Years 31 and over	12%

76	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation
The present value of accumulated benefits as of December 31, 2024 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and final average earnings (limited by Section 401(a)(17) of the Code), which were frozen as of February 29, 2016, and are not less than the present value of accrued benefits under the prior plan formula as of December 31, 2000.
The normal retirement age for the Pension Plan is 65. Benefits are actuarially reduced for any payment prior to age 65. Participants may immediately commence their benefit at termination of employment or they may elect to defer the commencement up to age 65. A participant becomes 100% vested in the benefits after three years of vesting service. All of the participating NEOs are 100% vested. If the participant is married, the normal form of payment is a 50% joint and survivor annuity. If the participant is not married, the normal form of payment is a life annuity.

The Executive Pension Plan
Eligible employees hired by the Company prior to January 1, 2014 were generally able to participate in the Executive Pension Plan after completing one year of service with the Company and when their eligible compensation exceeded the Section 401(a)(17) compensation limit. Employees hired by the Company on or after January 1, 2014 were not eligible to participate in the Executive Pension Plan. Eligible compensation for participants was not capped. Mr. Nair was not eligible to participate in the Executive Pension Plan.
A participant’s benefit under the Executive Pension Plan is equal to the benefit he or she would have received under the Pension Plan at normal retirement age (65), recognizing all eligible compensation (not subject to the limit in the Code) reduced by the benefit payable under the Pension Plan. The benefits under the Executive Pension Plan are payable only in a lump sum following termination of employment. Payments will be made following termination of employment and are subject to the restrictions under Code Section 409A. A participant becomes 100% vested in the benefits under the Executive Pension Plan after three years of service. All participating NEOs are 100% vested.
The methodology for determining the present value of the accumulated benefits under the Executive Pension Plan uses the same assumptions and methodologies as the Pension Plan described above. The present value of accumulated benefits as of December 31, 2024 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and unlimited final average earnings, which were frozen as of February 29, 2016, offset by the Pension Plan benefits.

77	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation
.
NONQUALIFIED DEFERRED COMPENSATION PLANS
The table below sets forth information for our NEOs with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY [1,2] ($)	Aggregate Earnings in Last FY [1] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE [1] ($)
(a)		(b)	(c)	(d)	(e)	(f)
Keith W. Demmings	ADC Plan	—	(3)	—	—	—
	Executive 401(k) Plan	(4)	191,912	94,954	—	989,675
	TOTAL	—	191,912	94,954	—	989,675
Keith R. Meier	ADC Plan	146,000	(3)	94,184	(129,767)	1,052,702
	Executive 401(k) Plan	(4)	87,077	40,397	—	655,503
	TOTAL	146,000	87,077	134,581	(129,767)	1,708,205
Francesca L. Luthi	ADC Plan	—	(3)	—	—	—
	Executive 401(k) Plan	(4)	69,340	69,025	—	641,844
	TOTAL	—	69,340	69,025	—	641,844
Biju Nair	ADC Plan	264,586	(3)	43,660	(48,976)	440,066
	Executive 401(k) Plan	(4)	63,265	12,988	—	167,232
	TOTAL	264,586	63,265	56,648	(48,976)	607,298
Michael P. Campbell	ADC Plan	—	(3)	—	—	—
	Executive 401(k) Plan	(4)	59,636	242,474	—	1,493,523
	TOTAL	—	59,636	242,474	—	1,493,523

1The amounts in column (c) were reported as 2024 compensation in the “All Other Compensation” column of the Summary Compensation Table as follows: for Mr. Demmings, $191,912; for Mr. Meier, $87,077; for Ms. Luthi, $69,340; for Mr. Nair, $63,265; and for Mr. Campbell, $59,636 of Company contributions to the Executive 401(k) Plan.
The NEOs’ aggregate earnings in the last fiscal year reported in column (d) with respect to the ADC Plan, represent the notional capital gains or losses on investments in publicly available mutual funds and notional interest and dividends held in the plans during 2024. The Company does not provide any preferential or above market earnings or contributions. These earnings are not reported in any column of the Summary Compensation Table. With respect to the Executive 401(k) Plan, the aggregate earnings represent the notional capital gains or losses, interest and dividends on the aggregate balance during 2024. Similarly, the Company does not provide any above market or preferential earnings and these earnings are not reported in the Summary Compensation Table.
For the Executive 401(k) Plan, the following amounts that make up the totals in column (f) were reported as compensation in the “All Other Compensation” column of the Summary Compensation Table for the 2022, 2023 and 2024 fiscal years, as applicable: for Mr. Demmings, $88,469 for 2022, $114,000 for 2023 and $191,912 for 2024; for Mr. Meier, $50,016 for 2022, $48,235 for 2023 and $87,077 for 2024; for Ms. Luthi, $49,740 for 2022, $38,061 for 2023 and $69,340 for 2024; for Mr. Nair, $63,265 for 2024; and for Mr. Campbell, $37,426 for 2023 and $59,636 for 2024.
2The Executive 401(k) Plan amounts reported in this column reflect the Company contribution to the Executive 401(k) Plan (6% of eligible compensation in excess of the limit under Section 401(a)(17) of the Code).

78	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation
3The Company does not currently make any contributions to the ADC Plan.
4The Executive 401(k) Plan does not provide for participant contributions.
NARRATIVE TO THE NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS TABLE
The ADC Plan
Participation in the ADC Plan is restricted to a select group of management or highly compensated employees of the Company and to our non-employee directors. Under the terms of the ADC Plan, deferral elections can be made once a year with respect to base salary, incentive payments or (with respect to any non-employee director) director fees to be earned in the following year. Amounts deferred under the ADC Plan are notionally invested in accordance with participant elections among various publicly available mutual funds and any notional earnings or losses are credited to a deemed investment account. The Company does not provide any above market earnings or preferential earnings to participants. Each deferral must remain in the ADC Plan for at least one full calendar year, until July 1 of the following year or until the earlier of termination, disability or death. Deferrals cannot be changed or revoked during the plan year, except as permitted by applicable law. Upon a voluntary or involuntary termination (including retirement) or disability, participants can withdraw their account balances from the ADC Plan in a lump sum or in annual installments over five, 10 or 15 years or other agreed upon installment schedule between the participant and the administrator. As a result of Code Section 409A, certain key employees (including our NEOs) are subject to a six-month waiting period for distributions from the ADC Plan following termination.

The Executive 401(k) Plan
Eligible employees may generally participate in the Executive 401(k) Plan after their eligible compensation exceeds the compensation limit under the Code ($345,000 for 2024). The Company made an annual contribution for each participant in the Executive 401(k) Plan equal to 6% of eligible compensation in excess of the limit. The participants select among various publicly available mutual funds in which the contributions are deemed to be invested on a tax deferred basis. The Company does not provide any above market earnings or preferential earnings to the participants. Please see footnote 2 to the Summary Compensation Table on page 70 for quantification of Company contributions to the Executive 401(k) Plan in 2024.
Benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of Code Section 409A, including the six-month delay described above. A participant becomes vested in the benefits under the Executive 401(k) Plan after two years of service. All of our NEOs are 100% vested in their Executive 401(k) Plan benefit.

79	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The below table sets forth estimates of the respective potential payments each of our NEOs would have received at, following, or in connection with termination of employment under the circumstances described below on December 31, 2024.

Name	Payout if Terminated Voluntarily 12/31/24 Not Retirement [1]	Payout if Terminated Voluntarily 12/31/24 Retirement [1]	Payout if Terminated Involuntarily 12/31/24 [2]	Payout if Terminated Upon Change in Control 12/31/24	Payout if Terminated Upon Death 12/31/24	Payout if Terminated Upon Disability 12/31/24
	(a)	(b)	(c)	(d)	(e)	(f)
Keith W. Demmings
STIP Award	—	—	—	1,200,000	—	—
Long-Term Equity Awards[3]	—	—	13,897,466	25,724,353	13,897,466	13,897,466
Executive Pension Plan[4]	48,783	—	48,783	48,783	48,783	48,783
Executive 401(k) Plan[5]	989,675	—	989,675	989,675	989,675	989,675
Welfare Ben. Lump Sum[6]	—	—	5,935	47,591	—	—
Severance[7]	—	—	1,200,000	7,200,000	—	—
Outplacement[8]	—	—	5,900	5,900	—	—
TOTAL	1,038,458	—	16,147,759	35,216,302	14,935,924	14,935,924
Keith R. Meier
STIP Award	—	—	—	438,000	—	—
Long-Term Equity Awards[3]	—	—	4,223,675	8,524,536	4,223,675	4,223,675
Executive Pension Plan[4]	185,746	—	185,746	185,746	185,746	185,746
Executive 401(k) Plan[5]	655,503	—	655,503	655,503	655,503	655,503
Welfare Ben. Lump Sum[6]	—	—	5,933	44,403	—	—
Severance[7]	—	—	730,000	3,212,000	—	—
Outplacement[8]	—	—	5,900	5,900	—	—
TOTAL	841,249		5,806,757	13,066,088	5,064,924	5,064,924
Francesca L. Luthi
STIP Award	—	—	—	312,500	—	—
Long-Term Equity Awards[3]	—	—	3,272,501	6,458,221	3,272,501	3,272,501
Executive Pension Plan[4]	19,283	—	19,283	19,283	19,283	19,283
Executive 401(k) Plan[5]	641,844	—	641,844	641,844	641,844	641,844
Welfare Ben. Lump Sum[6]	—	—	5,920	40,242	—	—
Severance[7]	—	—	625,000	2,500,000	—	—
Outplacement[8]	—	—	5,900	5,900	—	—
TOTAL	661,127	—	4,570,448	9,977,990	3,933,628	3,933,628

80	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation

Name	Payout if Terminated Voluntarily 12/31/24 Not Retirement [1]	Payout if Terminated Voluntarily 12/31/24 Retirement [1]	Payout if Terminated Involuntarily 12/31/24 [2]	Payout if Terminated Upon Change in Control 12/31/24	Payout if Terminated Upon Death 12/31/24	Payout if Terminated Upon Disability 12/31/24
	(a)	(b)	(c)	(d)	(e)	(f)
Biju Nair
STIP Award	—	—	—	290,000	—	—
Long-Term Equity Awards[3]	—	4,588,068	4,588,068	6,294,681	4,588,068	4,588,068
Executive Pension Plan[4]	—	—	—	—	—	—
Executive 401(k) Plan[5]	—	167,232	167,232	167,232	167,232	167,232
Welfare Ben. Lump Sum[6]	—	—	—	12,995	—	—
Severance[7]	—	—	580,000	2,320,000	—	—
Outplacement[8]	—	—	5,900	5,900	—	—
TOTAL	—	4,755,300	5,341,200	9,090,808	4,755,300	4,755,300
Michael P. Campbell
STIP Award	—	—	—	280,000	—	—
Long-Term Equity Awards[3]	—	2,891,690	2,891,690	4,407,471	2,891,690	2,891,690
Executive Pension Plan[4]	—	282,433	282,433	282,433	282,433	282,433
Executive 401(k) Plan[5]	—	1,493,523	1,493,523	1,493,523	1,493,523	1,493,523
Welfare Ben. Lump Sum[6]	—	—	5,786	44,017	—	—
Severance[7]	—	—	560,000	2,240,000	—	—
Outplacement[8]	—	—	5,900	5,900	—	—
TOTAL	—	4,667,646	5,239,332	8,753,344	4,667,646	4,667,646

1As of December 31, 2024, Messrs. Nair and Campbell met the requirements for retirement eligibility (age 55 with 10 years of service). Accordingly, their voluntary retirement would be considered a retirement and column (a) “Payout if Terminated Voluntarily 12/31/24 Not Retirement” would not apply. Because none of the other NEOs were retirement eligible as of December 31, 2024, the column entitled “Payout if Terminated Voluntarily 12/31/24 Retirement” does not apply to them.
2The values in this column reflect an involuntary termination for reasons other than for cause. In the event of an involuntary termination for cause, the same amounts would be payable except the NEOs would not receive a pro-rata vesting with respect to their ALTEIP grants.
3These amounts assume accelerated vesting and/or exercise of all or a portion of unvested equity awards on December 31, 2024 based on the closing stock price of $213.22 on December 31, 2024. These amounts also reflect accelerated vesting in the event of a change in control of the Company and pro-rata vesting in the event of death, disability or an involuntary termination for reasons other than cause (with the exception of Messrs. Nair and Campbell). PSU amounts are computed based on the achievement of target level performance for each award. Because the ultimate number of PSUs earned is not determinable as of December 31, 2024, no dividend equivalents are reflected.

For Messrs. Nair and Campbell, the values in column (b), (c), (e) and (f) reflect accelerated vesting of unvested equity awards granted prior to 2024 and forfeiture of equity awards granted in 2024. This is due to Messrs. Nair and Campbell meeting the requirements for retirement eligibility as of December 31, 2024.

For all NEOs, values in column (d) assume a hypothetical corporate change in control.

81	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation
4Executive Pension Plan benefits are payable only as a lump sum payment and as soon as administratively feasible following termination (in compliance with Code Section 409A).
5This amount includes the Company’s contribution to the Executive 401(k) Plan made in 2024.
6This amount represents a one-time lump sum payment by the Company that equals the value of Company paid premiums for the medical, dental, life insurance and disability plans as of December 31, 2024 for 18 months based on the individual’s benefit election (in accordance with Code Section 409A).
7Under the Change in Control Agreements, if payments constitute "excess parachute payments" within the meaning of Code Section 280G, the payments would be reduced only if the NEO would receive a greater net after-tax benefit than they otherwise would receive with no reduction in payments. The amounts shown in column (d) above reflect no such reductions.
8This amount represents the Company’s best estimate of the costs of outplacement services for an NEO.

NARRATIVE TO POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following is a description of the information reported in the Potential Payments Upon Termination or Change in Control Table, including the material terms of the Change in Control Agreements and the methodology and material assumptions made in calculating the Executive Pension Plan benefits payable in the event of disability or death. The material terms of the Executive Pension Plan are described in “Pension Benefits” on page 72. The material terms of the ADC Plan and the Executive 401(k) Plan are described in the “Narrative to Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table” on page 74.

Treatment of Annual Incentive Awards
Under the ESTIP, a participant who terminates employment with the Company for any reason during a performance period may, in the discretion of the Compensation and Talent Committee, receive an award in such an amount as the Compensation and Talent Committee deems to be appropriate, generally pro-rated for time worked during the performance period. Awards payable for any reason other than disability or death will not be paid until the end of the performance period, certification of performance and determination by the Compensation and Talent Committee of the amount to be paid. Upon a change in control of the Company, each participant will be paid an amount based on the level of achievement of the performance goals as determined by the Compensation and Talent Committee no later than the date of the change in control.

Accelerated and Pro-rated Vesting of Equity Awards
Under the ALTEIP, the plan currently used for all equity-based grants to our NEOs, a change in control coupled with a termination of employment without cause or for good reason within two years of the change in control would result in all RSUs vesting in full and PSUs vesting based on the greater of: (i) an assumed achievement of all relevant performance goals at the “target” level pro-rated based upon the length of time within the performance period that has elapsed prior to the termination of employment date or (ii) the actual level of achievement of all relevant performance goals (measured as of the latest date immediately preceding the date of termination for which performance can, as a practical matter, be determined).
Upon a termination due to death or disability, RSUs and PSUs vest on a pro-rata basis (subject, in the case of PSUs, to the level of performance achieved). RSUs and PSUs are settled in full upon retirement (subject, in the case of PSUs, to the level of performance achieved), except for grants made in the year of retirement, which are forfeited. RSUs and PSUs vest on a pro-rata basis upon an involuntary termination without cause (subject, in the case of PSUs, to the level of performance achieved), and are forfeited upon a voluntary termination.

82	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation

The Executive 401(k) Plan
The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of Code Section 409A.
Change in Control Agreements

The Company is a party to a Change in Control Agreement with each NEO (the “CIC Agreement” or collectively, the “CIC Agreements”). The CIC Agreements generally provide that if, during the two-year period following a change in control (as defined in the CIC Agreements), the executive’s employment is terminated by the Company other than for cause or disability, or by the executive for good reason (each as defined in the CIC Agreements), the executive would be entitled to receive, subject to the execution of a release of claims, within 60 days of the termination (or such later date that may be required by tax laws governing deferred compensation), a payment equal to 0.5 times the target annual ESTIP award for the year in which the date of termination occurs, an amount of cash severance equal to two times the sum of the executive’s annual base salary plus target ESTIP award, a lump sum payment equal to 18 months’ worth of company contribution towards health care and life insurance, and outplacement benefits.
The CIC Agreements do not provide for an excise tax gross-up. Rather, in the event of a change in control, our NEOs are entitled to receive either (i) the full benefits payable in connection with a change in control (whether under the CIC Agreement or otherwise) or (ii) a reduced amount that falls below the applicable safe harbor provided under Section 280G of the Code, whichever amount generates the greater after-tax value for the executive.
Termination in Anticipation of a Change in Control. If an executive’s employment with the Company is terminated by the Company without cause prior to the date on which a change in control occurs, and if it is reasonably demonstrated by the executive that such termination of employment was initiated by the Company after the public announcement of a proposed transaction that ultimately results in a change in control, then the executive will be entitled to the severance and other benefits under the executive’s CIC Agreement, as described above.
Change in Control Definition. For purposes of the CIC Agreements, a change in control is defined as:

•the consummation of an acquisition by any individual, entity or group of 30% or more beneficial ownership of shares of outstanding voting securities of the Company entitled to vote generally in the election of directors;
•a change in the Company’s Board (the “Incumbent Board”) and any new directors as defined in the agreements (“Successor Directors”) appointed to fill interim vacancies or nominated for election by the Company's stockholders in either case pursuant to a vote of at least a majority of the directors then in office who are either Incumbent Directors or Successor Directors, to constitute a majority of the Board of Directors of the Company;
•the consummation of a merger, consolidation, reorganization or similar corporate transaction, or sale of all or substantially all of the Company’s assets other than a business combination in which all or substantially all of the stockholders of the Company receive 50% or more of the stock of the Company resulting from the business combination; or
•the consummation of a transaction or series of transactions approved by the Company’s stockholders that results in the sale or disposition of all or substantially all of the Company’s assets (by way of reinsurance or otherwise) or a complete liquidation or dissolution of the Company.

Restrictive Covenants. Under the CIC Agreements, executives are held to, commencing on the change in control date and (i) continuing for one year after termination of employment, non-solicit and non-compete obligations, (ii) continuing for two years after termination of employment, non-disparagement obligations,

83	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation
and (iii) continuing indefinitely, confidentiality obligations, in each case to the extent enforceable under applicable state law. In addition, an integration clause ensures that the Company will receive the greater of protections set forth in any agreement.

Amounts Previously Earned and Payable Regardless of Termination or Change in Control
The amounts reflected in the Potential Payments Upon Termination or Change in Control Table show payments that the NEOs could only receive in the event of termination or change in control. The amounts reflected below were earned in previous years and were already available to the NEOs through withdrawal or exercise regardless of termination or change in control. These amounts include deferred compensation balances held in the ADC Plan.
The following amount would have been available on December 31, 2022 for withdrawal or exercise by the NEOs regardless of termination or change in control: for Mr. Meier, $1,219,181 from the ADC Plan.
CEO PAY RATIO
To provide the ratio of the total annual compensation of our CEO to the total annual compensation of our median employee in 2024, we used the same median employee who we identified in 2023 since there has been no change in our employee population or compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. We identified the median employee for 2023 by ranking the total cash compensation, including base pay, overtime and cash incentive pay, for all employees, excluding our CEO, who were employed by the Company as of our determination date of October 1, 2023. We used the following methodology, consistently applied across the entire global employee population, to rank our employee population to determine our median employee:

•We included all U.S. and non-U.S. employees, employed on a full-time, part-time or temporary basis such that the calculation covered 13,468 employees as of October 1, 2023.
•Actual base pay during the period October 2, 2022 through October 1, 2023 was used for all participants. No compensation components were annualized.
•We included overtime pay and cash incentive compensation, including shift differentials, referral bonuses, “sign-on” bonuses, and commission incentives paid during the period October 2, 2022 through October 1, 2023.
•For the non-U.S. population, a 12-month average of the monthly exchange rates (October 2022 - September 2023) was used to convert all foreign currency payments to U.S. dollars.
•We did not rely on any other material assumptions, adjustments (such as cost-of-living adjustments) or estimates (such as statistical sampling) with respect to total cash compensation for purposes of employee ranking.

Our median employee was determined to be a full-time, U.S.-based employee. After identifying the median employee, we calculated the annual total compensation for such employee using the same methodology we used for our CEO as set forth in the 2024 Summary Compensation Table found on page 70. For 2024, we estimate that our CEO to median employee pay ratio is 258 to 1, the annual total compensation for the median employee was $53,501 and the annual total compensation for our CEO was $13,777,291.

Our 2024 pay ratio is intended to be a reasonable estimate calculated in a manner consistent with SEC rules. Given the different methodologies that various public companies use to determine their estimates of pay ratio, including the different assumptions, exclusions, estimates and methodologies allowed under the SEC rules, and differing employment and compensation practices among companies, our reported pay ratio may not be comparable to the pay ratio disclosure of other companies.

84	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation
PAY VERSUS PERFORMANCE
The table below sets forth the Company’s Pay versus Performance disclosure:

Year[1]	Summary compensation table total for PEO ($)	Compensation actually paid to PEO[2] ($)	Average summary compensation table total for non-PEO named executive officers ($)	Average compensation actually paid to non-PEO named executive officers[6] ($)	Value of initial fixed $100 investment based on:		Net income ($ in millions)[8]	Adjusted earnings, excluding reportable catastrophes, per diluted share[9] ($)
					Total shareholder return ($)	Peer group total shareholder return[7] ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	13,777,291	25,036,855	4,144,421	6,786,410	168.12	203.43	760.2	20.35
2023	10,331,024	22,374,091	3,102,460	6,115,004	138.75	146.61	642.5	17.13
2022	8,372,281	4,350,001	3,239,523	1,494,888	100.90	130.65	276.6	13.61
2021	11,504,780	13,725,397	3,887,015	4,581,889	123.55	119.57	1,361.8	12.28
2020	11,855,966	12,584,163	3,622,320	3,999,997	106.09	81.72	441.7	10.49

1 The PEOs were as follows: Keith W. Demmings in 2024, 2023 and 2022; and Alan B. Colberg in 2021 and 2020. The NEOs were as follows: Keith R. Meier, Francesca L. Luthi, Biju Nair, and Michael P. Campbell in 2024; Keith R. Meier, Francesca L. Luthi, Robert A. Lonergan, Michael P. Campbell, and Richard S. Dziadzio in 2023; Richard S. Dziadzio, Robert A. Lonergan, Keith R. Meier, and Francesca L. Luthi in 2022; and Richard S. Dziadzio, Gene E. Mergelmeyer, Keith W. Demmings, and Francesca L. Luthi in 2021 and 2020.
2 No awards granted to the PEOs during the period failed to meet vesting conditions. The table below details the adjustments made to the summary compensation table total to calculate the compensation actually paid to the PEO for 2024:

Year	Summary compensation table total for PEO ($)	Stock awards and option awards columns of the summary compensation table ($)	Fair value of equity awards granted in year that remained outstanding and unvested as of year-end ($)[3]	Change in fair value of the equity awards granted before year that are outstanding and unvested as of year-end ($)[4]	Fair value of the awards that were granted and vested in year ($)	Change in fair value of all the equity awards granted before year that vested in year ($)[5]	Aggregate change in pension benefits ($)	Pension “service cost” for year ($)	Compensation actually paid to PEO ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
2024	13,777,291	(8,634,289)	12,528,612	6,957,165	—	408,076	—	—	25,036,855

3     PSU fair value is calculated by taking the current year projected performance adjusted number of shares times the current year closing share price. RSU fair value is calculated by taking the number of shares times the current year closing share price.
4 PSU change in fair value is calculated by taking the current year projected performance adjusted number of shares times the current year closing share price less the prior year projected performance adjusted number of shares times the prior year closing share price. RSU change in fair value is calculated by taking the number of shares times the current year closing share price less the number of shares times the prior year closing share price.
5 PSU change in fair value is calculated by taking the actual number of performance adjusted shares times the vesting date share price less the prior year projected performance adjusted number of shares times the prior year closing share price. RSU change in fair value is calculated by taking the number of shares vested times the vesting date share price less the number of shares times the prior year closing share price.

85	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation
6 No awards granted to the NEOs during the period failed to meet vesting conditions. The table below details the adjustments made to the summary compensation table total for the NEOs to calculate the average compensation actually paid to the NEOs for 2024:

Year	Average summary compensation table total for non-PEO named executive officers ($)	Average stock awards and option awards columns of the summary compensation table ($)	Average fair value of equity awards granted in year that remained outstanding and unvested as of year-end ($)	Average change in fair value of the equity awards granted before year that are outstanding and unvested as of year-end ($)	Average fair value of the awards that were granted and vested in year ($)	Average change in fair value of all the equity awards granted before year that vested in year ($)	Average aggregate change in pension benefits ($)	Average pension “service cost” for year ($)	Average compensation actually paid to non-PEO named executive officers ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
2024	4,144,421	(2,392,902)	3,472,181	1,405,044	—	157,666	—	—	6,786,410

7 Refers to the S&P 500 Multi-Line Insurance Index included in “Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Stock Performance Graph” in the Company’s 2024 Form 10-K.
8 Represents the net income as disclosed in the Company’s audited GAAP financial statements.
9 Represents a non-GAAP measure. A reconciliation of this non-GAAP measure to its most comparable GAAP measure can be found in Appendix A hereto.

The fair value of equity awards is determined in a manner consistent with that disclosed in consolidated financial statements included in the 2024 Form 10-K. The portion of the PSU awards that are earned based on Adjusted earnings, excluding reportable catastrophes, per diluted share are valued at the probable outcome of the performance condition and the Company’s closing share price at each measurement date. The portion of the PSU awards that are earned based on the Company’s TSR relative to the TSR of the S&P 500 Index are valued using a Monte Carlo valuation model at each measurement date. The table below sets out the range of assumptions applied for each measurement date relevant to the Compensation Actually Paid table.

Measurement Date	12/31/2024
Performance factor	1.38 - 1.86
TSR Monte Carlo Assumptions:
Expected volatility	19.26% - 23.56%
Expected remaining term (years)	0.0 - 2.0
Risk free interest rate	4.08% - 4.16%

86	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation

As reflected in our plans, the table below lists the Company’s most important performance measures used to link compensation actually paid (the “CAP”) for our NEOs to Company performance:

Tabular List of Performance Measures[1]
Adjusted earnings, excluding reportable catastrophes, per diluted share
Adjusted EBITDA, excluding reportable catastrophes
Relative TSR
Net earned premiums, fees and other income

The graph below represents the relationship between the CAP of the principal executive officer (the CEO, referred to as “PEO” in this section) and the NEOs with the Company’s TSR and a comparison of the Company’s TSR to the cumulative TSR of the peer group included in its Form 10-K:

1 Certain measures are non-GAAP. A reconciliation of these non-GAAP measures to their most comparable GAAP measures can be found in Appendix A hereto.

CAP Versus TSR 2020-2024
Compensation Actually Paid ($Mil.)
32.0
24.0
16.0
8.0
0.0
Total Shareholder Return per $100
240.00
200.00
160.00
120.00
80.00
40.00
0.00
2020
2021
2022
2023
2024
CAP PEO
Avg. CAP Other NEOs
Co. TSR
Peer TSR

The graph below represents the relationship between the CAP of our PEO and NEOs with the Company’s net income:

87	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation

CAP Versus Net Income 2020-2024
Compensation Actually Paid ($Mil.)
30.0
24.0
18.0
12.0
6.0
0.0
1,600.0
1,200.0
800.0
400.0
—
Net Income in ($Mil.)
2020
2021
2022
2023
2024
CAP PEO
Avg. CAP Other NEOs
Net Income

The graph below represents the relationship between the CAP of our PEO and NEOs with the Company’s Company Selected Measure, Adjusted earnings, excluding reportable catastrophes, per diluted share:

CAP Versus Adjusted EPS 2020-2024
Compensation Actually Paid ($Mil.)
30.0
24.0
18.0
12.0
6.0
0.0
25
20
15
10
5
0
Adjusted Earnings Per Share in ($)
2020
2021
2022
2023
2024
CAP PEO
Avg. CAP Other NEOs
Adjusted EPS

88	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Director Compensation

Director Compensation
The following table sets forth the cash and other compensation earned by or accrued to the non-management members of the Board for all services in all capacities during the fiscal year ended December 31, 2024. Mr. Demmings was not eligible to participate in the Assurant Amended and Restated Directors Compensation Plan (the “Directors Compensation Plan”) and did not receive any compensation for his service as a director.
DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2024

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Paget L. Alves	116,111	160,034				500	276,645
Rajiv Basu	110,000	160,034				750	270,784
J. Braxton Carter	110,000	160,034				200	270,234
Juan N. Cento[3]	43,516	—				240,900	284,416
Harriet Edelman	130,000	160,034				2,000	292,034
Sari Granat	110,000	160,034				500	270,534
Lawrence V. Jackson	135,000	160,034				1,000	296,034
Debra J. Perry	135,000	160,034				3,000	298,034
Ognjen (Ogi) Redzic	110,000	160,034				500	270,534
Paul J. Reilly	140,000	160,034				10,000	310,034
Elaine D. Rosen	323,889	160,034				3,000	486,923
Robert W. Stein[3]	43,516	—				244,650	288,166

1This amount represents services for 2024 only and includes Q1 2024 retainers paid in December 2023.
2The amounts reported in this column are consistent with the grant date fair value of each award computed in accordance with FASB ASC Topic 718. The grant date fair value of the stock awards granted in 2024 equals the amount disclosed in column (c). As of December 31, 2024, each director, except Mr. Basu, Mr. Cento, Ms. Granat, and Mr. Stein held 2,065 unvested RSUs. Ms. Granat held 2,069 unvested RSUs as of December 31, 2024. Mr. Basu held 1,771 unvested RSUs as of December 31, 2024. Messrs. Cento and Stein held no unvested RSUs as of December 31, 2024.
3Messrs. Cento and Stein retired from the Board of Directors on May 23, 2024. Amounts in column (g) include $240,650 of accumulated dividend equivalents on previously deferred RSUs for Messrs. Cento and Stein which were paid to them in 2024 pursuant to their retirement from the Board.

89	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Director Compensation
NARRATIVE TO THE DIRECTOR COMPENSATION TABLE
Fees Earned or Paid in Cash
The Directors Compensation Plan in effect for 2024 provides for an annual retainer for non-management directors of $110,000, payable in cash quarterly. Additional annual retainers were paid under the Directors Compensation Plan to the Chair of the Board and committee Chairs as follows: (i) Chair of the Board: $200,000; (ii) Audit Committee Chair: $30,000; (iii) Compensation and Talent Committee Chair: $25,000; (iv) Finance and Risk Committee Chair: $25,000; (v) Information Technology Committee Chair: $20,000; and (vi) Nominating and Corporate Governance Committee Chair: $20,000.
The Directors Compensation Plan also provides for reimbursement of reasonable travel expenses in connection with attending meetings of our Board and its committees and other Company functions where the director’s attendance is requested by our CEO. A participant may elect to have any cash amounts payable under the Directors Compensation Plan deferred under the ADC Plan. The Company does not make any contributions to, or provide any preferential or above market earnings under, the ADC Plan.
Restricted Stock Unit Awards
In addition to cash compensation, the Directors Compensation Plan provides that each non-employee director will receive, on the date he or she first becomes a director, an initial award of RSUs having an aggregate fair market value on the grant date equal to $160,000. In no event will a director receive an initial award of RSUs if the next annual meeting of our stockholders is within four months of the date he or she becomes a director. On the day following each annual meeting of our stockholders, each non-employee director then in office will receive an annual award of RSUs having a fair market value on the grant date equal to $160,000.
Directors’ awards of RSUs vest in three equal annual installments on each of the first three anniversaries of the grant date. All RSUs vest in full in the event of a change in control (as defined in the ALTEIP) or upon retirement after reaching age 55 and completing at least five consecutive years of service on the Board. Settlement of the shares are deferred until separation from the Board. Quarterly dividend equivalents earned throughout the vesting period on awards granted accumulate and are paid in cash upon separation from the Board.
The maximum number of shares that may be granted to any non-employee director under the ALTEIP in any calendar year is limited to a number that, combined with any cash fees or other compensation, does not exceed $750,000 in total value based on the share value on the date of grant (or $850,000 under extraordinary circumstances as determined by the Board).
All Other Compensation
Directors are eligible to participate in the Assurant Foundation Matching Gifts Program to support charities with U.S.-based Section 501(c)(3) status or equivalent charitable status as recognized in other countries. Generally, the Assurant Foundation matches up to $1,000 annually for charitable contributions made by each director. Additional charitable matching may occur in honor of director retirements.

90	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Equity Compensation Plan Information
Equity Compensation Plan Information

The following table shows aggregate information, as of December 31, 2024, with respect to compensation plans under which equity securities of Assurant are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights[1]	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))[2]
Equity Compensation Plans Approved by Security Holders	1,673,966	—	2,982,942
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	1,673,966	—	2,982,942

1This amount reflects securities to be issued under outstanding awards of RSUs and PSUs as of December 31, 2024. For outstanding awards of PSUs, the amount reflects the number of securities that could be issued if the maximum level of performance is achieved. Assuming achievement of target level performance under outstanding PSUs, the amount in column (a) would be 1,088,460.
2This amount is comprised of 1,931,272 shares of common stock available for issuance under the ESPP and 1,051,670 shares of common stock available for issuance under the ALTEIP.

91	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Transactions with Related Persons
Transactions with Related Persons
TRANSACTIONS WITH RELATED PERSONS
There were no related person transactions in 2024 requiring disclosure under SEC rules and there are no such currently proposed transactions. The Company engages in ordinary course business transactions with certain related persons, or entities in which related persons serve as officers, directors or affiliates, and in which such related persons do not have a direct or indirect material interest. See “Corporate Governance—Director Independence” for a description of certain ordinary course business transactions and relationships with our directors.

REVIEW, APPROVAL AND MONITORING OF TRANSACTIONS WITH RELATED PERSONS

The Nominating and Corporate Governance Committee adopted the Assurant, Inc. Related Person Transactions Policy and Procedures. The policy applies to transactions of at least $120,000 in which the Company is or was to be a participant and in which a related person has a direct or indirect material interest. Generally, related persons are the Company’s directors, executive officers, nominees for director, their immediate family members and beneficial owners of five percent or more of the Company’s outstanding common stock.
Policy
The Company’s policy is to enter into related person transactions only when the Nominating and Corporate Governance Committee determines that such transaction is in, or is not inconsistent with, the interests of the Company and its stockholders.

Procedures
•Related persons must notify the Company’s law department in advance of any potential related person transaction. The Company’s law department also obtains information relating to potential related person transactions through various methods, including annual director and executive officer questionnaires and conflict of interest questionnaires.
•If the law department determines that the proposed transaction is a related person transaction and is not an ordinary course transaction, which have been pre-approved by the Nominating and Corporate Governance Committee (such as certain financial services, including insurance, provided by the Company to a related person and investment management services provided to the Company’s employee benefit plans), it will submit the proposed transaction to the Nominating and Corporate Governance Committee for review at its next meeting. If it is not practicable to wait until then, the Nominating and Corporate Governance Committee may call a special meeting or the Chair of the Nominating and Corporate Governance Committee may consider the proposed transaction and report his or her decision at the next regularly scheduled Nominating and Corporate Governance Committee meeting.
•The Nominating and Corporate Governance Committee will review the facts of all such transactions, including the reasonable prior review for potential conflicts of interest by the Company’s law department, the benefits to the Company, the extent of the related person’s interest in the transaction, any impact on a director’s independence or status as a “non-employee director” and the terms generally available to unrelated third parties under similar circumstances. Any transaction determined to be inconsistent with the interests of the Company and its stockholders is prohibited. The Nominating and Corporate Governance Committee will then either approve or disapprove the entry into

92	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Transactions with Related Persons
such transaction. If advance approval is not feasible, then the transaction will be considered and, if appropriate, ratified at the next Nominating and Corporate Governance Committee meeting.
•No director will participate in any discussion or approval of a transaction in which he or she is a related person.
•If a related person transaction is approved and will be ongoing, the Nominating and Corporate Governance Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related person. Thereafter, the Nominating and Corporate Governance Committee, at least annually, will review and assess the ongoing transaction and determine whether or not it should be permitted to continue.

93	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Security Ownership of Certain Beneficial Owners
Security Ownership of Certain Beneficial Owners

The following table provides, with respect to each person or entity known by Assurant to be the beneficial owner of more than five percent of Assurant’s outstanding common stock as of February 14, 2025, (a) the number of shares of common stock beneficially owned (based solely upon the most recently reported number of shares beneficially owned as of the date the person or entity filed a Schedule 13G with the SEC) and (b) the percentage of all outstanding shares of common stock represented by such ownership as of February 14, 2025 (based upon 50,791,921 shares of common stock outstanding as of that date).

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Class
The Vanguard Group, Inc.[1]	6,806,278	13.4%
BlackRock, Inc.[2]	5,387,911	10.6%
T. Rowe Price Investment Management, Inc.[3]	5,137,922	10.1%
The Bank of New York Mellon Corporation [4]	3,320,590	6.5%

1Information regarding The Vanguard Group, Inc., 100 Vanguard Boulevard, Malvern, Pennsylvania 19355, is based solely upon a Schedule 13G/A filed on February 13, 2024 which indicates beneficial ownership of 6,806,278 shares of common stock as of December 29, 2023. The Vanguard Group, Inc. indicated that it had sole voting power with respect to 0 shares of common stock, shared voting power with respect to 62,312 shares of common stock, sole dispositive power with respect to 6,625,938 shares of common stock and shared dispositive power with respect to 180,340 shares of common stock.
2Information regarding BlackRock, Inc., 50 Hudson Yards, New York, New York 10001, is based solely upon a Schedule 13G/A filed on January 24, 2024 which indicates beneficial ownership of 5,387,911 shares of common stock as of December 31, 2023. BlackRock, Inc. indicated that it had sole voting power with respect to 5,007,687 shares of common stock and sole dispositive power with respect to 5,387,911 shares of common stock. BlackRock, Inc. indicated that it filed this Schedule 13G/A on behalf BlackRock, Inc. and certain of its subsidiaries.
3Information regarding T. Rowe Price Investment Management, Inc., 101 E. Pratt Street, Baltimore, Maryland 21201, is based solely upon a Schedule 13G/A filed on December 9, 2024 which indicates beneficial ownership of 5, 137,922 shares of common stock as of November 30, 2024. T. Rowe Price Investment Management, Inc. indicated that it had sole voting power with respect to 5,128,340 shares of common stock and sole dispositive power with respect to 5,137,922 shares of common stock.
4Information regarding The Bank of New York Mellon Corporation, 240 Greenwich Street, New York, New York 10286, is based solely upon a Schedule 13G/A filed on January 23, 2025 which indicates beneficial ownership of 3,320,590 shares of common stock as of December 31, 2024. The Bank of New York Mellon Corporation indicated that it had sole voting power with respect of 3,182,582 shares of common stock, shared voting power with respect to 2,467 shares of common stock, sole dispositive power with respect to 2,070,108 shares of common stock, and shared dispositive power with respect to 1,250,482 shares of common stock. All of the shares are beneficially owned by The Bank of New York Mellon Corporation and its direct or indirect subsidiaries in their various fiduciary capacities.

94	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Security Ownership of Directors and Executive Officers
Security Ownership of Directors and Executive Officers

The following table provides information concerning the beneficial ownership of common stock as of February 14, 2025 by Assurant’s Chief Executive Officer, Chief Financial Officer, each of Assurant’s other NEOs for 2024, each director and all current directors and executive officers as a group. As of February 14, 2025, we had 50,791,921 shares of common stock outstanding. Except as otherwise indicated and except to the extent that authority is shared by their spouses, all persons listed below have sole voting power and dispositive power with respect to their shares and have beneficial ownership of their shares.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned[1]	Percentage of Class
Keith W. Demmings	68,472	*
Keith R. Meier	23,955	*
Michael P. Campbell	14,890	*
Francesca L. Luthi	7,462	*
Biju Nair	20,708	*
Elaine D. Rosen	24,072	*
Rajiv Basu	411	*
J. Braxton Carter	5,347	*
Harriet Edelman	7,500	*
Sari Granat	1,006	*
Lawrence V. Jackson	23,855	*
Debra J. Perry	7,500	*
Ogi Redzic	4,522	*
Paul J. Reilly	18,541	*
Kevin M. Warren	—	*
		*
All current directors and executive officers as a group (18 persons)	257,723	*

*Less than one percent of class.
1Includes: for Mr. Meier, 787 shares of Common Stock held through the Assurant 401(k) Plan as of December 31, 2024.

For certain NEOs and current executive officers, includes RSUs that will vest (regardless of any delivery delayed in connection with a retirement) on or within 60 days of February 14, 2025 in exchange for the following amounts of common stock: for Mr. Campbell, 3,836 shares; Mr. Demmings, 10,859 shares; for Ms. Luthi, 2,701 shares; for Mr. Meier, 8,004 shares; and for Mr. Nair, 12,032 shares.
For certain directors, includes vested RSUs and RSUs that will vest on or within 60 days of February 14, 2025 in exchange for the following amounts of common stock: 14,107 shares for each of Ms. Rosen and Messrs. Jackson, and Reilly; 7,500 shares for each of Ms. Edelman and Ms. Perry; 4,522 shares for Mr. Redzic; 3,397 shares for Mr. Carter; 1,006 shares for Ms. Granat; and 411 shares for Mr. Basu. The settlement of such shares is deferred until separation from the Board.
RSUs that will vest on or within 60 days of February 14, 2025 in exchange for shares of common stock for all current directors and executive officers as a group totaled 108,180.

95	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Audit Committee Matters
Audit Committee Matters
AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors of the Company operates under a written charter, adopted and reviewed annually by the Audit Committee and the Board. The charter describes in greater detail the full responsibilities of the Audit Committee. Among other things, the Audit Committee assists the Board in its oversight of the integrity of the Company’s quarterly and annual financial statements; the Company’s compliance with legal and regulatory requirements; the independent auditors’ qualifications and independence; and the performance of the Company’s internal audit function and independent auditors. In addition, the Audit Committee reviews the Company’s policies with respect to risk assessment and risk management and coordinates with the Finance and Risk Committee with respect to Board oversight of risk management and global risk management activities. Additional information regarding the Board’s role in risk oversight can be found in the “Corporate Governance” section of this proxy statement.

Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements; for maintaining appropriate accounting and financial reporting processes; for the design and operating effectiveness of the Company’s internal control over financial reporting and related procedures; and for the execution of the Company’s risk management function. In performing its oversight function, the Audit Committee has reviewed and discussed with management the audited consolidated financial statements of the Company as of and for the year ended December 31, 2024 and management’s assessment that the Company maintained effective internal control over financial reporting as of December 31, 2024. Management’s assessment is included in Management’s Annual Report on Internal Control Over Financial Reporting appearing under Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”). In connection with that review, management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that the Company maintained effective internal control over financial reporting as of December 31, 2024. In consultation with management and with input from the Company’s independent registered public accounting firm, the Audit Committee reviews the effectiveness of the internal audit function. In addition, the Audit Committee has reviewed and discussed with management the Company’s policies with respect to risk assessment and risk management, including the guidelines and policies that govern the process by which risk assessment and risk management is undertaken. The Audit Committee meets in periodic executive sessions with each of management, the internal auditor and the independent registered public accounting firm to discuss the results of examinations by the internal auditor and the independent registered public accounting firm, their evaluations of internal controls and the overall quality of the Company’s financial reporting, as well as other matters as appropriate.

PricewaterhouseCoopers LLP (“PwC”) serves as the Company’s independent registered public accounting firm and has served in this role since 2000. Each year, the Audit Committee, in consultation with management and the Company’s head of internal audit, reviews PwC’s performance and considers whether to reappoint PwC, subject to stockholder ratification, to serve as the Company’s independent registered public accounting firm for the current fiscal year. In that review, the Audit Committee considers, among other things, the continued independence of PwC, PwC’s tenure serving the Company, whether PwC’s provision of non-audit services to the Company is compatible with maintaining its independence, and the quality and efficiency of the services provided, as well as the depth of the firm’s and audit team’s expertise and experience in the Company’s industry. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be regular rotation of the independent registered public accounting firm. In addition, the Audit Committee assesses the qualifications and performance of the lead engagement partner and other principal team members of the independent registered public accounting firm, and the Audit Committee and its Chair are involved in the selection of the new lead engagement partner at least every five years or when otherwise required by law. The most recent new lead engagement partner commenced service following the completion of the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2020. The Audit

96	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Audit Committee Matters
Committee is responsible for pre-approving and regularly reviewing all services, fees and terms associated with the Company’s retention of its independent registered public accounting firm.
The Audit Committee has reviewed and discussed with PwC their report and related opinion on the fair presentation of the Company’s consolidated financial statements as of and for the year ended December 31, 2024, as well as the effectiveness of the Company’s internal control over financial reporting as of December 31, 2024. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee also has received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, has discussed with PwC the independence of the firm, has reviewed and discussed with PwC critical audit matters identified by PwC during the audit, and has considered all of the above-referenced communications as well as all audit, audit-related and non-audit services provided by PwC.
On the basis of the review and discussions referred to above, the Audit Committee has recommended to the Board that the audited financial statements be included in the 2024 Form 10-K for filing with the SEC.
Audit Committee
Paul J. Reilly, Chair
Rajiv Basu
J. Braxton Carter
Harriet Edelman

97	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Audit Committee Matters

FEES OF PRINCIPAL ACCOUNTANTS
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of PwC, our independent registered public accounting firm. The Audit Committee is required to pre-approve all audit or non-audit engagements with the independent registered public accounting firm. The Audit Committee has delegated to the Audit Committee Chair the authority to pre-approve audit or non-audit service engagements with the independent registered public accounting firm involving aggregate potential fees of up to $250,000 per engagement. Any such services that are pre-approved by the Chair must then be reported and ratified at the next regularly scheduled Audit Committee meeting.
In approving any non-audit services, the Audit Committee, or its Chair when applicable, considers whether the proposed services are prohibited under current law or regulations. In order to approve the proposed non-audit services, the Audit Committee, or its Chair when applicable, also must be of the opinion that the proposed services, both individually and collectively with all other provided services, will not impair the independence of the independent registered public accounting firm in connection with its audit opinion on the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting. The Audit Committee also receives assurances from the independent registered public accounting firm that the proposed engagement is not a prohibited service under applicable laws and regulations and that the proposed service will not impair the auditors’ independence in connection with its audit opinion on the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting.
The following table sets forth the aggregate fees for PwC for the fiscal years ended December 31, 2024 and 2023:

	2024	2023
Description of Fees[1]	Amounts (in thousands)	Amounts (in thousands)
Audit Fees[2]	$13,822	$14,483
Audit-Related Fees[3]	2,879	2,483
Tax Fees[4]	48	71
All Other Fees[5]	128	22
Total	$16,877	$17,059

1 Fees include out-of-pocket expenses of $185,000 and $176,000 for 2024 and 2023, respectively, which were incurred by PwC and billed to the Company in connection with the respective services.

2 Audit fees include both recurring and non-recurring amounts for professional services rendered for the audit of the Company's consolidated financial statements and effectiveness of its internal controls over financial reporting; subsidiary and statutory audits directly related to the performance of the consolidated audit; subsidiary and statutory audits directly related to statutory and regulatory filings; and review of financial statements included in the Company's Form 10-Q filings.

3 Audit-related fees include both recurring and non-recurring amounts for professional services rendered in connection with control attestation services, benefit plan audits, due diligence services, subsidiary audits that are not directly related to statutory and regulatory filings, consultation on accounting and financial reporting matters, consultation on new accounting standards, information technology pre-implementation services, and other agreed upon procedures.

4 Tax fees include both recurring and nonrecurring permissible professional services rendered, primarily relating to compliance services.

5 All other fees were for permissible professional services rendered in connection with various services unrelated to the above categories.

98	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Incorporation by Reference
Incorporation by Reference
The Compensation and Talent Committee Report and the Audit Committee Report (including the reference to the independence and financial expertise of the Audit Committee members), each contained in this proxy statement, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Assurant under the Exchange Act, except to the extent that we specifically incorporate such information by reference into any of these filings. Any reports or other information referenced herein from our website is not deemed part of or incorporated by reference into this proxy statement.

99	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Annual Report and Form 10-K
Annual Report and Form 10-K
The 2024 annual report to stockholders, which includes the 2024 Form 10-K, accompanies this proxy statement.
Without charge, stockholders may obtain a copy of our 2024 Form 10-K containing the audited consolidated financial statements of Assurant for the fiscal year ended December 31, 2024, as filed with the SEC, without the accompanying exhibits, by writing to Investor Relations, Assurant, Inc., 260 Interstate North Circle SE, Atlanta, GA 30339. A list of exhibits is included in the accompanying 2024 Form 10-K, and exhibits are available from Assurant upon payment to Assurant of the cost of furnishing them. Without charge, copies of our 2024 Form 10-K and accompanying exhibits are also available under the “Investor Relations” section of our website at http://ir.assurant.com.

100	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Additional Annual Meeting Information
Additional Annual Meeting Information
STOCKHOLDER PARTICIPATION IN THE VIRTUAL ANNUAL MEETING
We will follow a virtual meeting format for the Company’s 2025 Annual Meeting of Stockholders. The virtual meeting format allows attendance from any location in the world. Stockholders will have the same rights and opportunities to participate in the virtual Annual Meeting as they would at an in-person meeting. The business of the Annual Meeting will follow the order shown on the agenda on the Annual Meeting website.
Annual Meeting Admission
Because this is a meeting of stockholders, only stockholders as of the record date of March [ ], 2025 are permitted to participate in, vote or ask questions during the Annual Meeting. Visit www.virtualshareholdermeeting.com/AIZ2025 and enter the 16-digit control number that can be found on your proxy card, voting instruction or notice. Online access to the Annual Meeting will open at 7:45 a.m. Eastern Time to allow time for stockholders to become familiar with the virtual platform and address any technical difficulties prior to the start of the Annual Meeting at 8:00 a.m. Eastern Time. If you do not have your control number, you will be able to join the meeting as a guest; however, you will not be able to vote or submit questions during the Annual Meeting. Stockholders should ensure that they have a strong WiFi connection from wherever they intend to participate in the virtual Annual Meeting.

A list of stockholders entitled to vote at the Annual Meeting will be available to stockholders for examination 10 days prior to the Annual Meeting. To review the list of stockholders, please contact Investor Relations at Investor.Relations@assurant.com.

Participating during the Annual Meeting
Once admitted into the virtual Annual Meeting, you will have the opportunity to submit questions in writing during the Annual Meeting. If you have a question, please submit the question in the field provided on the Annual Meeting website. The Chair or the Chief Executive Officer may answer the question directly or invite another representative of the Company to respond. Questions pertinent to meeting matters will be answered during the question and answer portion of the virtual Annual Meeting, as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. No recording of the Annual Meeting is allowed, including audio and video recording. For additional information regarding how to participate in the virtual Annual Meeting, please see the Rules of Procedures that will be posted to the virtual Annual Meeting website on the day of the Annual Meeting.

Voting during the Annual Meeting
While we strongly encourage you to vote your shares prior to the virtual Annual Meeting, stockholders may also vote during the Annual Meeting. If you have already voted your shares, your vote has been received by the Company’s inspector of elections and there is no need to vote again, unless you wish to revoke or change your vote.

Technical Difficulties
If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, you should contact technical support at 844-986-0822 (US) or 303-562-9302 (International).
NOTICE AND ACCESS

The SEC rules allow us to use a “Notice and Access” model to make our proxy statement and other Annual Meeting materials available to you. On April [ ], 2025, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our common stockholders advising them that our proxy

101	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Additional Annual Meeting Information
statement, 2024 annual report to stockholders and voting instructions can be accessed via the Internet as of such date and will also provide a printed or emailed copy of our proxy materials to those stockholders who requested delivery by such methods. You may then access these materials and vote your shares via the Internet or by telephone or you may request that a printed copy of the proxy materials be sent to you. You will not receive a printed copy of the proxy materials unless you request one in the manner described in the Notice. Using the Notice allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials, while providing our stockholders with convenient access to the proxy materials via the Internet.
STOCKHOLDERS SHARING THE SAME ADDRESS
We have adopted a procedure, approved by the SEC, called “householding” whereby stockholders of record who have the same address and last name and receive hard copies of the annual report and proxy statement will receive only one set of materials per household. However, if any stockholder who agreed to householding wishes to receive a separate annual report or proxy statement, he or she may telephone toll-free 1-866-540-7095 or write to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their bank or broker, if they are beneficial holders, or by contacting Broadridge at the address set forth above if they are record holders.
PROXY SOLICITATION
The solicitation of proxies for the Annual Meeting is being made by telephone, Internet and mail. Proxies may be solicited on behalf of the Company by its officers, directors or employees by telephone, in person or by other electronic means without additional compensation. We have retained Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, Connecticut 06902, to assist with the solicitation of proxies for an estimated fee of $14,000 plus reimbursement of expenses. We will bear the cost of the solicitation of proxies and will reimburse brokerage firms and other record holders of shares beneficially owned by others for their reasonable expenses incurred in forwarding solicitation material to beneficial owners of shares.
Any holder of record of common stock may revoke his or her proxy at any time before it is voted by delivering a signed proxy or other written notice of revocation, which is dated later than the initially voted proxy, to the Corporate Secretary of Assurant. Any holder of record of shares of common stock present at the Annual Meeting may also withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting. All shares of common stock represented by properly signed and returned proxies in the accompanying form or those submitted by Internet or telephone, unless revoked, will be voted in accordance with the instructions given thereon. A properly executed proxy without specific voting instructions will be voted as recommended by the Board: FOR each director nominee; FOR proposals two, three, four, five and six; and AGAINST the stockholder proposal (seven), each as described in this proxy statement.
Any stockholder whose shares are held through a broker, bank or other nominee (shares held in street name) will receive instructions from the broker, bank or other nominee that must be followed in order to have his or her shares voted.
SHAREHOLDERS ENTITLED TO VOTE

Only holders of record of common stock at the close of business on March [ ], 2025, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. As of the close of business on that date, [ ] shares of our common stock were outstanding. Holders of common stock will each be entitled to one vote per share of common stock held on that date.

102	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Additional Annual Meeting Information
QUORUM; REQUIRED VOTE
Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting. Pursuant to Assurant’s by-laws and the Delaware General Corporation Law (the “DGCL”), the presence of the holders of shares representing a majority of the outstanding shares of common stock entitled to vote thereon, whether in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under the DGCL, abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum.
The NYSE permits brokers to exercise discretionary voting authority on “routine” matters if the broker has not received specific voting instructions. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025 (proposal two) is the only matter to be voted on at the Annual Meeting as to which brokers will be permitted to vote uninstructed shares. Brokers who do not receive voting instructions from their clients with respect to the director nominations and other proposals will not be able to exercise discretion to vote on those director nominations and proposals and those shares will not be counted as voting for or against the matter or “entitled to vote” on the matter, and will, therefore, have no legal effect on the voting.
We urge stockholders to vote their shares by Internet, telephone or mail.
OTHER MATTERS
The Board knows of no matters to be brought before the Annual Meeting other than those listed in the attached Notice of 2025 Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their best judgment on such matters.

103	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

Stockholder Proposals
Stockholder Proposals and Director Nominations
To be considered for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act for our 2026 annual meeting of stockholders, proposals of stockholders must be received by the Corporate Secretary in writing at Assurant, Inc., 260 Interstate North Circle SE, Atlanta, GA 30339 and via email at corporatesecretary@assurant.com, no later than [ ], 2025 and must comply with the procedures of Rule 14a-8 under the Exchange Act.
Stockholders intending to present business at our 2026 annual meeting of stockholders, but not intending to have the proposal included in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, must comply with the requirements set forth in our by-laws. To bring business before our 2026 annual meeting, a stockholder must submit written notice complying with the by-laws to the Corporate Secretary of Assurant not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no sooner than [ ] and no later than [ ].
Our Board has adopted proxy access, which permits a stockholder or a group of up to 20 stockholders holding 3% or more of our outstanding shares of common stock continuously for at least three years to nominate a number of directors constituting the greater of two directors or 20% of the number of directors on our Board, as set forth in our by-laws. If you wish to propose a nomination pursuant to our proxy access by-law provision, you must deliver a notice to Assurant containing certain information set forth in our by-laws, no earlier than 150 calendar days and no later than 120 calendar days prior to the anniversary of the date that we distributed our proxy statement for the preceding year’s annual meeting. For our 2026 annual meeting of stockholders, we must receive this notice between [ ], 2025 and [ ], 2025. Stockholders should send their notices to the Corporate Secretary at Assurant, Inc., 260 Interstate North Circle SE, Atlanta, GA 30339 and via email at corporatesecretary@assurant.com.

104	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

APPENDIX A
Appendix A: Reconciliation of Non-GAAP Financial Measures
Assurant uses the following non-GAAP financial measures in this proxy statement to analyze the Company’s operating performance. Assurant’s non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Because Assurant’s calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing Assurant’s non-GAAP financial measures to those of other companies.
Assurant uses net operating income, excluding reportable catastrophes (which represents individual catastrophic events that generate losses in excess of $5.0 million, pre-tax, net of reinsurance and client profit sharing adjustments and including reinstatement and other premiums), per diluted share as an important measure of the Company's stockholder value in this proxy statement. Net operating income equals GAAP net income (or net income from continuing operations), excluding net realized losses (gains) on investments and fair value changes to equity securities, non-core operations and restructuring costs related to strategic exit activities, as well as other highly variable or unusual items. Assurant defines this metric as net operating income, excluding reportable catastrophes (each as defined above), plus any dilutive preferred stock dividends, divided by the weighted average diluted shares outstanding. The Company believes this metric provides investors with an important measure of stockholder value because the excluded items do not represent the ongoing operations of the Company, and it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income (or net income from continuing operations) per diluted share, defined as net income (or net income from continuing operations) plus any dilutive preferred stock dividends less net income from non-controlling interests divided by the weighted average number of diluted shares outstanding.

A-1	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

APPENDIX A

(UNAUDITED)			As Originally Reported Twelve Months Ended December 31,	3-Year Cumulative
	Twelve Months Ended December 31,
($ per share)	2023	2022	2021
GAAP net income from continuing operations per diluted share	$11.95	$5.05	$10.03	$27.03
Adjustments, pre-tax:
Net realized losses (gains) on investments and fair value changes to equity securities	1.28	3.28	(2.14)	2.42
COVID-19 direct and incremental expenses	—	0.08	0.17	0.25
Non-core operations	0.94	1.45	0.23	2.62
Restructuring costs	0.64	0.97	0.22	1.83
Loss on extinguishment of debt and other related costs	—	0.02	0.34	0.36
Other Adjustments:
Assurant Health runoff operations	(0.13)	0.01	(0.01)	(0.13)
Acquisition integration expenses	0.01	0.27	0.29	0.57
Foreign exchange related losses	0.58	0.25	0.23	1.06
Gain related to benefit plan activity	(0.45)	(0.33)	(0.27)	(1.05)
Merger and acquisition transaction and other related expenses	0.02	0.25	0.07	0.34
(Benefit) provision for income taxes	(0.50)	(1.18)	0.22	(1.46)
Total adjustments, after-tax	2.39	5.07	(0.65)	6.81
Reportable catastrophes, pre-tax	2.08	3.14	2.59	7.81
Tax impact of reportable catastrophes	(0.44)	(0.66)	(0.55)	(1.65)
Net operating income, excluding reportable catastrophes, per diluted share	$15.98	$12.60	$11.42	$40.00

A-2	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

APPENDIX A

(UNAUDITED)	Twelve Months Ended December 31,			3-Year Cumulative
($ per share)	2024	2023	2022
GAAP net income from continuing operations per diluted share	$14.46	$11.95	$5.05	$31.46
Adjustments, pre-tax:
Net realized losses (gains) on investments and fair value changes to equity securities	1.44	1.28	3.28	6.00
COVID-19 direct and incremental expenses	—	—	0.08	0.08
Non-core operations	0.27	0.94	1.45	2.66
Restructuring costs	0.10	0.64	0.97	1.71
Loss on extinguishment of debt and other related costs	—	—	0.02	0.02
Other Adjustments:
Assurant Health runoff operations	—	(0.13)	0.01	(0.12)
Acquisition integration expenses	—	0.01	0.27	0.28
Foreign exchange related losses	(0.01)	0.58	0.25	0.82
Gain related to benefit plan activity	(0.28)	(0.45)	(0.33)	(1.06)
Merger and acquisition transaction and other related expenses(1)	—	0.02	0.25	0.27
(Benefit) provision for income taxes	(0.38)	(0.50)	(1.18)	(2.06)
Total adjustments, after-tax	1.14	2.39	5.07	8.60
Reportable catastrophes, pre-tax	4.70	2.08	3.14	9.92
Tax impact of reportable catastrophes	(0.99)	(0.44)	(0.66)	(2.09)
Net operating income, excluding reportable catastrophes, per diluted share	$19.31	$15.98	$12.60	$47.89

A-3	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

APPENDIX A
Assurant uses Adjusted EBITDA, excluding reportable catastrophes, as an important measure of the Company’s performance. Assurant defines Adjusted EBITDA, excluding reportable catastrophes, as net income (or net income from continuing operations), excluding net realized losses (gains) on investments and fair value changes to equity securities, non-core operations, interest expense, provision (benefit) for income taxes, depreciation expense, amortization of purchased intangible assets, restructuring costs related to strategic exit activities, as well as other highly variable or unusual items. The Company believes this metric provides investors with an important measure of the Company's operating performance because it excludes items that do not represent the ongoing operations of the Company, and therefore (i) enhances management’s and investors’ ability to analyze the ongoing operations of its businesses and (ii) facilitates comparisons of its operating performance over multiple periods, including because the amortization expense associated with purchased intangible assets may fluctuate from period to period based on the timing, size, nature and number of acquisitions. It also excludes reportable catastrophes (defined above), which can be volatile. Although the Company excludes amortization of purchased intangible assets from Adjusted EBITDA, revenue generated from such intangible assets is included within the revenue in determining Adjusted EBITDA. The comparable GAAP measure is net income (or net income from continuing operations).

(UNAUDITED)	Twelve Months Ended December 31,
2024
GAAP net income	$760.2
Less:
Interest expense	107.0
Provision for income taxes	167.1
Depreciation expense	139.4
Amortization of purchased intangible assets	69.1
Adjustments, pre-tax:
Net realized losses on investments and fair value changes to equity securities	75.8
Gain on extinguishment of debt	—
Non-core operations	14.2
Restructuring costs	5.4
Other Adjustments:
Foreign exchange related losses	(0.8)
Gain related to benefit plan activity	(14.8)
Merger and acquisition transaction and other related expenses	(0.2)
Total other adjustments	(15.8)
Reportable catastrophes	247.0
Adjusted EBITDA, excluding reportable catastrophes	$1,569.4

A-4	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

APPENDIX A
Assurant uses Adjusted earnings, excluding reportable catastrophes, per diluted share as an important measure of the Company’s stockholder value. Assurant defines Adjusted earnings per diluted share as net income (or net income from continuing operations), excluding net realized losses (gains) on investments and fair value changes to equity securities, amortization of purchased intangible assets, non-core operations, restructuring costs related to strategic exit activities, as well as other highly variable or unusual items, plus any dilutive preferred stock dividends, divided by the weighted average diluted shares outstanding. The Company believes this metric provides investors with an important measure of stockholder value because it excludes items that do not represent the ongoing operations of the Company, and therefore (i) enhances management's and investors' ability to analyze the ongoing operations of its businesses and (ii) facilitates comparisons of its operating performance over multiple periods, including because the amortization expense associated with purchased intangible assets may fluctuate from period to period based on the timing, size, nature and number of acquisitions. It also excludes reportable catastrophes (defined above), which can be volatile. Although the Company excludes amortization of purchased intangible assets from Adjusted earnings, revenue generated from such intangible assets is included within the revenue in determining Adjusted earnings. The comparable GAAP measure is net income (or net income from continuing operations) per diluted share (defined above).

(UNAUDITED)	Twelve Months Ended December 31,
	2024	2023	2022	2021	2020
GAAP net income from continuing operations, per diluted share	$14.46	$11.95	$5.05	$10.03	$8.21
Adjustments, pre-tax:
Net realized losses (gains) on investments and fair value changes to equity securities	1.44	1.28	3.28	(2.14)	0.14
Amortization of purchased intangible assets	1.31	1.45	1.27	1.10	0.83
COVID-19 direct and incremental expenses	—	—	0.08	0.17	0.42
Loss on extinguishment of debt	—	—	0.02	0.34	—
Non-core operations	0.27	0.94	1.45	0.23	(0.12)
Restructuring costs	0.10	0.64	0.97	0.22	—
Other Adjustments:
Assurant Health runoff operations	—	(0.13)	0.01	(0.01)	(0.25)
Acquisition integration expenses	—	0.01	0.27	0.29	0.35
Foreign exchange related losses	(0.01)	0.58	0.25	0.23	0.18
Gain related to benefit plan activity	(0.28)	(0.45)	(0.33)	(0.27)	(0.25)
Merger and acquisition transaction and other related expenses(1)	—	0.02	0.25	0.07	0.27
Benefit for income taxes	(0.65)	(0.80)	(1.44)	(0.02)	(0.19)
Total adjustments, after-tax	2.18	3.54	6.08	0.21	0.05
Reportable catastrophes, pre-tax	4.70	2.08	3.14	2.59	2.83
Tax impact of reportable catastrophes	(0.99)	(0.44)	(0.66)	(0.55)	(0.60)
Adjusted earnings, excluding reportable catastrophes, per diluted share	$20.35	$17.13	$13.61	$12.28	$10.49
(1)2020 includes amounts previously reported as "change in fair value of derivative investment and other expenses related to merger and acquisition activities", "amortization of deferred gains on disposal of businesses" and "current expected credit losses for businesses in runoff".

A-5	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

APPENDIX B
Appendix B: Amended and Restated Certificate of Incorporation and By-Laws for Stockholders’ Right to Call Special Meetings of Stockholders (in relevant part)

(a) Amended and Restated Certificate of Incorporation

EIGHTH: Any action required or permitted to be taken by the holders of the Common Stock of the corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Notwithstanding this Article EIGHTH, the holders of any series of Preferred Stock of the corporation shall be entitled to take action by written consent to such extent, if any, as may be provided in the terms of such series. ~~Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, the Class B Common Stock or the Class C Common Stock, special meetings of stockholders of the corporation may be called only by the Chief Executive Officer of the corporation or by the Board of Directors pursuant to a resolution approved by the Board of Directors.~~

(b) Amended and Restated By-laws

Article I Section 2.

(A)Except as otherwise required by law, and subject to the rights of the holders of any series of Preferred Stock, ~~the Class B Common Stock or the Class C Common Stock,~~ special meetings of stockholders of the corporation may be called only (i) by the Chief Executive Officer of the corporation or by or at the direction of the Board of Directors pursuant to a resolution approved by the Board of Directors. , or (ii) upon the written request delivered to the Secretary of the corporation both at the principal executive office of the corporation and by email to corporatesecretary@assurant.com, signed and dated by one or more stockholders of record, or beneficial owners, if any, of the corporation (the “Requesting Stockholders”) who own not less than 25% of the voting power of the outstanding shares of common stock of the corporation entitled to vote on each of the matters proposed to be considered at such special meeting (the “Requisite Percentage”) and who have complied with all respects of this Section 2. Except as otherwise required by law, notice of the special meeting shall be given in accordance with Section 3 of this Article I. Subject to these By-Laws, any special meeting shall be held on such date, and at such time and place, if any, within or without the State of Delaware as may be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that special meetings of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance the DGCL.

(B) To be in proper form, any request or requests for a special meeting pursuant to Section 2(A)(ii) above (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”) (i) must be delivered in accordance with Section 2 (A)(ii) by one or more Requesting Stockholders who (a) at the time each Special Meeting Request is delivered, own or are acting on behalf of persons who own, the Requisite Percentage; (b) shall not revoke such Special Meeting Request prior to the date of the special meeting; and (c) shall continue to own not less than the Requisite Percentage through the date of the special meeting; (ii) must provide a statement of the specific purpose or purposes of the special meeting, the matter(s) proposed to be acted on at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Stockholder; (iii) must contain such information and representations required by these By-Laws as though such Requesting Stockholders are intending to nominate a candidate for director or propose other business to be brought before an annual meeting of stockholders pursuant to Section 11(A) of this Article I; and (iv) must contain (a)

B-1	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

APPENDIX B
an agreement by the Requesting Stockholders to notify the corporation promptly in the event of any disposition of shares of common stock of the corporation owned by the Requesting Stockholders following the date of the Special Meeting Request and (b) an acknowledgement that any such disposition prior to the date of the special meeting shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied.

In determining whether a request for a special meeting has been properly made in accordance with Section 2(A)(ii), multiple Special Meeting Requests delivered to the Secretary of the corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matter(s) proposed to be acted on at such meeting (which, if such purpose is the removal of directors, will mean that the exact same person or persons are proposed for removal in each relevant Special Meeting Request), and in each case, as determined by the Board of Directors in accordance with the directors’ fiduciary duties, and (ii) such Special Meeting Requests have been delivered to, and received by, the Secretary of the corporation no later than the close of business on the tenth day following the earliest dated Special Meeting Request (whether or not such earliest dated Special Meeting Request later is revoked). Any Requesting Stockholder may revoke their Special Meeting Request at any time prior to the date of the special meeting by written revocation to the Secretary of the corporation delivered to, and received by, the Secretary of the corporation both at the principal executive office of the corporation and by email to corporatesecretary@assurant.com. If, following such revocation there are unrevoked requests from Requesting Stockholders holding in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting. If none of the Requesting Stockholders who submitted a Special Meeting Request appears or sends a duly authorized representative to present the business proposed to be conducted at the special meeting, the corporation need not present such business for a vote at such special meeting, notwithstanding that proxies in respect of such matter may have been received by the corporation.

For purposes of this Section 2, the terms “owned,” “owning” and other variations of the word “own” shall have the meaning set forth in Article II, Section 10(c) of these By-Laws.

(C) The Secretary of the corporation shall not be required to call a special meeting pursuant to Section 2(A)(ii) if, in the determination of the Board of Directors made in accordance with the directors’ fiduciary duties, (i) the Special Meeting Request does not comply with these By-Laws; (ii) the matter(s) set forth in the Special Meeting Request, relates to an item of business that is not a proper matter for stockholder action under the DGCL; (iii) the Special Meeting Request is received by the Secretary of the corporation during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of the close of business (x) on the date of the next annual meeting and (y) thirty days after the first anniversary of the date of the previous meeting; (iv) an identical or substantially similar item of business, as determined by the Board of Directors in accordance with the directors’ fiduciary duties (a “Similar Item”), other than the election of directors, was presented at a meeting of stockholders held not more than twelve months before the Special Meeting Request is received by the Secretary of the corporation; (v) a Similar Item was presented at a meeting of stockholders held not more than 90 days before the Special Meeting Request is received by the Secretary of the corporation; (vi) a Similar Item is included in the corporation’s notice of meeting as an item of business to be brought before an annual meeting or special meeting that has been called but not yet held or that is called for 120 days after the Special Meeting Request is received by the Secretary of the corporation; or (vii) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law. For purposes of this Section 2(C), the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the nomination,

B-2	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

APPENDIX B
election or removal of directors, changing the size of the Board and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.

(D) A special meeting called pursuant to Section 2(A)(ii) shall be held at such date, time and place, if any, as may be fixed by the Board of Directors in accordance with these By-Laws, provided, however, that the special meeting shall not be held more than 120 days after receipt by the corporation of a valid Special Meeting Request. In fixing a date and time for any Stockholder Requested Special Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matter(s) to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. Each Requesting Stockholder is required to (i) update and supplement the Special Meeting Request delivered pursuant to Section 2(B), if necessary so that it is true and correct as of the record date for the special meeting, not later than ten days following the later of the record date for the meeting day or the date notice of the record date is first publicly disclosed, (ii) update and supplement the Special Meeting Request delivered pursuant to Section 2(B) in accordance with the requirements under Section 11(A) of this Article I as if such requirements applies herein mutatis mutandis and (ii) promptly provide any other information reasonably requested by the corporation. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 2(A) shall not limit the corporation's rights with respect to any deficiencies in any request provided by a stockholder, extend any applicable deadlines under these By-Laws or enable or be deemed to permit a stockholder who has previously submitted a request under these By-Laws to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before the special meeting of stockholders.

(E) To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors. Business transacted at any special meeting as a result of a valid Special Meeting Request shall be limited to (x) the purpose(s) stated in the Special Meeting Request(s) received from the Requisite Percentage of Requesting Stockholders and (y) any additional matters the Board of Directors determines to include in the corporation’s notice of the special meeting. Except as otherwise provided by the DGCL, the Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) or these By-Laws, the Chair of the special meeting shall have the power and authority, subject to the supervision of the Board of Directors, to determine whether any business proposed to be brought before a special meeting was proposed in accordance with the foregoing procedures. No business shall be conducted at a special meeting of stockholders except in accordance with this Section 2 or as required by the DGCL.

B-3	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

APPENDIX C
Appendix C: Amended and Restated Certificate of Incorporation to Limit Liability of Officers (in relevant part)

SIXTH: Except as otherwise provided by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, no director or officer of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer to the fullest extent permitted by law. Any repeal or modification of this Article SIXTH by the stockholders of the corporation shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or modification. Solely for purposes of this Article SIXTH, “officer” has the meaning determined in accordance with Section 102(b)(7) of the General Corporation Law of the State of Delaware.

C-1	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

APPENDIX D
Appendix D: Amended and Restated Certificate of Incorporation Reflecting Other Miscellaneous Changes (in relevant part)

FOURTH: (1) The total number of shares of all classes of stock which the corporation shall have authority to issue is ~~1,000,550,002~~ 1,000,000,000, consisting of (a) 200,000,000 shares of Preferred Stock, par value $1.00 per share (“Preferred Stock”)~~,~~ and (b) 800,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”)~~, (c) 150,001 shares of Class B Common Stock, par value $0.01 per share (“Class B Common Stock”) and (d) 400,001 shares of Class C Common Stock, par value $0.01 per share (“Class C Common Stock”)~~.

(2) The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, the designation of each series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and fix the voting power, full or limited or no voting power, the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. ~~The Series B Preferred Stock and the Series C Preferred Stock shall have the designations, rights and preferences set forth on Schedule 1 attached hereto and Schedule 2 attached hereto, respectively, which are hereby incorporated by reference herein.~~

(3) (a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that to the fullest extent permitted by law, holders of Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on, any amendment to this ~~Amended and~~ Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock, ~~the Class B Common Stock or the Class C Common Stock~~ if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series or classes, to vote thereon pursuant to this ~~Amended and~~ Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the General Corporation Law of the State of Delaware.

(b) Except as otherwise required by law, holders of a series of Preferred Stock, ~~the Class B Common Stock or the Class C Common Stock,~~ as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this ~~Amended and~~ Restated Certificate of Incorporation (including any certificate of designations relating to such series or class of stock).
(c) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock, ~~the Class B Common Stock or the Class C Common Stock~~ or any other class or series of stock having a preference over or the right to participate with the Common Stock, with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors in its discretion shall determine.

(d) Upon the dissolution, liquidation or winding up of the corporation, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock, ~~the Class B Common Stock or the Class C Common Stock~~ or any other class or series of stock having a preference over or the right to participate with the Common Stock, with respect to the distribution of assets of the corporation upon such dissolution, liquidation or winding up of the corporation, the holders of the Common Stock, as such, shall be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

D-1	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

APPENDIX D
~~(4) The Class B Common Stock and the Class C Common Stock shall have the powers, preferences, rights, qualifications, limitations and restrictions set forth on Schedule 3 attached hereto and Schedule 4 attached hereto, respectively, which are hereby incorporated herein by reference. Upon conversion of all shares of Class B Common Stock and all shares of Class C Common Stock into Common Stock, all such shares of Class B Common Stock and Class C Common Stock shall be retired and become authorized but unissued shares of Class B Common Stock and Class C Common Stock, as applicable, but such shares may not be reissued.~~

SEVENTH: (1) The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors with the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors.

~~Beginning with the 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”), the~~ The directors of the corporation shall be elected annually at each Annual Meeting of Stockholders of the corporation, to hold office for a term of one year or until their respective successors are elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. ~~Upon the effectiveness of this Amended and Restated Certificate of Incorporation under the General Corporation Law of the State of Delaware, the directors of the corporation shall no longer be divided into classes. The term of office of each director whose term of office does not expire at the 2011 Annual Meeting shall nonetheless expire at the 2011 Annual Meeting, such that the directors elected at the 2011 Annual Meeting shall commence their term of office for a term expiring at the next Annual Meeting of Stockholders, with each such director to hold office until his or her successor shall have been duly elected and qualified.~~ The directors of the corporation need not be elected by written ballot unless the By-Laws of the corporation shall so provide.

Any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

(2) Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the corporation~~, the Class B Common Stock or the Class C Common Stock~~ shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto.

D-2	Notice of 2025 Annual Meeting of Stockholders and Proxy Statement

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May [ ], 2025 for shares held directly and by 11:59 p.m. Eastern Time on May [ ], 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ASSURANT, INC. 260 Interstate North Circle SE Atlanta, GA 30339	During The Meeting- Go to www.virtualshareholdermeeting.com/AIZ2025

You may attend the meeting via the Internet and vote during the meeting. Have available the information that is printed in the box marked by the arrow and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs as well as the environmental impact of mailing proxy materials, we encourage you to consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May [ ], 2025 for shares held directly and by 11:59 p.m. Eastern Time on May [ ], 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Assurant, Inc.

The Board of Directors recommends you to vote FOR the following:
1.	Election of Directors:
						The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5, and 6.
	Nominees	For	Against	Abstain			For	Against	Abstain

1a.	Elaine D. Rosen	☐	☐	☐	2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Assurant’s independent registered public accounting firm for fiscal 2025.	☐	☐	☐

1b.	Rajiv Basu	☐	☐	☐	3.	Advisory approval of the 2024 compensation of the Company’s named executive officers.	☐	☐	☐

1c.	J. Braxton Carter	☐	☐	☐	4.	Approval of an amendment to the Charter to enable adoption of a stockholders’ right to call a special meeting of stockholders.	☐	☐	☐

1d.	Keith W. Demmings	☐	☐	☐	5.	Approval of an amendment to the Charter to limit liability of officers as permitted by law.	☐	☐	☐

1e.	Harriet Edelman	☐	☐	☐	6.	Approval of amendments to the Charter to implement other miscellaneous changes.	☐	☐	☐

1f.	Sari Granat	☐	☐	☐

1g.	Debra J. Perry	☐	☐	☐		The Board of Directors recommends you vote AGAINST proposal 7.

1h.	Ognjen (Ogi) Redzic	☐	☐	☐	7.	Stockholder proposal entitled: “Give Shareholders the Ability to Call for a Special Shareholder Meeting”	☐	☐	☐

1i.	Paul J. Reilly	☐	☐	☐

1j.	Kevin M. Warren	☐	☐	☐		NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
							Yes	No
						Please indicate if you plan to attend this meeting.	☐	☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)						Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2025 Notice and Proxy Statement and 2024 Annual Report are available at www.proxyvote.com.

E60628-P17817

ASSURANT, INC. Annual Meeting of Stockholders May [ ], 2025 8:00 AM ET This proxy is solicited by the Board of Directors

The stockholders hereby appoint Jay Rosenblum and Mariana Wisk, and each of them acting individually, as proxies, each with the power to appoint his or her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ASSURANT, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. Eastern Time on May [ ], 2025, virtually at www.virtualshareholdermeeting.com/AIZ2025, and any such adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each director nominee, FOR Proposals Two, Three, Four, Five and Six, AGAINST Proposal Seven, and in the discretion of the proxies on any other matter that may properly come before the Annual Meeting.

Continued and to be signed on reverse side